Exhibit 10.8

Execution Copy

LEASE

From

ARSENAL YARDS HOLDING LLC

Landlord

To

KYMERA THERAPEUTICS, INC.

Tenant

Yardworks

425 Arsenal Street, Watertown, Massachusetts

i

ARTICLE 9: USE OF PREMISES		28
9.01.	Permitted Uses	28
9.02.	Indemnification	28
9.03.	Compliance With Legal Requirements and Title Matters	29
9.04.	Hazardous Substances	30
9.05.	Signs	33
9.06.	Landlord’s Access	33
9.07.	Landlord’s Rules and Regulations	34
9.08.	Compliance With Insurance Requirements	34
9.09.	Floor Load; Heavy Machinery	34
9.10.	LEED/Energy Conservation Measures	35
9.11.	Emergency Generator	36
9.12.	Rooftop Rights	37
ARTICLE 10: CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY		38
10.01.	Existing Conditions	38
10.02.	No Landlord Liability	38
10.03.	Landlord’s Repair and Maintenance Obligations	38
10.04.	Tenant’s Obligations	39
	10.04(a) Repair and Maintenance	39
	10.04(b) Landlord’s Right to Cure	40
10.05.	Tenant Work	40
	10.05(a) General	40
	10.05(b) Construction Documents	41
	10.05(c) Performance	42
	10.05(d) Payment	43
	10.05(e) Other	43
	10.05(f) Removal at Conclusion of Term	44
	10.05(g) Initial Tenant Work	44
10.06.	Condition Upon Termination	44
10.07.	Decommissioning of the Premises	45
ARTICLE 11: DAMAGE OR DESTRUCTION; CONDEMNATION		46
11.01.	Damage or Destruction of Premises	46
11.02.	Right to Terminate in Event of Casualty	47
11.03.	Termination in Event of Taking	47
11.04.	Landlord Reserves Award	48
11.05.	Abatement of Rent	48
11.06.	Risk of Loss	48
ARTICLE 12: ASSIGNMENT AND SUBLETTING		48
12.01.	Landlord’s Consent Required	48
12.02.	Terms	49
12.03.	Related Party Transfers	49
12.04.	Procedures	49
12.05.	Excess Rents	49
12.06.	No Release	50
ARTICLE 13: EVENTS OF DEFAULT AND REMEDIES		50
13.01.	Events of Default	50
13.02.	Remedies for Default	52
	13.02(a) Reletting Expenses Damages	52
	13.02(b) Termination Damages	53
	13.02(c) Lump Sum Liquidated Damages	53
	13.02(d) Remedies Cumulative; Late Performance	53
	13.02(e) Landlord’s Curing	53

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ARTICLE 14: SECURITY DEPOSIT		54
ARTICLE 14: SECURITY DEPOSIT		55
15.01.	Rights of Mortgage Holders	56
15.02.	Subordination of Lease	56
15.03.	Mortgagee’s Consent and Right to Cure Defaults	57
15.04.	Estoppel Certificates	57
15.06.	Financial Condition	58
ARTICLE 16: MISCELLANEOUS PROVISIONS		58
16.01.	Landlord’s Consent Fees	58
16.02.	Landlord’s Default	58
16.03.	Quiet Enjoyment	59
16.04.	Interpretation	59
16.05.	Notices	59
16.06.	No Recordation	59
16.07.	Corporate Authority	59
16.08.	Joint and Several Liability	60
16.09.	Force Majeure	60
16.10.	No Warranties; Limitation of Landlord’s Liability	60
	16.10(a) No Warranties	60
	16.10(b) Limitation On Landlord’s Liability	60
16.11.	No Brokers	61
16.12.	No Waiver; Accord and Satisfaction	61
16.13.	Applicable Law and Construction	61
16.14.	Waiver of Trial by Jury	62
16.15.	No Representations or Inducements	62
16.16.	No Surrender	62
16.17.	Arbitration	63
	16.17(a.) Initial Construction Disputes	63
	16.17(b) Arbitration Procedures	63
16.18.	REIT/UBTI	64
16.19.	Patriot Act	64

iii

LEASE

ARTICLE 1: BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below. Other terms are defined throughout this Lease and indexed on Schedule 1 attached hereto and made a part hereof.

Date of Lease:	As of August 15, 2019

Landlord:	Arsenal Yards Holding LLC,
a Delaware limited liability company

Original Address of Landlord:	c/o Boylston Properties
800 Boylston Street, Suite 1390
Boston, Massachusetts 02199
Attention: Mark A. Deschenes

With copies to:

c/o The Wilder Companies, Ltd.
800 Boylston Street, Suite 1300
Boston, Massachusetts 02199
Attn: Andrew T. Larea

And to:

Sherin and Lodgen, LLP
101 Federal Street
Boston Massachusetts 02110
Attention: Peter Friedenberg, Esq.

Tenant:	Kymera Therapeutics, Inc.,
a Delaware corporation

Original Address of Tenant:	300 Technology Square, 2d Floor
Cambridge, Massachusetts 02139
Attention: Edward Freedman

With a copy to:

Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, MA 02210
Attention: Jeffrey K. Ganguly

Guarantor:	N/A

Development:	The mixed-use development commonly known as “Arsenal Yards”

Address of Development:	485 Arsenal Street
Watertown, Massachusetts 02472

Building:	The building shown as “Building A” on Exhibit A attached hereto (the “Building”), constructed within the Development on a parcel of land (the “Land”) which is more particularly described on Exhibit A-1 attached hereto.

Unit:	Primary Unit Building A – Office (or such other name given to such unit by Landlord), to be constructed within the Building, which will contain approximately 108,818 rentable square feet on the first floor, second floor and mezzanine.

Premises:	Approximately 34,522 rentable square feet on the first and second floors and the mezzanine level of the Unit, as shown on Exhibit B attached hereto, as measured in accordance with the provisions of Section 2.01 (f).

Tenant’s Percentage Share:	31.72%. See Section 5.02.

Rent Commencement Date:	The day which is six (6) months after the date on which Landlord’s “Base Building Work” (except for “LL Post-Delivery” items) is “Substantially Completed” (or is deemed to be “Substantially Completed”) (as such terms are defined in the Work Letter) pursuant to the provisions of the Work Letter.

Term:

Initial Term:	The period commencing on the Rent Commencement Date and expiring on the day (“Termination Date”) which is ten (10) years after the Rent Commencement Date.

Extension Term:	One (1) extension term of five (5) Lease Years. See Section 3.03(a).

Lease Year:	The first Lease Year begins at 12:01 a.m. on the Rent Commencement Date and ends at 11:59 p.m. on the day before the first anniversary of the Rent Commencement Date. Each subsequent Lease Year is a period of twelve (12) full calendar months commencing at 12:01 a.m. on the day after the expiration of the preceding Lease Year.

Estimated Base Building Delivery Date:	October 1, 2019

Permitted Uses:	General office, laboratory, research and development, and any other lawful use, all to the extent permitted under the Watertown Zoning Ordinance as in effect from time to time.

Landlord’s Broker:	Cushman & Wakefield

Tenant’s Broker:	Newmark Knight Frank

Security Deposit:	Letter of Credit in the amount of One Million Four Hundred Ninety-Three Thousand Seventy-Six ($1,493,076.00) Dollars

Parking Rights:	See Section 2.02.

Base Rent:

Initial Term:	The following amounts:

	Rate per	Monthly	Annual
Period	rentable s.f.	Amount	Amount
Lease Year 1	$71.00	$204,255.17	$2,451,062.00
Lease Year 2	$73.13	$210,382.82	$2,524,593.86
Lease Year 3	$75.32	$216,694.31	$2,600,331.68
Lease Year 4	$77.58	$223,195.14	$2,678,341.63
Lease Year 5	$79.91	$229,890.99	$2,758,691.87
Lease Year 6	$82.31	$236,787.72	$2,841,452.63
Lease Year 7	$84.78	$243,891.35	$2,926,696.21
Lease Year 8	$87.32	$251,208.09	$3,014,497.10
Lease Year 9	$89.94	$258,744.33	$3,104,932.01
Lease Year 10	$92.64	$266,506.66	$3,198,079.97

Extension Term:	Fair Market Rent (as defined in Section 3.03(b).

Initial Tenant Work:	As set forth in Exhibit C attached hereto.

Base Building Work:	As set forth in Exhibit C attached hereto.

Exhibits:	Schedule 1:	Index of Defined Terms
	Exhibit A (Art 1):	Plan showing Development, Building and the Unit
	Exhibit A-1 (Art. 1):	Legal Description of the Land
	Exhibit A-2 (Sec. 2.02(c)):	Plan Showing Location of Designated Parking Spaces
	Exhibit B (Art. 1):	Unit Floor Plan showing the Premises and the Offer Space
	Exhibit C (Sec. 3.01):	Work Letter
	Exhibit C-1 (Sec. 2.01(e)):	List of Base Building Plans and Specifications
	Exhibit C-2:	Tenant’s Test-Fit Plan
	Exhibit C-3:	Lab Shell Specifications Tenant/ Landlord Matrix of Responsibility
	Exhibit D (Sec. 2.01(e)):	Title Matters
	Exhibit E (Sec. 6.02):	Cleaning Specification for Common Areas and Landlord Services
	Exhibit F (Sec. 6.02):	Shuttle Service
	Exhibit G (Sec. 9.07):	Rules and Regulations
	Exhibit H:	Intentionally Deleted
	Exhibit I (Sec. 10.05(b)):	Construction Documents Requirements
	Exhibit J (Sec. 10.05(c)):	Tenant Work Insurance Schedule
	Exhibit K (Sec. 9.10):	LEED Requirements
	Exhibit L (Sec. 15.02):	Form of SNDA
	Exhibit M (Sec. 15.04):	Form of Estoppel Certificate
	Exhibit N (Sec. 16.06):	Form of Notice of Lease

ARTICLE 2: PREMISES; APPURTENANT RIGHTS; COMMON AREAS; PARKING; CHANGES TO DEVELOPMENT

2.01. Lease of Premises; Appurtenant Rights.

(a)     General. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term. The Premises will be located in the Unit within the Building. The Land and the Building are shown on the preliminary site plan attached hereto as Exhibit A (provided, however, that the site plan and any other applicable exhibit (including Exhibit A-1) is attached hereto merely to identify the location of the Premises and the initial boundaries of the Development and not the identities of any actual tenants or occupants of the Development, and nothing contained therein or in this Lease shall obligate Landlord to construct any buildings or other improvements shown on said site plan, other than the Premises). Subject to Landlord’s Rules and Regulations and the provisions of this Lease, Tenant shall have access to the Premises, the parking areas serving the Premises, and the Common Areas necessary for Tenant’s use of, or access to and egress from, the Premises 24 hours a day, 7 days a week; provided, however, that in times of emergency as determined by Landlord, Landlord shall have the right to limit access to the Building by Tenant and all other tenants, provided that any such limits on access shall cease as soon as the emergency is resolved. For purposes of this Lease, an “emergency” shall mean an event, such as a natural disaster, fire or act of terrorism, not within the reasonable control of either party hereto, that poses an immediate threat to life or property (including the Development).

(b)     Exclusions. The Premises exclude the perimeter walls thereof (other than the inner surfaces thereof), as well as all Common Areas, including the common stairways and stairwells, entranceways and the main lobby, elevators and elevator wells, fan rooms, roofs, off-floor electric and off-floor telephone closets, freight elevators, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building or the Development (exclusively or in common) and other common areas and facilities from time to time designated as such by Landlord. The Premises also exclude the common corridors, elevator lobby, and common toilets, as well as common on-floor electric, telephone and janitor closets, located within the Unit.

(c)     Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, the right to use in common with others, and subject to Landlord’s Rules and Regulations: (a) the Common Areas and the common facilities of the Building, including the common loading docks, lobbies, hallways, stairways and elevators of the Building serving the Premises in common with other portions of the Building, and other Building amenities, and (b) the common corridors, elevator lobby, and common toilets, as well as common on-floor electric, telephone and janitor closets, located within the Unit.

(d)     Reservations. In addition to other rights reserved herein or by law, Landlord reserves the right from time to time, without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, provided that Landlord shall provide at least forty-eight (48) hours prior notice to Tenant (except in the case of an emergency, in which case notice shall be provided as soon as reasonably practicable) and shall use commercially reasonable efforts to avoid (except in emergency) interruption of Tenant’s use and access to the Premises: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, chases, shafts, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Premises or the Building or elsewhere in the Development; (ii) to alter, eliminate or relocate any common area or facility of the Building or the Unit, including the lobbies and entrances; and (iii) to grant easements and other rights with respect to the Development; provided that (a) to the maximum extent practicable, no such installations, replacements or relocations in the Premises shall be placed below ceiling surfaces, above floor surfaces or to the inside of perimeter walls, (b) Tenant’s use of and access to the Premises, the Common Areas and its parking spaces shall not be adversely impacted by any such additions, alterations, improvements, repairs, installations, replacements, eliminations or relocations, and (c) all such work necessitating entry into the Premises shall be subject to the provisions of Section 9.06. Landlord shall have the exclusive rights: to use all or any part of the roof of the Building for any purpose, and to erect, in connection with repairs, maintenance or replacements with respect to the Building, temporary scaffolds and other aids to construction on the exterior of the Building, provided that access to the Premises shall not be denied thereby. Landlord may also make any use it desires of the side or rear walls of the Building, provided that such use shall not encroach on the interior of the Premises or materially interfere with Tenant’s access to the Premises.

(e)     Condominium; Title Matters. Tenant acknowledges and confirms that the Premises will be subject to and benefitted by:

(i)     That certain Amended and Restated Master Deed of the Arsenal Condominium recorded in the Middlesex South District Registry of Deeds (the “Registry”) in Book 71113, Page 277, as the same may be amended from time to time (the “Primary Condominium Master Deed”); and

(ii)     That certain Declaration of Trust of Arsenal Yards Primary Condominium Trust recorded in the Registry in Book 71113, Page 410, as the same may be amended from time to time (the “Primary Condominium Trust”).

The Primary Condominium Master Deed has created the Arsenal Yards Primary Condominium (the “Primary Condominium”), which consists of several primary condominium units (collectively, the “Primary Units” and individually, a “Primary Unit”), as well as common elements and limited common elements as described therein. The Premises will be a portion of the Unit. The Primary Condominium Trust is the organization of holders of fee simple title to the Primary Units (the “Primary Unit Owners”) formed to manage and regulate the Primary Condominium. The affairs of the Primary Condominium are, or will be, governed by the Primary Board of Trustees (the “Primary Board”), all as will be set forth in the Primary Condominium Master Deed and the Primary Condominium Trust. The Primary Condominium Master Deed and the Primary Condominium Trust and all Plans (defined in the Condominium Documents) related thereto, all as the same may be amended, are herein collectively referred to as the “Condominium Documents”. Landlord agrees that it shall diligently enforce all of its rights under the Condominium Documents with respect to the Unit and the Premises throughout the Term of this Lease, including any extensions thereof.

Further, this Lease and Tenant’s rights hereunder are subject to and benefitted by all matters of record, including without limitation those set forth on Exhibit D attached hereto and incorporated herein by reference, and all permits and approvals affecting the Premises or Development, all as the same may be amended from time to time (collectively, the “Title Matters”). Landlord covenants that Landlord shall not enter into any modification, alteration or amendment of, the Condominium Documents or Title Matters (except for amendments pursuant to Supplemental Declarations (defined in the Condominium Documents) to implement Development Rights and Special Declarant Rights (both as defined in the Condominium Documents)), which would reduce the scope of the items that comprise the Permitted Use or otherwise materially interfere with Tenant’s use of or access to the Premises or the parking rights granted to Tenant under this Lease.   . Landlord shall vote the percentage interest applicable to the Unit and any and all other Primary Units owned by Landlord in a manner consistent with the immediately preceding sentence.

(f)    Measurement. The total rentable area of the Premises set forth in Article 1 has been determined by (i) measuring the usable area of the same based on the proposed location of the demising walls of the Premises as shown on Exhibit B attached hereto, using the BOMA International Standard Method of Measurement for Office Buildings (ANSI/BOMA Z65.1-2010) (the “Measurement Standard”), and (ii) applying an add-on factor of 19.0% thereto. To the extent to which Landlord, in the exercise of its reserved rights pursuant to Section 2.0l(e), constructs or installs any chase, shaft or similar enclosures within the Premises for the exclusive use of other tenants, or grants to Tenant exclusive rights to use any portion of the Building situated outside the boundaries of the Premises, such areas shall be excluded or included in the Premises (as the case may be) and Landlord shall cause its architect to measure such areas and either add them or subtract them (in each case together with a 19.0% add-on factor) to or from the total rentable area of the Premises as otherwise determined in accordance with the provisions of this Lease. If the rentable area changes on account of the provisions of this Section 2.01(f), Landlord and Tenant shall then enter into an amendment to this Lease confirming the rentable area, as modified, as well as any changes to the boundaries of the Premises, and proportional changes in the Base Rent and any other charges or rights under this Lease that are based upon the rentable square footage in question.

2.02.    Common Areas; Parking.

(a)    Common Areas. Tenant shall have the right to use, in common with Landlord and all others entitled to the use thereof, the non-structural General Common Elements and Limited Common Elements (as defined in the Condominium Documents) allocated to the Unit or otherwise available to Landlord as owner of the Unit pursuant to the Condominium Documents (excluding Limited Common Elements designated by Landlord for the exclusive use by another tenant of the Unit and Limited Common Elements comprising portions of the exterior shell of the Building) (herein referred to as “Common Areas”) for their intended use and in accordance with any applicable terms and provisions of the Condominium Documents and this Lease. Landlord shall not be liable for any inconvenience or interruption of business or other consequences resulting from the making of repairs, replacements, improvements, alterations or additions or from the doing of any other work, by or at the direction of Landlord, the Declarant and its successors, assigns and transferees, other Primary Unit Owners, or the Primary Board, to or upon any of such Common Areas, or from delay or failure to perform such maintenance, snow removal or other work with respect to such Common Areas; provided, however, that if such failure to perform such maintenance, snow removal or other work with respect to the Common Areas prevents Tenant from accessing the Premises, then Tenant shall be entitled to an abatement of Base Rent for the period commencing one (1) Business Day after Tenant notifies Landlord in writing of such situation and continuing thereafter until Tenant is able to access the Premises. Tenant acknowledges and agrees that the size, location and nature of any Common Area may be changed from time to time in accordance with the Condominium Documents.

(b)    Parking Areas. All parking areas, access roads and facilities which may be furnished in the Development, as it shall be constituted from time to time, including employee parking areas, truck way or ways, driveways, loading docks and areas, delivery passages, package pickup stations, pedestrian sidewalks, malls, courts and ramps, landscaped and planting areas, retaining walls, stairways, bus stops, first-aid stations, lighting facilities, comfort stations, and other areas and improvements which may be provided by the Primary Board for the general use in common of tenants, their officers, agents, employees, invitees and customers, shall at all times be subject to the exclusive control and management of the Primary Board. The Landlord, Declarant (and its successors, assigns and transferees) and the Primary Board shall have the right from time to time to change the areas, locations, length of stay and arrangement of parking areas and all other Common Areas referred to in this Section 2.02; to construct surface or elevated parking areas and facilities; to establish and from time to time change the level of parking surfaces; to impose parking fees and charges for residential or retail customers for any and all parking facilities and parking spaces in the Development or elsewhere, and enforce such parking charges (by operation of meters or otherwise) (provided, however, that Tenant’s employees and visitors shall not be required to pay any such parking fee or charge throughout the entire Term); to limit the use of certain parking areas to the exclusive use of certain tenants or occupants of the Development; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the parking areas or facilities; to discourage non-customer retail parking; to establish bicycle parking and storage areas and facilities and electric vehicle charging stations; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Landlord or the Primary Board shall determine to be advisable with a view to the improvements of the convenience and use thereof by tenants, their officers, agents, employees, and customers; provided that the exercise of such rights shall not materially interfere with the parking rights granted to Tenant under this Lease. Tenant shall, if requested by Landlord, furnish Landlord with State automobile license or registration numbers assigned to Tenant’s car or cars and cars of its employees within five (5) Business Days after Tenant’s receipt of Landlord’s written demand. Landlord may implement parking passes or other means of identifying authorized users of Tenant’s parking rights.

(c)    Specific Parking Rights Granted to Tenant.

(i)    Notwithstanding Landlord’s rights as set forth in Section 2.02(b) above, during the Term, Tenant, its employees and visitors shall have the appurtenant right to use, at no additional charge, up to thirty-five (35) dedicated parking spaces located on the third and fourth floors of “Garage B” as shown on Exhibit A-2 attached hereto, between the hours of 8:00 A.M. and 5:00 P.M. on Business Days. Landlord shall have the right to relocate such spaces from time to time within “Garage B” provided that such relocated spaces are in reasonably comparable proximity to the Building entrance and exit nearest to the Premises. Landlord, at Landlord’s sole expense, shall install signage identifying the dedicated spaces as devoted to Tenant’s exclusive use.

(ii)    In addition, Tenant shall have the right to use during the Term, at no additional charge, the other parking spaces from time to time situated within the Development (other than those dedicated or designated for use by one or more specific tenants), in common with all other persons now or hereafter entitled to use the same, to the extent the same are available. Use of these parking spaces shall be on a non-exclusive, non-reserved basis.

(iii)    All parking spaces shall be used by Tenant and Tenant’s employees and business invitees for the parking of passenger vehicles only. The provisions of this Lease, including the Rules and Regulations, shall apply to all parking facilities and parking spaces situated within the Development and Tenant’s use thereof. Landlord shall have the right to temporarily close portions of surface parking lots and parking facilities time to time for maintenance, repair or improvement, as necessary; provided that reasonable alternative parking is made available to Tenant to the extent of such closure.

(iv)    Tenant’s rights under this Section may not be assigned, subleased or otherwise transferred except in connection with a Transfer effected in accordance with the provisions of Article 12 below. Neither Landlord nor any operator of the Parking Facilities shall be responsible for any loss or damage due to fire or theft or otherwise to any automobile parked in any parking lot or parking facilities within the Development or to any personal property therein.

(d)    Access to Common Areas. Landlord covenants that throughout the Term of this Lease,

Landlord shall enforce the applicable provisions of the Condominium Documents and Title Matters to provide Tenant with non-exclusive access to and use of the Common Areas of the Development provided pursuant to the Condominium Documents and Title Matters.

2.03.    Changes and Additions to Development. Landlord, for itself and on behalf of the Primary Board and the Declarant, and the Declarant’s successors, assigns and transferees, hereby reserves the right at any time and from time to time to: (a) construct other buildings or improvements in the Development, make alterations thereof or additions thereto, build additional stories or levels on any such building (including the Building) or buildings adjoining same; (b) make changes or revisions in the Development and Common Areas, and convey portions of the Development, Primary Units, and Common Areas to others for any reason including for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof notwithstanding that such activities to be undertaken may necessitate the alteration or rearrangement of all or portions of the Common Areas; and (c) exercise Development Rights and Special Declarant Rights (as defined in the Condominium Documents); provided that none of the foregoing shall materially interfere with the rights granted to Tenant hereunder or shall preclude access to the Premises from a public road or reduce the number of parking spaces below that which is required by Applicable Law (taking into consideration all permits, approvals and other relief applicable to the Development).

2.04.    Right to Lease.

(a)    Subject to the rights set forth in that certain lease by and between Landlord and SQZ Biotechnologies Company dated as of December 21, 2018 (as the same may be amended, the “SQZ Lease”), if at any time after the initial occupancy by a third-party tenant thereof, the space shown as “Offer Space” on the plan attached hereto as Exhibit B and made a part hereof (the “Offer Space”) becomes available for occupancy upon the expiration or earlier termination of the lease therefor between Landlord and a third-party tenant (and provided that (i) Tenant is not then in default hereunder beyond all applicable notice and grace periods (if any), (ii) the Tenant named in Article 1 above or a Related Party Transferee is then occupying the entire Premises for the conduct of the Permitted Uses, (iii) at the time of the delivery of Landlord’s Offer Space Notice there then remains at least five (5) Lease Years unexpired in the Term, and (iv) the tenant under the SQZ Lease does not exercise its preferential right to lease the Offer Space in accordance with the terms of the SQZ Lease, then Tenant shall have the right to lease all (but not less than all) of the Offer Space subject to and in accordance with the terms and conditions set forth in this Section 2.04 (“Tenant’s Right to Lease”). If the Offer Space shall become available for occupancy during that time, Landlord shall notify Tenant thereof in writing (“Landlord’s Offer Space Notice”), which notice shall include (i) the anticipated estimated date upon which the Offer Space will become available for occupancy by Tenant (the “Offer Space Commencement Date”), and (ii) Landlord’s determination of the Fair Market Rent for the Offer Space for a period coterminous with the Term of this Lease. Tenant shall have the right only to lease all of the Offer Space (and not less than all of the Offer Space) by giving written notice to Landlord (“Tenant’s Acceptance Notice”) within fifteen (15) days after Tenant receives Landlord’s Offer Space Notice, time being of the essence. For purposes of satisfying the foregoing condition that there then be at least five (5) Lease Years unexpired in the Term, notwithstanding anything to the contrary contained in Section 3.03(a) below, Tenant shall be entitled to exercise the Extension Option simultaneously with the giving of Tenant’s Acceptance Notice. If Tenant elects to lease the Offer Space, such Offer Space shall be leased by Landlord to Tenant upon the same terms and conditions contained in this Lease, except that: (A) Base Rent for the Offer Space shall be equal to the Fair Market Rent therefor determined in accordance with Section 3.03(c) below (made applicable hereto with such changes and modifications as are required given the application hereto), (B) the Offer Space shall be and become part of the Premises hereunder upon the delivery of the Offer Space to Tenant in its “as is” condition, and (C) it is understood and agreed that, unless otherwise expressly provided in Landlord’s Offer Space Notice, the Offer Space shall be leased by Tenant in its then “as-is”, “where-is” condition, without warranty or representation by Landlord and Landlord shall have no obligation to complete any work to prepare the Offer

Space for Tenant’s use and occupancy or provide any allowance or contribution therefor. Following such election by Tenant, and effective as of the delivery of the Offer Space and for the balance of the Term of this Lease and any extension thereof: (x) the “Premises”, as used in this Lease, shall include the Offer Space; (y) any Additional Rent, charges and expenses due under this Lease and the number of parking spaces to which Tenant shall be entitled shall be re-calculated to reflect the inclusion of the Offer Space; and (z) the Base Rent shall equal the sum of the then-current Base Rent provided for in this Lease plus the Base Rent for the Offer Space as determined herein. The foregoing provisions of this Section 2.04(a) shall be self-executing, but the parties agree that for purposes of confirming the foregoing, Landlord shall prepare, and Tenant and Landlord shall promptly execute and deliver, a mutually acceptable amendment to this Lease reflecting the foregoing terms and incorporation of the Offer Space. For the purposes hereof, the Offer Space shall be deemed “available for occupancy” when (1) any lease or occupancy agreement (including extension periods thereunder) therefor has expired or is due to expire within not less than six (6) months, (2) any expansion options, expansion rights or other rights to lease with respect to the Offer Space which are set forth in any other lease or leases entered into prior to the date hereof have expired or been waived, and (3) Landlord is free to, and intends to, lease such space to third parties.

(b)    If Tenant fails to timely exercise Tenant’s Right to Lease in accordance with the provisions of this Section, then all rights of Tenant with respect to the Offer Space shall be deemed waived for the period set forth in this subsection (b), and Landlord may lease the Offer Space or any portion(s) of it during such time to any party and upon any terms free of any rights of Tenant. Tenant, following such waiver and within seven (7) Business Days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable and mutually agreeable form, confirming the waiver of such right. Provided that Landlord’s request specifies, in capitalized, boldfaced type in the first paragraph thereof, that Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming such waiver, then such failure to respond by Tenant shall entitle Landlord to do so, in which event such affidavit shall be binding on Tenant and may be conclusively relied on by third parties. Notwithstanding the foregoing, if Landlord fails to enter into a letter of intent to lease any portion of the Offer Space within twelve (12) months following the fifteen (15) day period referenced in Section 2.04(a) above (and enter into an executed lease based thereon within twelve (12) months following such fifteen (15) day period), or if Landlord intends on accepting an offer to lease any portion of the Offer Space at an effective rental rate that is less than seventy (70%) percent of the effective rent set forth in Landlord’s Offer Space Notice, then Landlord shall be required to again offer to lease the Offer Space (or the portion(s) thereof which Landlord then intends to lease) to Tenant in accordance with the terms hereof prior to leasing the same to a third party.

(c)    The foregoing Tenant’s Right to Lease may only be exercised by the Tenant named in Article 1 above (or a Related Party Transferee (in which latter case all references in this Section 2.04 to “Tenant” shall be deemed to refer to such Related Party Transferee)). Tenant acknowledges and agrees that its rights under this Section are and shall be subject and subordinate to any extension rights granted in any initial lease by Landlord to a third party of any portion of the Offer Space.

ARTICLE 3: LEASE TERM

3.01.    Lease Term; Construction. The Initial Term of this Lease is set forth in Article 1. The Base Building and the Premises shall be constructed as provided in the Work Letter (the “Work Letter”) attached hereto as Exhibit C.

3.02.    Hold Over. If Tenant (or anyone claiming by, through or under Tenant) shall remain in occupancy of the Premises or any part thereof after the expiration or early termination of the Term without a written agreement therefor executed and delivered by Landlord, then without limiting Landlord’s other rights and remedies the person or entity remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay a monthly use and occupancy charge (pro-rated for such portion of any partial month as Tenant (or anyone claiming by, through or under Tenant) shall remain in possession) at a rate equal to the greater of (a) one hundred fifty (150%) percent of the Fair Market Rent for the Premises (which, notwithstanding anything to the contrary contained in this Lease, shall be deemed the rent then being quoted by Landlord for the Premises (or any portion thereof) or comparable space in the Unit, if the Premises (or any portion thereof) or any such space is then being marketed by Landlord), or (b) one and one-half(1.5) times the monthly amount payable as Base Rent for the 12-month period immediately preceding such expiration or termination, and in either case with all Additional Rent also payable as provided in this Lease. No acceptance by Landlord of any payment by Tenant pursuant to this Section shall constitute Tenant (or anyone claiming by, through or under Tenant) as a tenant at will, but Tenant or such other person or entity shall remain a tenant at sufferance subject to all of the provisions of this Lease. If Landlord desires to regain possession of the Premises at any time Tenant (or anyone claiming by, through or under Tenant) is holding over, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof by any lawful means. In any case, and notwithstanding the provisions of Section 16.10
(b) to the contrary, Tenant shall be liable to Landlord for all claims, liabilities, damages, losses or costs (including reasonable attorneys’ fees and costs) resulting from any failure by Tenant (or anyone claiming by, through or under Tenant) to vacate the Premises or any portion thereof when required hereunder, and shall hold Landlord, its agents and employees, harmless and defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities, damages, losses or costs (including reasonable attorneys’ fees and costs) which Landlord may pay, incur or suffer on account of any such hold-over in the Premises after the expiration or earlier termination of the Term.

3.03    Right to Extend.

(a)    Extension Term. Provided that, as of both the time Tenant gives the Extension Notice (as defined below) and the first day of the Extension Term, (i) Tenant is not in default hereunder beyond all applicable notice and grace periods (if any), and (ii) the Tenant named in Article 1 above (or a Related Party Transferee) is then occupying at least sixty (60%) percent of the Premises for the conduct of the Permitted Uses, then Tenant may extend the Term of this Lease for the Extension Term stated in Article 1 by giving unconditional written notice (an “Extension Notice”) to Landlord at least twelve (12) months but not more than fifteen (15) months before the end of the Initial Term, time being of the essence. The Extension Notice shall be sufficient to extend the Term for the Extension Term, subject to all of the terms of this Lease except for the change in Base Rent as set forth below, and no additional writing or further action by the parties shall be required for such purpose (but upon the request of either party, the parties shall promptly execute and deliver an amendment to this Lease reflecting such extension of the Term). If Tenant fails to give the Extension Notice in strict accordance with the provisions of this Section 3.03(a), Tenant shall be deemed to have waived all rights to extend the Term of this Lease. All references in this Lease to the ‘Term” shall mean the Initial Term as it may be extended by the Extension Term.

(b)    Extension Term Base Rent. Base Rent for the Extension Term(s) shall be the Fair Market Rent of the Premises (as defined below). Fair market rent of the Premises (the “Fair Market Rent”) for the Extension Term shall be based upon leases or agreements to lease then being negotiated or executed with respect to comparable space located in the Building, or if no such leases or agreements to lease are then being negotiated or executed with respect to comparable space in the Unit, the Fair Market Rent shall be determined by reference to leases or agreements to lease then being negotiated or executed with respect to comparable first-class office/laboratory space in the Unit or in comparable buildings in Watertown and other comparable inner suburban and suburban lab markets (excluding Kendall Square, but including Allston/Brighton and West Cambridge) with walkable urban amenities. In determining Fair Market Rent, all relevant factors shall be taken into account, including size, location and age and condition of premises, lease term (including renewal options), tenant’s obligations with respect to operating expenses and taxes, tenant improvement allowances, other inducements then being offered by landlords, condition of building, and services and amenities provided by the landlord. Fair Market Rent shall include provisions for increases or other adjustments during the Extension Term for which such determination is being made.

(c)    Determination of Fair Market Rent. Fair Market Rent shall be determined as follows: Landlord shall give Tenant written notice (“Landlord’s Fair Market Rent Notice”) of Landlord’s determination of Fair Market Rent for the Extension Term within thirty (30) days of Tenant’s giving to Landlord the Tenant’s Extension Notice. Tenant shall thereafter notify Landlord within thirty (30) days of Landlord’s giving to Tenant Landlord’s Fair Market Rent Notice of its agreement with or objection to Landlord’s determination of the Fair Market Rent, whereupon in the case of Tenant’s objection, Fair Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such thirty (30) day period of Tenant’s agreement with or objection to Landlord’s determination of the Fair Market Rent, then the Fair Market Rent for the Extension Term shall be deemed to be Landlord’s determination of the Fair Market Rent as set forth in Landlord’s Fair Market Rent Notice to Tenant. If Tenant does notify Landlord within such thirty (30) day period of Tenant’s objection to Landlord’s determination of the Fair Market Rent, then within ten (10) Business Days of Tenant’s giving such notice of objection to Landlord, each of Tenant and Landlord shall choose an MAI real estate appraiser or commercial real estate broker with at least ten (10) years of professional experience dealing with properties similar to the Development in the vicinity of the Development (each a “Real Estate Professional”) and notify the other party of the person so selected. The Real Estate Professionals so selected shall each determine and promptly report (in no event later than the thirtieth (30th) day following the giving of the notice of appointment of the second Real Estate Professional) to both Landlord and Tenant in writing his or her determination of the Fair Market Rent. If the higher of the Fair Market Rents reported by the two Real Estate Professionals is no more than ten (10%) percent more than the lower rate, then the Fair Market Rent will be an average of such amounts. However, if the higher amount is more than one hundred ten (110%) percent of the lower amount, then within ten (10) days after receipt of both reports, Landlord and Tenant will jointly appoint a third Real Estate Professional meeting the aforesaid criteria, and the third Real Estate Professional will determine the Fair Market Rent by selecting either Landlord’s Fair Market Rent determination or Tenant’s Fair Market Rent determination according to whichever of the two valuations as set forth in the reports from Landlord’s Real Estate Professional or Tenant’s Real Estate Professional, respectively, is closer to the actual Fair Market Rent in the opinion of such third Real Estate Professional. The third Real Estate Professional shall have no discretion other than to select one of the determinations of Fair Market Rent made by the first two Real Estate Professionals as aforesaid. Landlord and Tenant shall each pay the Real Estate Professional that it appoints, and shall share equally the cost of the third Real Estate Professional.

(d)    Rent Continuation. For any part of the Extension Term for which the amount of Base Rent has not finally been determined, Tenant shall make payment on account of Base Rent at the rate last paid under this Lease, and the parties shall adjust for any overpayments or underpayments upon the final determination of Fair Market Rent. The failure by the parties to complete the processes contemplated under this Section 3.03 prior to the commencement of the Extension Term shall not affect the continuation of the Term or the parties’ obligation to make any adjustments for any overpayments or underpayments for the Base Rent due for the applicable period promptly after the determination thereof is made.

ARTICLE 4: RENT

4.01.    Base Rent. Commencing as of the Rent Commencement Date and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord the monthly installment of Base Rent, in advance, without notice or demand.

4.02.    Additional Rent.

(a)    General. “Rent” means, collectively, Base Rent and all other amounts payable by Tenant under this Lease other than Base Rent, including Tenant’s Percentage Share of Taxes and Tenant’s Percentage Share of Operating Expenses, regardless of whether or not such amount is expressly described as “Additional Rent” in this Lease (collectively, “Additional Rent”). Landlord shall reasonably estimate in advance (i) all Taxes under Article 5 and (ii) all Operating Expenses under Article 7 (the items in clauses (i) and (ii), collectively, being “Operating Costs”) and Tenant shall pay one-twelfth (1/12th) of Tenant’s Percentage Share of such reasonably estimated Operating Costs monthly in advance, commencing on the Rent Commencement Date and continuing thereafter on the first day of each calendar month (or portion thereof) included within the Term. Landlord may reasonably adjust its estimates of Operating Costs at any time based upon its experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date occurring at least fifteen (15) days after notice to Tenant. Within one hundred eighty (180) days after the end of each calendar year (or portion thereof) included within the Term, Landlord shall give Tenant a reasonably detailed statement (an “Annual Operating Statement”) of the Operating Costs paid or incurred by Landlord during the preceding calendar year (pro-rated for partial calendar years included within the Term) and Tenant’s Percentage Share of such expenses; provided, however, that Landlord may bill Tenant for any items omitted or underbilled with respect to the calendar year in question for a period of time not to exceed six (6) months from the last day of such calendar year. Within thirty (30) days after Landlord’s delivery of an Annual Operating Statement to Tenant, Tenant shall pay Landlord any underpayment, or Landlord shall credit Tenant with any overpayment (which credit shall be applied to any Rent due under this Lease next coming due after the delivery of the Annual Operating Statement (or if the Term has ended, Landlord shall pay Tenant the amount of any overpayment as provided below)), of Tenant’s Percentage Share of such Operating Costs.

If Tenant wishes to dispute the determination of the Operating Costs charged to Tenant under this Lease, Tenant may do so provided (i) Tenant shall give Landlord written notice of such dispute within one hundred twenty (120) days after its receipt of the Annual Operating Statement being disputed and (ii) Tenant shall pay any overpayment due based on the Annual Operating Statement as provided in the foregoing paragraph, pending resolution of the dispute. If Landlord provides a revised Annual Operating Statement within the one (1) year period described in the preceding grammatical paragraph in response to a previously omitted or underbilled item of Operating Costs, Tenant shall have the same one hundred twenty(l20) day period from its receipt of such revised Annual Operating Statement within which to give Landlord written notice that it disputes one or more of the revised items contained in such revised Annual Operating Statement (which shall be the only items then subject to dispute by Tenant). Promptly after the giving of such notice in either such case, Landlord shall allow Tenant’s representatives to examine and audit in Landlord’s offices (or the office of its managing agent) Landlord’s books and records with respect to the subject matter of the dispute, which review or audit shall be completed within ninety (90) days after Tenant gave such notice of dispute. Tenant agrees that the party selected by Tenant to perform such review or audit shall be compensated on the basis of hourly fees and not on a contingency or percentage basis. Tenant agrees to keep the results of any such review or audit conducted by Tenant confidential except for disclosures to its employees, attorneys, consultants, accountants and owners and except to the extent required to enforce Tenant’s rights hereunder. The cost of such audit shall be borne by Tenant; provided, however, in the event it is finally determined (by mutual agreement or other resolution of such dispute) that Tenant was overcharged by more than five percent (5%) for the immediately preceding calendar year, then, in such event, Landlord shall pay for Tenant’s reasonable out-of-pocket cost for the audit. If it is finally determined (by mutual agreement or other resolution of such dispute) that Landlord’s determination of any of the Operating Cost is (i) overstated, or (ii) understated, then in the case of (i) Landlord shall credit the difference against monthly installments of Rent next thereafter coming due (or refund the difference if the Term has ended and Tenant has no further obligation to Landlord), or in the case of (ii) Tenant shall pay to Landlord the amount of such excess. Landlord’s obligation under this Paragraph shall survive the expiration of the Term or earlier termination of this Lease.

If the Term expires or the Lease is terminated as of a date other than the last day of a calendar year, Tenant’s payment of Additional Rent pursuant to this Section for such partial calendar year shall be based on Landlord’s good faith estimate of the items otherwise includable in Operating Costs. Tenant’s payment of Additional Rent shall be made on or before thirty (30) days after Landlord delivers such estimate to Tenant, with an appropriate payment or refund to be made upon Tenant’s later receipt of Landlord’s Annual Operating Statement for such calendar year. This Section shall survive the expiration or earlier termination of the Term.

This Lease requires Tenant to pay directly to suppliers, vendors, carriers, contractors, and other parties certain utility costs, personal property taxes, maintenance and repair costs and other expenses. If Tenant fails to make any such payments when due and Landlord thereafter receives notice of such failure on the part of Tenant, Landlord shall have the right (but no obligation) to do so on its behalf, and if Landlord so pays any of these amounts in accordance with this Lease, Tenant shall reimburse such costs in full, together with interest thereon at the Default Rate, to Landlord, as Additional Rent, within ten (10) Business Days of demand.

(b)    If, during any period for which Landlord’s Operating Costs are being computed, less than ninety-five (95%) percent of the rentable area of the Unit was leased and occupied by tenants, Operating Costs that are allocable to the entire Unit or the portion thereof in question and which vary by level of occupancy shall be reasonably estimated and extrapolated by Landlord to determine the Operating Costs that would have been incurred if the Unit or such portion in question were ninety-five (95%) leased and occupied by tenants for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be the Operating Costs for such period; provided, however, that Landlord shall not collect from Tenant and other tenants in the Unit in the aggregate more than one hundred percent of Taxes and such Operating Costs actually incurred by Landlord.

(c)    Unless otherwise provided in this Lease, payments of Additional Rent other than recurring payments such as monthly payments of estimated Operating Costs, shall be due and payable within thirty (30) days after invoicing by Landlord.

4.03.    Late Charge. Tenant acknowledges that if it pays Rent late, Landlord will incur unanticipated costs which will be extremely difficult to ascertain exactly. Such costs include processing and accounting charges, and late charges that may be imposed on Landlord under a mortgage on the Unit, the Building or the Development. Accordingly, if Landlord does not receive any such payment within five (5) days following its due date, Tenant shall pay Landlord a late charge equal to five (5%) percent of the overdue amount as an administrative charge; provided that such late charge shall not be applied to the first late payment in any twelve (12) month period during the Term. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord shall incur by reason of Tenant’s payment default. Payment of the late charge alone shall not cure Tenant’s payment default or prevent Landlord from exercising any other rights and remedies.

4.04.    Interest. Any late Rent payment shall bear interest from the date due (without regard to the 5-day grace period provided in Section 4.03) until paid at a rate equal to the Prime Rate plus 4% per annum (the “Default Rate”), except to the extent such interest would cause the total interest to be in excess of that legally permitted (and then interest will be at the maximum rate legally permitted). The “Prime Rate” shall mean the prime lending rate per annum published in The Wall Street Journal from time to time, and the Default Rate shall be adjusted effective upon each change in the Prime Rate. Payment of interest shall not cure Tenant’s payment default or prevent Landlord from exercising any other rights and remedies.

4.05.    Method of Payment. Tenant shall make a pro rata payment of Base Rent and Additional Rent for any period of less than a month at the beginning or end of the Term. All payments of Base Rent, Additional Rent and other sums due shall be paid in current U.S. exchange by check to the Original Address of Landlord or such other place as Landlord may from time to time direct (or, if requested by Landlord in the case of Base Rent, by electronic fund transfer), without demand, abatement, set-off or other deduction.

Without limiting the foregoing, except as expressly otherwise set forth in this Lease, Tenant’s obligation so to pay Rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or any casualty or taking or any failure by Landlord to perform or other occurrence.

It is intended that Base Rent payable hereunder shall be a net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting Landlord’s financing expenses, federal and state income taxes of general application, and those expenses that this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in terms of such intent.

ARTICLE 5: TAXES

5.01.    Definition of “Taxes”. “Taxes” shall mean all taxes, assessments, betterments, excises, user fees imposed by governmental authorities, and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof, or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building, the Unit or the Development (including any so-called linkage, impact or voluntary betterment payments), assessed or imposed against the Land, the Building or any other buildings or improvements in the Development, and any Units, General Common Elements or Limited Common Elements (including any personal property taxes levied on personal property or fixtures or equipment (other than that owned by tenants) used in connection therewith). Furthermore, notwithstanding anything to the contrary herein, Taxes shall exclude (a) any interest, fines and/or penalties for late payments to the extent relating to a period in which Tenant was not in default (beyond any applicable notice and cure periods) of its obligations to pay Base Rent, Tenant’s Percentage Share of Operating Costs or other payments under this Lease, and (b) federal, state or local income or profit taxes, franchise, rental, capital, inheritance, estate, conveyance, transfer, gift, or corporate excise taxes or levies. The amount of any special taxes, special assessments, and agreed or governmentally imposed “in lieu of tax” or similar charges, shall be included in Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Betterments and assessments, whether or not paid in installments, shall be included in Taxes in any tax year as if the betterment or assessment were paid in installments over the longest period permitted by law, together with the interest thereon charged by the assessing authority for the payment of such betterment or assessment in installments.

Notwithstanding the foregoing, if during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on the Premises, the Unit, the Building or the Development, or

on Landlord, any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, charge or fee (as distinct from the federal and state income tax in effect on the Date of Lease) measured by or based in whole or in part upon valuation of the Premises, the Unit, the Building or the Development, or mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term “Taxes”, but only to the extent that the same would be payable if the Development were the only property of Landlord. Taxes shall also include reasonable out-of-pocket expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any good faith efforts to obtain abatements or reduction of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.

5.02.    Method of Payment of Taxes.

(a)    Commencing as of the Rent Commencement Date and continuing thereafter throughout the Term of this Lease, Tenant covenants and agrees to pay to Landlord as Additional Rent, for each Tax Year, or ratable portion thereof, included in the Term, Tenant’s Percentage Share of all Taxes payable with respect to the Unit and any applicable Limited Common Elements (as defined in the Condominium Documents) assigned or allocated to the Unit pursuant to the Condominium Documents. As used in this Lease:

“Tenant’s Percentage Share” shall mean the percentage computed by Landlord from time to time by dividing the gross rentable area of the Premises by the total gross rentable area of the Unit, as both are reasonably computed by Landlord, and in the event that either the gross rentable area of the Premises or the total gross rentable area of the Unit is changed, Tenant’s Percentage will be appropriately adjusted and, as to the Tax Year in which such change occurs, Tenant’s Percentage shall be determined on the basis of the number of days during such Tax Year at each such percentage. In the event Tenant leases all of the Unit the Tenant’s Percentage shall be one hundred percent (100%). The initial determination of Tenant’s Percentage Share is set forth in Article 1 hereof.

“Tax Year” means each twelve (12) month period (deemed, for the purposes of this Section, to have 365 days) during the Term established as the real estate Tax Year by the taxing authorities having lawful jurisdiction over the Development.

If Landlord receives a refund of any such Taxes, Landlord shall pay to Tenant Tenant’s Percentage Share of the refund after deducting Landlord’s reasonable out-of-pocket costs and expenses incurred in obtaining the refund, to the extent such costs and expenses were not previously included in, and actually paid as, Taxes pursuant to this Section 5.02. Tenant shall make estimated payments on account of Taxes in monthly installments on the first day of each month, in amounts estimated from time to time by Landlord pursuant to Section 4.02(a).

(b)    In addition to the foregoing, Tenant shall also pay one hundred percent (100%) of the Taxes payable with respect to any parking facilities with respect to which Tenant has exclusive parking rights. Tenant shall also be responsible for and shall pay before delinquent all municipal, county, federal or state taxes coming due during or after the Term of this Lease against Tenant’s interest in this Lease or against personal property (including inventory) of any kind owned or placed in, upon or about the Premises by Tenant.

(c)    In addition, in the event that the taxing authority now or hereafter separately assesses parking spaces (or Landlord is reasonably able to determine the portion of an assessment made against a unit that is attributable to the parking made available to such unit) or any land or improvements used for parking, including surface parking and parking situated within a building or other structure (the “Development Parking”), and regardless of whether such Development Parking constitutes a condominium unit or General Common Element (but excluding any Development Parking that is now or hereafter designated under the Condominium Documents as a Limited Common Element or otherwise for the exclusive use of a particular unit or units), then Tenant shall also pay its pro rata share of such Taxes (hereinafter referred to as “Separately Assessed Parking Taxes”). The Separately Assessed Parking Taxes shall not include Taxes assessed on or attributable to (as determined by Landlord) any Development Parking which is a Limited Common Element or otherwise designated for the exclusive use of a particular unit or units. Tenant’s pro rata share of Separately Assessed Parking Taxes shall be determined by multiplying the Separately Assessed Parking Taxes by a fraction, the numerator of which is the total number of parking spaces allocated to Tenant pursuant to Section 2.02(c) and the denominator of which is the total number of parking spaces in the Development used for office, retail, restaurant, residential, hotel, service or other uses typically found in mixed-use developments, but only to the extent such parking spaces are not separately assessed to other Units.

(d)    Notwithstanding the foregoing or anything contained in this Lease to the contrary, in the event that the City of Watertown and any other applicable taxing authorities do not initially separately assess the Unit as a condominium unit for taxation purposes, then, until such time as the Unit is so assessed as a separate taxable condominium unit, the term “Taxes” shall mean all real estate taxes and other ad valorem taxes (including, without limitation, betterment and special assessments) assessed against and payable with respect to the Development (including all land, buildings, parking and improvements related thereto) and Tenant shall pay its pro rata share thereof (determined by multiplying such Taxes by a fraction, the numerator of which is the total gross rentable floor area of the Premises, and the denominator of which is the total gross rentable floor area of all non-residential buildings located in the Development). In addition, in the event that at any time the City of Watertown separately assess any of the Common Areas as a taxable parcel, “Taxes” shall include all real estate taxes and other ad valorem taxes (including, without limitation, betterment and special assessments) assessed against and payable with respect thereto (including all land, buildings, parking and improvements related thereto) and Tenant shall pay its pro rata share thereof, calculated in the manner provided in the immediately preceding sentence.

5.03.    Personal Property Taxes.    Tenant shall pay directly all taxes (if any) charged against Tenant’s Property (as defined in Section 10.06). Tenant shall use commercially reasonable efforts to have Tenant’s Property taxed separately from the Unit. Landlord shall notify Tenant if any of Tenant’s Property is taxed with the Unit, and Tenant shall pay such taxes to Landlord within fifteen (15) days of such notice.

ARTICLE 6:    BUILDING SERVICES AND SPECIAL BUILDING FACILITIES

6.01.    Utility Services.

(a)    Tenant shall make all arrangements for, and shall provide and pay all charges and deposits required by the provider for, water, sewer, gas, boiler water, electricity, telephone and any other utilities or services used or consumed on the Premises (collectively, “Utility Services”), whether called use charge, tax assessment, fee, or otherwise, as the same become due. Tenant shall reimburse Landlord, as Additional Rent, for the cost of installation of any additional metering of the Premises (which was not installed as part of the Base Building Work) for the purpose of measuring Tenant’s consumption of Utility Services, as well as the cost of installing (at any time prior to or during the Term) and maintaining any “check” or “sub” meters, within thirty (30) days after invoicing by Landlord. In addition, if Landlord shall install, at Tenant’s request, meters for any Utility Services requested by Tenant, Tenant shall reimburse Landlord, as Additional Rent, for the reasonable out-of-pocket cost of installing such meters (and thereafter, for maintaining the same) within thirty (30) days after invoicing by Landlord.

(b)    As part of the Base Building Work, Landlord will (i) install BTU meters to measure the Common Area usage and Tenant’s Base Building hot water and chilled water consumption within its Premises (if additional taps from the main loop are required, Tenant shall install them at its own cost and expense, and any meters installed as part of such work shall be compatible with the Unit equipment and the Unit Building Management System (BMS); (ii) provide space for a Tenant meter on the utility gas manifold so that Tenant can install (at its sole cost and expense) any gas service necessary to service the exclusive needs of Tenant’s Premises; and (iii) provide a connection to the Building potable water service to the Premises. Tenant shall provide and install a water meter at this connection with a remote reader to record Tenant’s use of domestic water within the Premises. Tenant shall install, as part of its electrical service switchgear, a CT cabinet with an electrical usage meter as required by the Utility Service Provider. If the Utility Service Provider will not allow individual direct metering for Tenant’s service, this meter shall be used to measure Tenant’s direct usage of electricity within the Premises, (including the electricity consumed in providing HVAC service to the Premises), for which Tenant shall reimburse Landlord at the direct billing rates charged to Landlord by the Utility Service Provider. Landlord shall bill Tenant monthly for such electrical consumption and hot water consumption as a recurring charge, and Tenant shall pay each such invoice, as Additional Rent, within thirty (30) days after receipt of an invoice therefor. All costs, charges and expenses associated with the commencement of the provision by a particular Utility Service Provider to Tenant or to the Premises at the request of Tenant (e.g., installation charges, service deposits) shall be the sole responsibility of Tenant.

(c)    Tenant shall timely pay all costs and expenses associated with any directly and separately metered utilities provided exclusively to the Premises directly to the applicable service provider. Tenant shall pay all costs and expenses associated with utility charges that are based on sub-metering or check metering directly to Landlord, without mark-up by Landlord on account of Landlord’s administration of such charges, within thirty (30) days of invoice therefor by Landlord. With respect to any Utility Services that are not either separately metered or measured by a check meter or submeter (including, without limitation, HVAC service provided to any portion of the Premises by means of the Building HVAC system rather than HVAC units serving solely the Premises), Tenant shall pay the cost of the same as part of Operating Costs payable hereunder. Tenant may, no more than once per calendar year, conduct an engineering survey at its sole cost and expense to determine whether the submeters and/or check meters are accurately measuring the particular services to be measured thereby and, if Tenant discovers any metering inaccuracies as a result of such survey and such inaccuracies result in an error in the amount billed to Tenant, Landlord shall promptly refund the overpayment within ten (10) Business Days after receipt of notice from Tenant of such inaccuracy. If requested by Landlord, Tenant and the persons conducting the engineering survey for Tenant shall enter into a reasonable confidentiality agreement prior to inspecting such meters, which shall permit Tenant to disclose the results of such survey to the extent required to enforce its rights hereunder. If the survey shows any errors resulting in any underpayment for such services, Tenant shall reimburse Landlord for Tenant’s share of such underpayment, as Additional Rent, within ten (10) Business Days of demand. In no event shall Tenant engage any person in connection with such engineering survey whose fees or costs are payable, in whole or part or directly or indirectly, in a contingent manner or by means of any commission depending on the survey outcome. Any dispute regarding amounts due, or accuracy of the meters, under this paragraph shall be resolved in accordance with Section 16.17 of this Lease at the request of Landlord or Tenant, which request shall be made with respect to disputes regarding amounts due, no later than one hundred eighty (180) days after Tenant receives Landlord’s Annual Operating Statement for the fiscal year in question (any bill not disputed within such one hundred eighty (180) day period shall be deemed final and conclusive). Landlord shall not be liable for any interruption or failure in the supply of any utilities or Utility Services.

(d) To the maximum extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for or purchase one or more Utility Services from any company or third party providing Utility Services (“Utility Service Provider”) to the Building, provided that the rates charged by such Utility Service Provider are competitive with the current market rates. Subject to Section 9.06, Tenant agrees reasonably to cooperate with Landlord and such Utility Service Providers and at all times as reasonably necessary, and on reasonable advance notice (except in the event of emergency), shall allow Landlord and the Utility Service Providers reasonable access to any utility lines, equipment, feeders, risers, ducts, shafts, fixtures, wiring and any other such machinery or personal property within the Premises and associated with the delivery of Utility Services.

(e) Except for the Initial Tenant Work and the equipment and appliances being installed in connection therewith, Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises which would require increased electrical service to the Premises or modifications to the structure of the Unit or the Building, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, conditioned or delayed, and using contractor(s) reasonably approved by Landlord, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances (as to which Landlord’s prior written consent shall not be required). Landlord agrees to respond to any request for approval made by Tenant pursuant to this subsection (c) within ten (10) Business Days after its receipt of such request.

6.02. Building Services and Building Systems.

(a) In addition to the services described in Section 6.01, Landlord shall provide the following services to common areas within the Unit, the costs of which are included within Operating Expenses:

(i)	Janitorial services for the Unit common areas as described in Exhibit E attached hereto.

(ii)	Unit entry security consistent with similar “first-class” laboratory and office buildings in the vicinity of the Unit as described in Exhibit E attached hereto.

(iii)	Landlord shall arrange for and provide (as defined below) to the common areas of the Unit those services as set forth in Exhibit E attached hereto.

(iv)

Landlord shall provide HVAC service to the common areas of the Unit by means of the Unit mechanical system, during Normal Business Hours, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Unit.

(v)	Landlord shall provide for the maintenance and repair of HVAC systems that are common to all tenants of the Unit.

Tenant acknowledges that Landlord has not made any warranty or representation to Tenant as to the efficacy of the security services that Landlord is required to provide under this Lease.

(b) Tenant shall, at its sole cost and expense, provide janitorial services to the Premises on each Business Day during the Term. In addition, Tenant shall arrange for the removal and disposal of its lab-related refuse by a licensed vendor, all at Tenant’s sole cost and expense, such removal and disposal to be accomplished in accordance with all applicable Legal Requirements.

(c) Tenant shall have the ability to control the provision of heat, ventilation or air conditioning to the portions of the Premises served by the Building mechanical systems (as opposed to being provided by means of any HVAC equipment or system installed by or on behalf of Tenant and serving only the Premises). The electricity and natural gas consumed in providing HVAC service to the Premises through the Building mechanical system shall be measured by a submeter and charged back to Tenant by Landlord at Landlord’s actual cost, without mark-up. The hot water consumed in providing HVAC service to the Premises through the Building mechanical system shall be metered to Tenant. Landlord shall bill Tenant monthly for such electrical and natural gas consumption and hot water consumption as a recurring charge, and Tenant shall pay each such invoice, as Additional Rent, within thirty (30) days after receipt of an invoice therefor. Tenant agrees to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the air conditioning system of general applicability to all occupants of the Building and provided such regulations and requirements are provided in writing to Tenant thirty (30) days in advance.

(d) If Tenant desires HVAC service to a common area of the Building outside of Normal Business Hours, Landlord will use reasonable efforts, upon not less than twenty-four (24) hours’ prior written notice from Tenant of its requirements in that regard, to furnish additional heat or air conditioning services to such common area during such requested times. Tenant will pay to Landlord Landlord’s hourly charge, as the same may be adjusted from time to time by Landlord, for any such additional heat or air conditioning service required by Tenant.

Excluding any equipment to be installed as part of the Initial Tenant Work, in the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment shall be installed within the Tenant’s Premises, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition. At Landlord’s sole election, such equipment will either be installed:

(i)

by Landlord at Tenant’s expense and Tenant shall reimburse Landlord within thirty (30) days of demand (to the extent that such equipment will serve portions of the Unit other than the Premises, Tenant shall only be obligated to pay its proportionate share of such cost), as Additional Rent, in such an amount as will compensate it for the cost incurred by it in operating, maintaining, repairing and replacing, if necessary, such additional air conditioning equipment. At Landlord’s election, such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and throughout the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider reasonably approved by Landlord (to the extent that such equipment will serve portions of the Unit other than the Premises, Tenant shall only be obligated to pay its proportionate share of such costs). Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider, which approval shall not be unreasonably withheld, conditioned or delayed; or

(ii)

only if the additional equipment will exclusively serve the Premises, by Tenant, subject to Landlord’s prior reasonable approval of Tenant’s plans and specifications for such work. In such event: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider, which approval shall not be unreasonably withheld, conditioned or delayed.

(e) Pursuant to Section 10.03, Landlord shall repair, maintain in good condition and order, and replace all Building Systems, including the HVAC, plumbing, electrical, mechanical and other systems, to the extent to which the same were installed as part of the Base Building Work, subject to casualty, condemnation and matters described in Section 16.09, the cost of which shall be included in Operating Expenses to the extent provided in Section 7.01. Tenant shall be solely responsible, at its sole cost and expense, for repairing, maintaining and replacing all equipment which services solely the Premises, whether the same were initially installed by Landlord or Tenant, and whether the same were installed prior to the Rent Commencement Date or thereafter, except to the extent the need for such repair results from Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees, contractors, and/or invitees. In no event shall Landlord be liable for any interruption or delay in providing any of the services described in this Section or in Exhibit E attached hereto by reason of any accident, the making of repairs, alterations or improvements, labor difficulties, trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Unit, governmental restraints, or any cause beyond Landlord’s control (but if such interruption or service is the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption or delay is within Landlord’s reasonable control, then the provisions of Section 6.03 shall apply.

(f) Notwithstanding anything to the contrary contained in this Article 6 or elsewhere in this Lease, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may reasonably be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable Legal Requirements.

(g) Tenant acknowledges that the power identified in the Tenant/Landlord Matrix of Responsibility attached as Exhibit C-3 to this Lease will be adequate to supply its proposed permitted uses of the Premises. If, however, Tenant subsequently determines that it will require electric current for use in the Premises in excess of the quantity which, in Landlord’s reasonable judgment, Landlord’s facilities are capable of providing, then Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable Legal Requirements and Insurance Requirements, and shall not cause damage to the Unit or the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

(h) Tenant shall have the right to install, at its sole cost and expense, a security system for its Premises provided that (i) such security system is compatible with any security system installed by Landlord with respect to the Unit and the Building as a whole, (ii) Tenant shall provide Landlord with access cards, keys or codes as required to gain entry into all parts of the Premises, subject to the provisions of Section 9.06, and (iii) upon request by Landlord (in its sole discretion), Tenant shall remove all components of such security system upon the expiration or earlier termination of the term of this Lease.

(i) For the Term of this Lease, Landlord shall contract for the provision of scheduled shuttle private bus service or other vehicular transportation for employees of Tenant and other tenants at the Development to and from the Development and the Harvard Square MBTA Red Line Station, as more particularly provided in Exhibit F attached hereto.

6.03. Service Interruptions. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or by reason of event(s) of Force Majeure, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except as provided herein. Landlord shall schedule all non-emergency interruptions, curtailments, stops or suspensions of services or systems in advance and shall notify Tenant thereof.

Notwithstanding the foregoing, Tenant shall be entitled to a proportionate abatement of Base Rent in the event of a Landlord Service Interruption (as defined below). For the purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the Premises shall lack any service which Landlord is required to provide hereunder thereby rendering either (a) at least fifty (50%) percent of the usable area of the Premises or (b) all of the lab space within the Premises, untenantable for the entirety of the Landlord Service Interruption Cure Period (as defined below); (ii) such lack of service was not caused by the act or omission of Tenant or any Tenant Party; (iii) Tenant, in fact, ceases to use either (a) at least fifty (50%) percent of the usable area of the Premises or (b) all of the lab space within the Premises for the entirety of the Landlord Service Interruption Cure Period, for the entirety of the Landlord Service Interruption Cure Period; and (iii) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control. During such Landlord Service Interruption Period, Landlord will, if reasonably practical, cooperate with Tenant to arrange for the provision of any interrupted services on an interim basis via temporary measures until final corrective measures can be accomplished and Tenant will permit Landlord the necessary access to the Premises to remedy such lack of service, subject to the provisions of Section 9.06. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as seven (7) consecutive Business Days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption. This Section 6.03 shall be Tenant’s sole and exclusive remedy on account of an interruption of services or Landlord default resulting in an interruption of services other than Tenant’s right to obtain affirmative injunctive relief. This Section 6.03 shall not apply to any interruption or failure of services required to be provided by Landlord under Section 6.02(a) or Exhibit E attached hereto, which is caused in whole or in part by any act or omission of Tenant or any Tenant Party, or by any occurrence described in Section 16.09, or by any cause whatsoever other than those set forth in the first sentence of this Section 6.03. Notwithstanding the foregoing, if either Landlord or Tenant disputes in good faith whether, or the extent to which, an event is subject to the provisions of this Section 6.03, or the amount of Tenant’s abatement of Base Rent hereunder, such dispute shall be resolved in accordance with Section 16.17 of this Lease; provided, however, that in the event that it is ultimately determined that there was a Landlord Service Interruption, then Tenant shall have the right to a retroactive equitable abatement of Base Rent for the period as set forth above, provided that, if the Term expires before Tenant’s entire retroactive abatement has been effected, then Landlord shall immediately refund to Tenant any overpayment of Rent due under the Lease not yet received on account of the retroactive abatement.

ARTICLE 7: OPERATING EXPENSES

7.01. Operating Expenses.

(a) “Operating Expenses” shall mean all costs and expenses of whatever nature associated with the ownership, operation, management, cleaning, maintenance or repair of the Unit, and of all Building Systems, together with all General Common Assessments (as defined in the Primary Condominium Master Deed) under the Primary Condominium Master Deed, and all special assessments under the Primary Condominium Master Deed, if any, all as described in the Condominium Documents and allocated to the Unit under the Condominium Documents or otherwise reasonably allocated to the Unit by Landlord. Operating Expenses include the costs and expenses incurred in connection with the following (subject to the limitations and exclusions set forth in this Section 7.01): compliance with Landlord’s obligations under Sections 6.01, 6.02 and 10.03; Common Area charges of the Condominium; utility, water and sewage services (in each case to the extent not metered to and payable by specific tenants of the Unit); maintenance of signs; supplies, materials and equipment purchased or rented; total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the management, operation, maintenance, security, cleaning and repair of the Unit or the Building or the Development, including Social Security, old age and unemployment taxes and so-called “fringe benefits”; services generally furnished to tenants of the Unit; maintenance, repair and replacement of Unit equipment and components; utilities consumed and expenses incurred in the operation, maintenance and repair of the Unit; costs incurred by Landlord to comply with the terms and conditions of any governmental approvals affecting operations at the Unit, the Building or the Development; workers’ compensation insurance and properly, liability and other insurance premiums; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Unit (provided that any such payments made to Affiliates of Landlord shall not exceed the amount otherwise payable in an arm’s length transaction); fees for required licenses and permits; shuttle and other transportation services operated or contracted for by Landlord to provide transportation for employees of tenants of the Development between the Development and mass transit locations (which shuttle may service other locations owned or controlled by Landlord, in which case Landlord shall equitably allocate the costs of such shuttle between the various properties); and property management fees (not in excess of three (3%) percent of the total Base Rent and Additional Rent payable by tenants in the Unit). Landlord may use third parties or Affiliates to perform any of these services, and the cost thereof shall be included in Operating Expenses, so long as such third parties are professional and such costs are comparable to market rate costs. Costs referred to in this Section shall be ascertained in accordance with generally accepted accounting principles and allocated to appropriate fiscal periods on the accrual method of accounting.

(b) Operating Expenses shall only include capital expenditures that (A) will, in Landlord’s reasonable estimate, result in a reduction in Operating Expenses payable by Tenant, taking into account the amount of annual amortization on account of the capital expenditure in question, or (B) are required to replace any capital items which have become obsolete or non-functional or which Landlord otherwise reasonably determines are required to be replaced in order to maintain the Unit as a first-class office and laboratory facility, or (C) are required by changes in Legal Requirements or Insurance Requirements occurring after the Delivery Date. Any capital expenditures not excluded from Operating Expenses pursuant to this paragraph shall be amortized over the useful life of the item in question as reasonably determined by Landlord in accordance with the relevant provisions of the Internal Revenue Code and the regulations promulgated thereunder, as amended from time to time, together with interest at Landlord’s actual interest rate incurred in financing such capital expenditures, or, if no part of such expenditure is financed, at an imputed interest rate equal to the Prime Rate plus 2%.

(c) Notwithstanding anything contained herein to the contrary, in no event shall Operating Expenses include any of the following:

(1)

expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including marketing costs, brokerage commissions and concessions and leasehold improvement costs, finders’ fees, attorneys’ fees and expenses, entertainment costs and travel expenses;

(2)	debt service;

(3)

attorneys’ fees incurred in connection with lease negotiations or disputes with individual tenants, and other expenses and attorneys’ fees to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Unit;

(4)

accountants’ fees incurred in connection with disputes with individual tenants and/or the existence, maintenance or related operations of the legal entity or entities of which Landlord is comprised. Without limitation, the foregoing shall not exclude the costs of preparing financial statements for Operating Expenses;

(5)

the cost of any special work or service performed for any tenant (including Tenant) or licensee, such as after-hours HVAC service, which is billable to such tenant or licensee, or any costs in connection with services or benefits that are provided to or for the particular benefit of specific (but less than all of) the tenants and billable to them;

(6)	the cost of any items for which Landlord is reimbursed by insurance, condemnation, licensees, tenants (other than through general operating expense provisions) or otherwise;

(7)

the cost of any additions, changes, replacements, painting, decorating, renovations and other items that are made solely in order to prepare tenant space for a new tenant’s occupancy, or the cost of any other work in any space leased to an existing or prospective tenant or other occupant of the Unit;

(8)

interest, principal, points and fees, amortization or other costs and expenses associated with any debt or amortization payments on any mortgage or deed to secure debt and rental under any ground lease, master space lease or other underlying lease;

(9)	any expenses for repairs or maintenance to the extent reimbursed due to warranties and service contracts;

(10)	any cost that Tenant pays for directly (either to Landlord or a third party);

(11)

any cost for which Landlord is reimbursed by a warranty that Landlord is required to obtain in connection with the Unit pursuant to this Lease or that Landlord otherwise obtains in connection with the Unit;

(12)	any amounts paid to an Affiliate of Landlord for the performance of services that is in excess of the amount that would have been paid on an arm’s length basis in the absence of such relationship;

(13)	depreciation and amortization of the Unit or any part thereof (except as otherwise provided in Section 7.01(b) above);

(14)

salaries and bonuses and benefits of officers, executives of Landlord and administrative employees above the grade of property manager or building supervisor, and if a property manager or building supervisor or any personnel below such grades are shared with other buildings or has other duties not related to the building containing the Premises, only the allocable portion of such person’s or persons’ salary, bonuses, and benefits shall be included in Operating Expenses;

(15)	Landlord’s general overhead and administrative expenses;

(16)

cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures except as provided in Section 7.01(b);

(17)	expenses incurred by Landlord to the extent the same are chargeable to any other tenant or occupant of the Unit, or to any third party;

(18)	any cost incurred solely because of the negligence or willful misconduct of Landlord, its agents and employees;

(19)	penalties, fines and other costs incurred due to violation by Landlord of any lease, the Condominium Documents, or any Legal Requirements or Title Matters applicable to the Building;

(20)	Taxes;

(21)

costs and expenses incurred by Landlord in connection with the repair of damage to the Building or the Unit caused by fire or other casualty, insured or required to be insured against hereunder, other than the deductible amount under such insurance policies;

(22)	the cost of correcting defects in the initial construction of the Building;

(23)	the cost of any item for which Landlord is reimbursed through condemnation awards;

(24)	costs and expenses of investigating, monitoring and remediating hazardous materials which were present on or beneath the surface of the Land as of the Date of Lease;

(25)	the cost of providing any service directly to and paid directly by a single individual lessee, or costs incurred for the benefit of a single lessee;

(26)	repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors;

(27)	charitable or political contributions and membership fees or other payments to trade organizations;

(28)	costs in connection with services that are provided to another lessee or occupant of the Building, but are not offered to Tenant;

(29)	costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof;

(30)	fines, penalties, interest or other amounts imposed in connection with the Landlord’s failure to pay any tax when due;

(31)	any item that, if included in Operating Expense, would involve a double collection for such item by Landlord; and

(32)

the cost of any “tap fees” or one-time lump sum sewer or water connection fees for the Building payable in connection with the initial construction of the Building, but not including any such fees payable by any specific tenant in connection with obtaining or maintaining any permit or license issued to such tenant in connection with its water or sewer connection or usage (e.g., a MWRA Industrial User Permit).

Tenant shall pay Tenant’s Percentage Share of Operating Expenses in accordance with Section 4.02.

ARTICLE 8: INSURANCE

8.01. Coverage. Tenant shall maintain throughout the Term, at its sole cost and expense, insurance for the benefit of Tenant and Landlord (as their interests may appear) from insurers licensed to do business in the state in which the Development is located, rated at least “A:IX” by A.M. Best, with terms and coverages satisfactory to Landlord, and with such increases in limits as the holder of any mortgage on the Unit (either alone or as part of a larger mortgaged property) may from time to time require, or as Landlord may from time to time reasonably require (provided that such limits are the same as those then being provided by similar types of tenants in the greater Boston area under leases of similar types of premises). Initially, Tenant shall maintain the following on an occurrence basis (except as otherwise expressly provided below):

(A)

Commercial general liability insurance on an occurrence basis naming Landlord, Landlord’s managing agent and Landlord’s mortgagee(s) of which Tenant has received prior written notice from time to time as additional insureds, insuring against all claims and demands for personal injury liability (including bodily injury, sickness, disease, and death) or damage to property, with combined single limits of not less than $5,000,000 per occurrence and $5,000,000 in the aggregate, which coverages may be effected by primary or excess coverage. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Such insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto;

(B)

Property insurance covering property damage and business interruption. Covered property shall include all Tenant improvements in the Premises other than the Initial Tenant Work, but including all other Tenant Work, and Tenant’s Property. Such insurance, with respect only to Tenant Work, shall name Landlord and Landlord’s mortgagees of which Tenant has received written notice from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, and such other risks Landlord may from time to time designate (provided that insurance for such risks is then commercially available at commercially reasonable rates and is being carried by similar tenants for research and laboratory facilities in the vicinity of the Unit), for the full replacement cost of the covered items (provided that coverage limits for flood and earthquake coverages may be in lesser but commercially reasonable amounts) and in amounts that meet any co-insurance clause of the policies of insurance, with a deductible amount not to exceed a then-commercially reasonable deductible, which initially shall be no greater than $50,000 (other than for flood and earthquake, for which such deductibles shall initially be no greater than $100,000);

(C)

Workers’ compensation insurance with statutory benefits and employers liability insurance in the following amounts: each accident, $1,000,000; disease (policy limit), $1,000,000; disease (each employee), $1,000,000;

(D)	Any and all other insurance required by the Condominium Documents;

(E)

Pollution legal liability insurance covering first and third-party claims for clean-up costs, personal injury and property damage on an on-site and off-site basis, with a single claim and aggregate claim amount of Three Million Dollars ($3,000,000.00), naming Landlord, Landlord’s managing agent and Landlord’s mortgagee(s) from time to time as additional insureds. The parties acknowledge and agree that the insurance required by this paragraph (E) shall not include coverage for pre-existing environmental conditions at the Development as of the Date of Lease;

(F)

During all construction by Tenant, Tenant shall maintain with respect to the Premises and the Unit adequate builder’s risk insurance, in form and amount reasonably satisfactory to Landlord based upon the scope of work, (and Landlord, its mortgagees of which Tenant has received written notice, and any ground or master lease lessors of which Tenant has received written notice shall be named as an additional insured party as their interest may appear).

Tenant shall give Landlord certificate(s) evidencing (i) the coverages required by Sections 8.1(A), (B), (C) and (D) on or before the Date of Lease, which coverages shall be effective as of such date, (ii) the coverage required by Section 8.1(E) not later than thirty (30) days prior to the earlier of either (x) the first delivery of Hazardous Materials to the Premises for Tenant’s use or (y) Tenant’s occupancy of any portion of the Premises for the conduct of business therein, which coverage shall be effective not later than the earlier of the dates set forth in the foregoing clauses (x) and (y), and (iii) the coverage required by Section 8.1(F) not later than thirty (30) days prior to the date on which Tenant anticipates that Tenant’s Contractor will commence its on-site mobilization for the performance of the Initial Tenant Work, which coverage shall be effective not later than the date on which Tenant’s Contractor actually commences such on-site mobilization. Thereafter, Tenant shall provide certificates of each insurance coverage required by this Section not less than thirty (30) days before the expiration of such insurance coverage. All insurance certificates required to be provided by Tenant shall state that such coverages may not be canceled without at least ten (10) days’ prior written notice to Landlord and Tenant for cancellation due to non-payment and thirty (30) days’ prior written notice to Landlord and Tenant for other cancellations. Tenant shall provide written notice to Landlord of any amendments to Tenant’s insurance policies which could materially and adversely affect Landlord’s interest not later than the effective date of such amendment. All deductible amounts or self-insured retentions shall be commercially reasonable in amount, and shall be the sole responsibility of Tenant. In addition, Tenant shall cause Tenant’s Contractor to provide to Tenant on or before the Date of Lease certificates evidencing the coverages required by Sections 8.1(A), (B), (C) and (D) maintained by Tenant’s Contractor, and naming as additional insureds Landlord, Landlord’s managing agent and Landlord’s mortgagee(s) of which Tenant has received prior written notice from time to time, which coverages shall be effective as of such date, and thereafter to provide to Landlord certificates of each such insurance coverage not less than thirty (30) days before the expiration of such insurance coverage.

If Tenant does not procure the insurance required pursuant to this Section, or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor after notice thereof to Tenant, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid (together with interest thereon at the Default Rate) within ten (10) days of demand. In addition, Landlord may recover from Tenant, as Additional Rent, any and all reasonable expenses (including reasonable attorneys’ fees) and damages which Landlord may sustain by reason of the failure by Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon. The foregoing rights and remedies of Landlord shall not be deemed to waive any default or Event of Default under this Lease resulting from any such failure by Tenant to procure or to maintain in full force and effect any insurance required by this Section.

8.02 Avoid Action Increasing Rates. Tenant shall not use or permit any use of the Premises beyond the Permitted Use that in any way that will make voidable any insurance on the Unit, the Building or the Development, or on the contents thereof, or which shall be contrary to any requirements from time to time established or made by Landlord’s insurer, or which increases the cost of Landlord’s insurance or requires additional insurance. Tenant shall cure any breach of this Section within ten (10) days after notice from Landlord or Tenant otherwise learning of such by (i) stopping any use that jeopardizes any insurance coverage or increases its cost or (ii) paying the increased cost of insurance. Tenant shall have no further notice or cure right under Article 13 for any such breach. Tenant shall reimburse Landlord within ten (10) days of demand, as Additional Rent, for all of Landlord’s costs reasonably incurred in providing any insurance that is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant other than those customarily associated with laboratory use for the type of medical research conducted by Tenant, and any special or extraordinary risks or hazards resulting therefrom, including any risks or hazards associated with the generation, storage and disposal of Hazardous Materials.

8.03. Waiver of Subrogation. Landlord and Tenant each waive any and every claim for recovery from the other for any and all loss of or damage to the Unit or any part of it, or to any of its contents, which loss or damage is covered by valid and collectible property insurance (or which would have been covered had the insurance policies required to be maintained by Tenant or Landlord under this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies). This mutual waiver precludes the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), and Landlord and Tenant each agree to give written notice of this waiver to each insurance company that has issued or shall issue any property insurance policy to it, and to have such policies properly endorsed, if necessary, to prevent invalidation of the insurance coverage because of this waiver. In consideration of the foregoing, each of the parties hereto agrees with the other party that such insurance policies as it may have in effect during the Term of this Lease shall include a clause or endorsement which provides in substance that the insurance company waives any right of subrogation which it might otherwise have against Landlord, Landlord’s managing agent, or Tenant.

8.04. Landlord’s Insurance. Landlord shall maintain (or cause to be maintained) at all times during the Term: (a) special form property insurance coverage in an amount equal to the full replacement value of the Building (excluding Tenant’s trade fixtures, equipment, Tenant Work (other than the Initial Tenant Work, which shall be insured by Landlord),Tenant’s Property and property not owned by Landlord); and (b) commercial general liability insurance covering the Development, (i) in the minimum amounts of One Million Dollars ($1,000,000.00) per occurrence, with an annual aggregate limit of Two Million Dollars ($2,000,000.00) for personal or bodily injury and damage to property, and (ii) an umbrella policy in the minimum coverage amount of Five Million Dollars ($5,000,000.00) per occurrence, with an annual aggregate limit of Five Million Dollars ($5,000,000.00); and (iii) any and all other insurance required to be maintained by Landlord by the Condominium Documents. As set forth in Section 4.02, the cost of any such insurance shall be borne by Tenant and other tenants of the Development as part of Operating Costs.

ARTICLE 9: USE OF PREMISES

9.01. Permitted Uses.

(a) Tenant shall use the Premises only for the Permitted Uses described in Article 1 and for no other use. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by applicable Legal Requirements or Insurance Requirements. Tenant shall not cause or permit any potentially harmful air emissions, odors of cooking or other processes, or other objectionable odors or emissions to emanate from the Premises. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises.

(b) If Tenant intends to conduct animal research within the Premises, such research shall be limited to biopharmaceutical research and development, including the handling and testing of laboratory mice and laboratory rats only (the “Permitted Animals”) in connection therewith, and for no other purpose or use. If Tenant proposes to use any animals other than the Permitted Animals in its operations, it shall first obtain the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Animal research, solely of Permitted Animals, shall be permitted subject to the following: (a) all testing and research shall be conducted in strict compliance with all applicable Legal Requirements and with good scientific and medical practice; (b) all dead animals, any part thereof or any waste products related thereto, shall be disposed of, at Tenant’s sole cost and expense, in strict compliance with all applicable Legal Requirements and with good scientific and medical practice; (c) no odors, noises or any similar nuisance shall be permitted to emanate from the vivarium; and (d) Tenant’s use of research animals shall not interfere with the peaceable and quiet use and enjoyment by other tenants or occupants of the Unit or the Building of their respective demised premises. Tenant shall procure and deliver to Landlord copies of all permits and approvals necessary for the use and operation of the vivarium and the keeping of Permitted Animals before allowing any actual Permitted Animals into the Premises and shall maintain such permits and approvals in full force and effect at all times during the Term. Tenant shall indemnify, save harmless and defend the “indemnitees” (as defined in Section 9.02 hereof) from and against all liability, claim, damage, loss or cost (including reasonable attorneys’ fees) arising out of or relating to the use and operation of the vivarium and the presence of the Permitted Animals in and about the Premises, except to the extent to which the same was caused by the negligence or willful misconduct of any of the Indemnitees.

9.02. Indemnification. Tenant is responsible for the Premises and any Tenant’s improvements, equipment, facilities and installations, wherever located in the Building or the Land, and all liabilities, including tort liabilities, incident thereto, except to the extent caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, contractors or invitees, or the Indemnitees. Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, contractors or invitees, or the Indemnitees, Tenant shall indemnify, save harmless and defend Landlord and Landlord’s partners, trustees, beneficiaries, shareholders, members, managers, owners, officers, directors, mortgagees, ground lessors, agents, employees, independent contractors, Landlord’s managing agent and other persons acting under them (collectively, “Indemnitees”), from and against all liability, claim, damage, loss or cost (including reasonable attorneys’ fees) arising in whole or part out of, or in any way related to, (i) any alleged or actual injury, loss, theft or damage to any person or property while on the Premises or the Limited Common Elements (to the extent such Limited Common Elements are within the exclusive use and control of Tenant); (ii) any alleged or actual injury, loss, theft or damage to any person or property while on the Development (other than within the Premises) to the extent arising from the acts or omissions of Tenant or persons claiming by, through or under Tenant, or any of their respective officers, employees, agents, servants, contractors or invitees (collectively, “Tenant Parties”); (iii) any alleged or actual condition within the Premises; or (iv) failure of Tenant or any Tenant Party to comply with any provision of this Lease or the Condominium Documents, in each case under (i) through (iv) above paying any cost to Landlord on demand as Additional Rent.

The provisions of this Section 9.02 shall survive the expiration or earlier termination of this Lease.

9.03. Compliance With Legal Requirements and Title Matters.

(a) Tenant shall not permit the Premises, or cause the Premises or the Unit or the Building, to be used in any way that violates any applicable law, code, ordinance, governmental regulation, order, permit, approval or any other governmental consent (each a “Legal Requirement”) or Title Matter or any provision of the Condominium Documents, or that unreasonably interferes with the use of other portions (i.e., other than the Premises) of the Unit or the Building by other tenants of the Unit or the Building, or constitutes a nuisance or waste. Landlord hereby states that none of the existing Title Matters set forth on Exhibit D attached hereto will prohibit the use of the Premises for its intended use as laboratory, research and development and general office purposes. Tenant shall, at its sole cost and expense, be responsible for compliance with all Legal Requirements and Title Matters applicable to the Premises (or to the Unit or the Building solely by reason of Tenant’s specific use of the Premises, as opposed to general laboratory and office uses); provided that Tenant shall only be responsible for Tenant’s Percentage Share of such costs required to comply with all Legal Requirements and Title Matters if such non-compliance is applicable to the general permitted use of the Building or the Unit. The foregoing notwithstanding, Landlord, and not Tenant, shall be responsible for making all improvements and alterations to the common areas of the Development, the Unit and the Building which are required to cause the same to comply with all present and future Legal Requirements (the cost of which shall be included in Operating Expenses pursuant to Section 7.01(b).

(b) Tenant shall be responsible, at its sole cost and expense, for procuring and maintaining in full force and effect, and complying at all times with, any and all necessary permits, certifications, permissions and the like and complying with any reporting requirements directly relating or incident to the conduct of its activities on the Premises. Within ten (10) Business Days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord or prospective purchaser of the Unit (either by itself or as part of a mortgage on or purchase of a larger portion of the Development), Tenant shall furnish Landlord with copies of all such permits that Tenant has obtained. Tenant shall promptly give notice to Landlord of any written warnings or violations delivered by any governmental authority and resulting from Tenant’s use or occupancy of, or any condition within, the Premises (including building code violations, fire safety code violations, wastewater management violations, OSHA violations, or violations of Legal Requirements (including Environmental Laws)) received from any federal, state, or municipal agency or any court of law within ten (10) Business Days after Tenant’s receipt of such notice and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation, or apply for a variance or permission to allow such use by appellate or other proceedings permitted under applicable Legal Requirements, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions reasonably acceptable to Landlord, including posting bond(s) or giving other security reasonably acceptable to Landlord, to protect Landlord and its mortgagees, and the Unit from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and its mortgagees harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, except to the extent to which such condition was caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, contractors or invitees, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, (v) Tenant shall certify to Landlord’s and its mortgagees’ reasonable satisfaction that Tenant’s decision to delay such cure is not reasonably expected to result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Unit or the Building or any other person or entity, and (vi) this Lease is in full force and effect and no Event of Default has occurred and is then continuing.

9.04. Hazardous Materials.

(a) “Environmental Law” shall mean all statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders of federal, state or local public authorities now in force or hereafter enacted, modified, or amended pertaining to the protection of the environment or to health or safety risks arising therefrom, including, but not limited to, control of air pollution, water pollution, groundwater pollution, and the generation, manufacture, management, handling, use, sale, transportation, delivery, discharge, emission, treatment, storage, disposal, release or threatened release of Hazardous Materials. To the extent applicable, such laws include, but are not limited to: (1) the Clean Air Act, 42 U.S.C. § 7401, et seq.; (2) the Clean Water Act, 33 U.S.C. § 1251, et seq.; (3) the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.; (4) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901,et seq.; (5) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq.; (6) the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (7) Title III of the Superfund Amendments and Reauthorization Act, also known as the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001; (8) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (9) federal regulations promulgated pursuant to any of the foregoing statutes; (10) Massachusetts laws and regulations enacted in order to implement federal environmental statutes and regulations; (11) the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; (12) the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. c. 21E; (13) the Hazardous Substances Disclosure by Employers Act, M.G.L. c. 111F; (14) Massachusetts regulations promulgated pursuant to the authority of applicable state environmental laws; and (15) local ordinances and regulations.

“Hazardous Materials” shall mean, but shall not be limited to, any products, hazardous substances, hazardous waste, toxic substances, environmental, biological, pathological, chemical, radioactive materials, waste or substances, oil or petroleum products and any material, waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious, or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other materials or substances that are mentioned under or regulated by any Environmental Law; and including any other products or materials subsequently found by an authority of competent jurisdiction to have adverse effects on the environment or the health and safety of persons.

(b) Tenant, at its sole cost and expense, shall comply with all Environmental Laws pertaining to the transportation, use, storage, generation, disposal, release or discharge of Hazardous Materials to, from or at the Premises by Tenant or any Tenant Party, including obtaining all required permits and approvals therefor. Provided that the same is performed at all times in accordance with the provisions of this Lease, Tenant may generate, produce, bring upon, use, store or treat Hazardous Materials in the Premises which are (a) typically found in commercial construction sites (which shall apply only during such time as Tenant is performing construction at the Premises as provided for in this Lease), (b) cleaning products or office supplies typically used in laboratory/office space, and (c) materials otherwise used in the ordinary course of Tenant’s operations and typically found in other leased laboratory space used for comparable purposes, as reasonably needed for Tenant’s operations and research activities, and strictly in accordance with Environmental Laws. In all events Tenant shall comply with all applicable provisions of the standards of the U.S. Department of Health and Human Services as further described in the USDHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition, December 2009) as it may be further revised, or such nationally recognized new or replacement standards as may be reasonably selected by Landlord. Except as otherwise set forth above, Tenant shall not cause or permit any Hazardous Materials to be generated, produced, brought upon, used, stored, treated or disposed of to, from, or in or about the Premises by Tenant or any Tenant Party without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Any Hazardous Materials permitted to be stored on the Premises pursuant to this paragraph shall be stored in areas of the Premises exclusively designated by Tenant for such purpose to the extent required by Legal Requirements. Tenant shall have the right to store Hazardous Materials in “Control Areas” capable of holding Hazardous Materials in accordance with applicable Legal Requirements, including 780 CMR and 527 CMR requirements for “Control Areas”, as follows: (i) Tenant shall have the right to use up to fifty (50%) percent of the storage capacity of one (1) “Control Area” located in the chemical storage area on the first floor of the Building, and (ii) Tenant shall have the right to use its pro-rata share (calculated on the basis of the three (3) tenant spaces in the West side of the Unit) of the storage capacity of one (1) “Control Area” on the second floor of the Building. Except as provided in the immediately preceding sentence, in no event shall any Hazardous Materials be generated, stored, used or disposed of outside of the Premises. Tenant shall not dispose of Hazardous Materials from the Premises to any other location except in strict compliance with all applicable Environmental Laws, nor permit any persons acting under it to do so. Notwithstanding the foregoing, Tenant shall not, in any event, be responsible for any Hazardous Materials to the extent such Hazardous Materials are introduced to the Development by anyone other than Tenant or any Tenant Party.

(c) Within five (5) Business Days after taking initial occupancy of the Premises, Tenant shall provide to Landlord a list of all Hazardous Materials used, stored or generated by Tenant in the Premises, including quantities of each anticipated to be used, together with the material safety data sheet (“MSDS”) for each such Hazardous Material. Thereafter, within ten (10) Business Days of Landlord’s request, Tenant shall provide Landlord with an updated list of all Hazardous Materials used, stored or generated by Tenant in the Premises, including quantities of each used, together with the MSDS for each such Hazardous Material. From time to time at Landlord’s request, but not more than once in any six (6) month period unless either Tenant is in default of its obligations under this Section 9.04 or Landlord has reason to believe that a release of Hazardous Materials has occurred on, at or from the Premises caused by Tenant or a Tenant Party, Tenant shall execute affidavits, certifications and the like, in form reasonably acceptable to Tenant, to the best of Tenant’s knowledge and belief, regarding the presence or absence of Hazardous Materials on the Premises or the Unit used, stored, generated, disposed of or released by Tenant or any Tenant Party. Furthermore, within fifteen (15) days after Landlord’s request, Tenant shall make available to Landlord at the Premises, for review and audit by Landlord, all of Tenant’s books and records relating to the types and amounts of all Hazardous Materials being generated, produced, brought upon, used, stored or disposed of by or on behalf of Tenant at, on or from the Premises, together with copies of any federal, state or municipal filings or compliance reports made by Tenant with respect to such Hazardous Materials that are required by applicable Environmental Law. Tenant agrees to pay the cost of any environmental inspection or assessment requested by any governmental agencies, mortgagees of the Unit (either by itself or as part of a larger mortgaged property), or by any insurance carrier to the extent that such inspection or assessment pertains to any release, threat of release, contamination, claim of contamination, loss or damage or deterioration of condition in the Premises caused by or alleged to be caused by Tenant or any Tenant Party (collectively, “Environmental Incidents”).

(d) Landlord shall not be liable to Tenant or any Tenant Party or to any person or governmental authority whatsoever for any release of Hazardous Materials brought to the Premises by or on behalf of Tenant at any time during the Term, except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees. Landlord shall have the right, from time to time during the Term, but not more than once in any six (6) month period unless either Tenant is in default of its obligations under this Section 9.04 or Landlord has reason to believe that a release of Hazardous Materials has occurred on, at or from the Premises caused by Tenant or a Tenant Party, to enter upon the Premises upon reasonable prior notice to Tenant to perform environmental audits relating to the operations of Tenant and all those claiming through Tenant on the Premises, including (i) reviewing records relating to compliance with Environmental Laws and industry standards applicable to the generation, handling, use, storage and disposal of Hazardous Materials, (ii) observing techniques for handling, storing, using and disposing of Hazardous Materials, (iii) reviewing documentation relating to the off-Premises disposal of Hazardous Materials from the Premises, and (iv) conducting such tests as Landlord deems appropriate, all such work to be performed at Landlord’s sole expense except as otherwise provided in the next sentence. In addition to, and not in limitation of the rights provided in the immediately preceding sentence, if required by any governmental agency or if Landlord reasonably believes that a release of Hazardous Materials has occurred on or from the Premises by Tenant or any Tenant Party or a threat of release exists arising from Hazardous Materials not being handled, stored, used or disposed of by Tenant or any Tenant Party in accordance with the requirements of this Lease and all applicable Environmental Laws, then Landlord may, but need not, perform appropriate testing and the reasonable costs thereof shall be reimbursed to Landlord by Tenant within ten (10) Business Days of demand, as Additional Rent, except that Landlord shall bear the cost of such testing if (i) Landlord (rather than a governmental agency) requested such testing and (ii) such testing determines that no such release has occurred as a result of the actions of Tenant or any Tenant Party and that Hazardous Materials are being handled, used, stored and disposed of in compliance with the terms of this Lease and all applicable Environmental Laws. Tenant shall cooperate with Landlord in connection with any environmental audits or other inspections or testing performed by Landlord pursuant to this Section. Landlord and any third parties conducting such audits and/or inspecting Tenant’s books and records shall enter into reasonable non-disclosure and confidentiality agreements with Tenant, in form reasonably acceptable to Landlord and Tenant.

(e) If any transportation, generation, storage, use or disposal of Hazardous Materials on or about the Premises or the Land by Tenant or any Tenant Party, results in the threat of release, release onto, or other contamination of any portion of the Unit, the Building, the Land, or any other portion of the Development or adjacent areas, soil or surface or ground water, or any loss or damage to person(s) or property, Tenant agrees to: (a) notify Landlord promptly, once Tenant has knowledge or has received notice, of any release, threat of release, contamination, claim of contamination, loss or damage, and (b) after consultation with Landlord, clean up the release, threat of release, or contamination in compliance with all applicable Environmental Laws or Legal Requirements. In the event of such contamination, Tenant agrees to cooperate fully with Landlord and to provide such documents, affidavits and information as may be reasonably requested by Landlord (1) to comply with any Environmental Law or Legal Requirement, (2) to comply with the request of any lender, purchaser or tenant, and/or (3) for any other reason reasonably deemed necessary by Landlord. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises, the Building or elsewhere within the Development by Tenant or any Tenant Party that is required to be reported to a governmental authority under any Environmental Law or Legal Requirement, shall promptly forward to Landlord copies of any written notices received by Tenant relating to alleged violations of any Environmental Law or Legal Requirement and shall promptly pay when due any fine or assessment against Landlord, Tenant, the Premises, the Unit or any other portion of the Development relating to any violation of any Environmental Law or Legal Requirement by Tenant or any Tenant Party. If any governmental authority files a lien against the Premises, the Unit or any other portion of the Development due to any act or omission, intentional or unintentional, of Tenant or any Tenant Party that results or has resulted in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, Tenant shall, within ten (10) Business Days from the date that Tenant is first given notice of such lien (or within such shorter period of time as may be specified by Landlord if such governmental authority takes steps to enforce such lien) either (A) pay the claim and remove the lien or (B) furnish a cash deposit bond or such other security as is reasonably satisfactory in all respects to Landlord and sufficient to discharge the lien completely.

(f) Any increase in the premium for necessary insurance on the Premises or the Unit which arises from Tenant’s use and/or storage of Hazardous Materials beyond those typically found in office and laboratory space used for comparable purposes shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be required to comply with any requirement of any federal, state or local government agency with jurisdiction.

(g) Except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents, contractors and/or invitees or the Indemnitees, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold the Indemnitees fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, judgments, demands, costs, penalties, damages, fines and expenses, including reasonable attorneys’ fees (including reasonable attorneys’ fees of Landlord’s counsel and costs of litigation), consultants’ fees, laboratory fees and cleanup costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any Hazardous Materials on or in the Premises, the Building or the Development arising from the act, omission or negligence of Tenant or any Tenant Party, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by Tenant or any Tenant Party of any Hazardous Materials at or near the Premises or the remainder of the Development from and after such time, (ii) any violation(s) by Tenant or any Tenant Party of any Environmental Laws, (iii) any Environmental Incidents (as defined above) and (iv) any breach by Tenant of its covenants and obligations under this Section 9.04 or Section 10.07.

(h) The provisions of this Section 9.04 shall survive the expiration of the Term or the earlier termination of this Lease.

(i) Reference is made to Section 10.07 for provisions relating to the decommissioning of the Premises by Tenant upon the expiration of the Term or the earlier expiration of this Lease.

9.05. Signs. Except as expressly otherwise provided in this Section and except for the Initial Tenant Work, no sign, antenna or other structure or thing shall be erected or placed on the Premises or on any part of the exterior of the Building or otherwise erected or installed so as to be visible from the exterior of the Building, without first securing the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord, at Landlord’s cost, shall provide building standard signage within the Unit lobby identifying Tenant. Landlord shall also provide to Tenant Tenant’s Percentage Share of entries on any directory maintained by Landlord from time to time within the Unit. Tenant shall not have the right to install any monument sign or any name or logo plate on any monument sign which is from time to time installed by Landlord.

9.06. Landlord’s Access. Subject to the provisions of this Section, Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors, tenants (but with respect to potential tenants, only in the final twelve (12) months of the Term) or other parties; to inspect and conduct tests in order to monitor Tenant’s compliance with Legal Requirements governing Hazardous Materials; for purposes described in Sections 2.01, 9.04, 10.03 and/or 10.04(b); or for any other purpose Landlord reasonably deems necessary. No prospective lender, purchaser, or tenant claiming through Landlord shall be permitted access to the Premises without a representative of Landlord present. Except in the event of an emergency posing an imminent threat of personal injury or damage to the Premises (in which event notice shall be provided as soon as reasonably practicable), Landlord shall give Tenant at least two (2) Business Days’ prior notice (which may be oral) of any entry by Landlord into the Premises. Unless otherwise authorized by Tenant in advance, any entry into the Premises other than in case of emergency, shall occur only with a representative of Tenant or its authorized designee present; provided that if Tenant or its authorized designee fails to appear for a scheduled inspection or access by Landlord, Landlord may nevertheless proceed with such scheduled inspection or access. Notwithstanding the preceding provisions of this Section, in case of emergency, Landlord may enter any part of the Premises at any time without prior notice to Tenant provided that Landlord provides Tenant with notice of such entry as soon as reasonably possible thereafter. Landlord shall use reasonable efforts not to interfere with Tenant’s use and occupancy of the Premises when exercising Landlord’s rights under this paragraph. Landlord agrees to comply with Tenant’s reasonable requirements (including without limitation requirements in connection with access, health, safety, and/or security checks) in connection with non-emergency access to the Premises to the extent to which the same are consistent with the provisions of this Section and have been provided to Landlord in writing prior to any such entry.

9.07. Landlord’s Rules and Regulations. Tenant and all Tenant Parties shall observe Landlord’s rules and regulations (the “Rules and Regulations”) promulgated (and amended from time to time) with respect to the occupation and use of the Unit and the Premises and of general applicability to all tenants of the Building and the Unit (including all Rules and Regulations which are applicable only to tenants which are using their leased premises for office or laboratory purposes, such as Tenant), provided that (i) Tenant receives reasonable prior written notice of such Rules and Regulations, (ii) the same are not inconsistent with the provisions of this Lease, and (iii) such Rules and Regulations are applied in a non-discriminatory manner to all similar tenants. Landlord’s initial Rules and Regulations are set forth in Exhibit G attached hereto. The Rules and Regulations may also include, if any portion of the Building is being used as an animal facility at any time, provisions specifically relating thereto. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant’s servants, employees, agents, contractors, visitors, invitees or licensees.

9.08. Compliance With Insurance Requirements. Tenant and all Tenant Parties shall at all times comply with the terms of any policy of insurance maintained by Landlord or Tenant and applicable to the Premises, the Unit, the Building or the Development, or any portion of any of the foregoing, and all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) (collectively, “Insurance Requirements”).

9.09. Floor Load; Heavy Machinery. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Tenant acknowledges receipt from Landlord of the foregoing floor load information. Landlord reserves the right to prescribe the weight and position of all heavy machinery and mechanical equipment, which shall be placed so as to distribute the weight. Heavy machinery and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall schedule and coordinate the installation or moving of any heavy machinery, heavy equipment, freight, bulky matter, or other oversize fixtures into or out of the Building with Landlord or its property manager. If such machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such heavy machinery, etc., in the Premises shall be Tenant’s responsibility.

9.10. LEED/Energy Conservation Measures. Tenant acknowledges that Landlord is required by the terms of certain of the permits issued by the Town of Watertown for the Development to design and construct the Unit so as to be certifiable at a Silver level in the Leadership in Energy and Environmental Design Core & Shell program (“LEED-CS”), and has designed and constructed the Building to achieve that goal. Tenant further acknowledges and agrees that such certification will require Tenant to comply with the following requirements in connection with the design, construction, use and operation of its Premises:

(1)

Mandatory Leadership in Energy and Environmental Design (LEED) Tenant Compliance. Tenant shall meet the following design and construction requirements in support of and in compliance with the LEED-CS prerequisites and credits attempted within the base-building LEED-CS certification application:

a.

EAp3 Fundamental Refrigerant Management: Any additional HVAC & Refrigeration equipment and/or systems installed by Tenant must comply with the following: “zero use of chlorofluorocarbon (CFC)-based refrigerants in new heating, ventilating, air conditioning and refrigeration (HVAC&R) systems. Small HVAC units (defined as containing less than 0.5 pounds (228 grams) of refrigerant) and other equipment, such as standard refrigerators, small water coolers and any other equipment that contains less than 0.5 pounds (228 grams) of refrigerant, are not subject to the requirements of this prerequisite”.

b.

IEQpl Minimum Air Quality Performance: All mechanical ventilation systems installed by Tenant must “meet the minimum requirements of Sections 4 through 7 of ASHRAE Standard 62.1-2007, Ventilation for Acceptable Indoor Air Quality. Mechanical ventilation systems must be designed using the ventilation rate procedure or the applicable local code, whichever is more stringent.” Compliance must be demonstrated through calculations performed in alignment with the Ventilation Rate Procedure methodology as per section 6.2 of the ASHRAE 62.1-2007 standard.

c.

IEQp2 Environmental Tobacco Smoke Control (ETS): Tenant is required to “Prohibit smoking in the building. Prohibit on-property smoking within 25 feet (8 meters) of entries, outdoor air intakes and operable windows. Provide signage to allow smoking in designated areas, prohibit smoking in designated areas or prohibit smoking on the entire property.”

(2)

Mandatory Tenant Energy Conservation Measures (ECMs). Tenant shall adhere to the following performance requirements to support and align with the Energy Conservation Measures incorporated in the base-building Core and Shell building systems and building envelope design and the LEED-CS whole building energy model:

a.

Lighting Power Density: The installed interior lighting power in the Premises must be designed to be equal to or less than 0.75 Watts/SF using the Building Area Calculation Method as referenced in ASHRAE 90.1-2007.

b.	Lighting Controls: Office tenants are required to provide the following lighting controls:

•	Daylight dimming: The Premises shall be designed to meet the following daylight dimming requirements:

•	Automatic daylight harvesting controls must be provided in all tenant spaces that are within 15 ft of the exterior walls.

•

All lighting in these areas must be automatically controlled based on available daylight and is dimmed from 100% to 30% of the light output with a proportional power input reduction (from 100% to 30% of the power input).

•	The light level setpoint shall be 50 fc at a horizontal plane that is 2.5 ft above the floor.

•	Occupancy Sensors on Lighting: Occupancy sensors must be provided for light control in all tenant spaces.

Beyond adhering to the requirements of the above listed LEED-CS prerequisites and credits, Tenant, at its own cost and expense, shall design and construct the Initial Tenant Work and all subsequent Tenant Work, and shall operate within the Premises, so as to render the Premises certifiable under the LEED 2009 program for Commercial Interiors at a Silver level. Even if third-party certification is not pursued, Tenant shall be required to comply with the aforementioned LEED prerequisites and credits. In addition to and without limiting any of the foregoing, Tenant shall comply with the LEED design, construction and performance requirements for Arsenal Yards set forth on Exhibit K attached hereto and incorporated herein by reference (the “LEED Requirements”).

9.11. Emergency Generator. Tenant shall have the right to tie into and use the emergency generator to be installed by Landlord as part of the Base Building Work for use by tenants of the Unit (the “Unit Generator”). Tenant shall be responsible, at its sole cost and expense, for installing, maintaining, repairing and replacing its connection between the Premises and the Unit Generator, and all associated cabling. Tenant shall be permitted to use up to five (5) watts per square foot of Rentable Area in the Premises from the Unit Generator, and at no time shall Tenant exceed that use limitation with respect to the Unit Generator. Except to the extent that Tenant ties into the Unit Generator as part of the Initial Tenant Work in accordance with the provisions of the Work Letter, installation of such tine-in and any related cabling, conduit and appurtenances will be governed by the applicable provisions of this Lease relating to Tenant Work. Tenant will submit to Landlord at least thirty (30) days prior to the proposed installation date Tenant’s proposed plans and specifications relating to the tie-in to the Unit Generator and all associated lines. Tenant may not commence any work to tie into the Unit Generator until it has received Landlord’s prior written approval (not to be unreasonably withheld, delayed or conditioned) of such plans and specifications, Tenant, at its sole cost and expense, shall comply with all applicable Legal Requirements and Title Matters and Landlord’s reasonable directives relating to the installation, operation, maintenance and repair of such tie-in, including (i) obtaining and maintaining (or causing to be obtained and maintained) and complying with the provisions of all applicable permits relating to the tie into and use of the Unit Generator. Tenant may not use the Unit Generator for any purpose other than solely in connection with Tenant’s occupancy of the Premises for the Permitted Use and in accordance with any applicable permit(s) pertaining to the Unit Generator. Except for permitted subtenants and assignees. Tenant may not use the Unit Generator to serve other occupant(s) of the Development.

9.12. Rooftop Rights.

(a) Tenant shall be permitted, in locations on the roof of the Building as approved by Landlord in writing in advance, to install, operate, maintain, repair and remove, or Landlord may install on behalf of Tenant, all at Tenant’s sole cost and expense and for use solely by Tenant in connection with its business operations conducted in the Premises and not for use by non-occupant third parties, (i) telecommunications and data processing equipment (including but not limited to satellite dishes, generators, cell boosters and antennae), and related wiring from the roof to the interior portions of the Premises to the extent reasonably necessary (collectively, the “Rooftop Communications Equipment”), and (ii) such supplementary HVAC and other equipment (including exhaust fans, supplemental fans, and the like, but specifically excluding rooftop units, air handling units, and the like) serving solely the Premises, consistent with Tenant’s use of the Premises (collectively, with the Rooftop Communications Equipment, the “Rooftop Equipment”), provided the same complies with all Legal Requirements, all Title Matters and the provisions of the Condominium Documents. The Rooftop Equipment shall be screened from exterior view in a manner reasonably acceptable to Landlord and as may be required by the Town of Watertown. Tenant shall be responsible for all costs and expenses associated with or relating to the Rooftop Equipment, including installation, operation, maintenance, use, removal and insuring of the Rooftop Equipment (same being deemed Tenant’s personal property for purposes of this Lease), and shall reimburse Landlord any reasonable, actual out-of-pocket costs incurred by Landlord in connection therewith, including, but not limited to any costs for electric power and HVAC (if any) that Tenant uses in the Building for the Rooftop Equipment, as separately metered. Landlord shall have the right to permit other tenants of the Building to lease space on the roof of the Building for such other party’s own rooftop antennae, satellite dishes and other telecommunications equipment to be used in the conduct of such tenant’s business operations in the Building and not elsewhere, provided that (i) Tenant shall continue to have full access to the Rooftop Equipment, (ii) Tenant’s right to install, use, improve, add to and replace Rooftop Equipment shall be non-exclusive and shall be shared on a pro rata basis with any such rights granted to other tenant(s) in the Buildings, (iii) Landlord shall not install, and shall prohibit the installation and/or operation by any other party of, any additional microwave dishes/earth satellite disks, antennae, towers and/or other structures on the Roof which would, in Tenant’s reasonable judgment, interfere with Tenant’s use of the Rooftop Equipment which is then in place.

(b) Prior to installing any Rooftop Equipment, Tenant shall submit to Landlord for its approval plans and specifications that (i) specify in detail the design, location, size (and, with respect to Rooftop Communications Equipment, the frequency) of the Rooftop Equipment and (ii) are sufficiently detailed to allow for the installation of the Rooftop Equipment in a good and workmanlike manner and in accordance with all Legal Requirements. Following Landlord’s approval of such plans, Tenant shall obtain all permits required for the installation and operation, thereof, and copies of all such permits must be submitted to Landlord before Tenant begins to install the Rooftop Equipment. Tenant shall be permitted to select a contractor of its choice to undertake the installation of the Rooftop Equipment, subject to Landlord’s approval not to be unreasonably withheld, delayed or conditioned. Tenant shall install all Rooftop Equipment in a good and workmanlike manner, and shall maintain and use the Rooftop Equipment in accordance with all applicable Legal Requirements and Title Matters. Tenant shall also have the right to install reasonably necessary conduit and sleeving from the roof to the points of connection within the Premises. Tenant shall be responsible for all costs of installation (including structural reinforcing or modifications required to be made to the roof in order to support Tenant’s Rooftop Equipment), repair, maintenance and removal with respect to the Rooftop Equipment. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Rooftop Equipment while it is on the Building. Tenant shall maintain the Rooftop Equipment in good repair and condition and in such a manner so as not to interfere in any material respect with any other satellite, antennae or other transmission facility on the roof or elsewhere in the Building which was installed and operating prior to Tenant’s installation of the Rooftop Equipment which is claimed to be causing such interference. Tenant shall repair any damage to the Building caused by or relating to the Rooftop Equipment, including that which is caused by its installation, maintenance, use or removal, and Tenant shall reimburse Landlord for any out-of-pocket costs and expenses incurred by Landlord for any actual damage to the Building, including any damage resulting from penetrations of the Roof with respect to such installation, maintenance or use.

(c)    Unless otherwise expressly agreed by Landlord in writing as part of its approval of the installation of such Rooftop Equipment, Tenant shall, at its expense, remove the Rooftop Equipment prior to the expiration of the Term (or within thirty (30) days after the earlier termination of the Term). If Tenant fails to do so, Landlord may remove the Rooftop Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all actual out-of-pocket costs and expenses incurred by Landlord in connection therewith within thirty (30) days after Landlord’s request therefor.

(d)    All work relating to the Rooftop Equipment shall, at Landlord’s request, be coordinated with Landlord’s roofing contractor so as not to void any warranty for the Roof.

ARTICLE 10: CONDITION AND MAINTENANCE OF PREMISES

10.01.    Existing Conditions.    Tenant acknowledges that except for any express representations contained in this Lease, neither Landlord nor any person acting under or on behalf of Landlord has made any representation as to the condition of the Premises, the Unit, the Building or the Development, or the suitability of the Premises, the Unit, the Building or the Development for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection and inquiry regarding the Premises, the Unit, the Building and the Development, and is not relying on any representations of Landlord or any broker or persons acting on behalf of Landlord other than as set forth in this Lease.

10.02.    No Landlord Liability.    Landlord shall not be liable for any damage or injury to the persons, property or business (including loss of revenue, profits or data) of Tenant or any Tenant Party, provided, however, that this Section 10.02 shall not exempt Landlord from liability for Landlord’s negligence or willful misconduct, or the negligence or willful misconduct of its agents, employees, contractors, and/or invitees, or Landlord’s breach of its obligations herein. This exemption shall apply whether such damage or injury is caused by (among other things): (i) fire, steam, electricity, water, gas, air, sewage, sewer gas or odors, snow, ice, frost or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, faucets, sprinklers, wires, appliances, plumbing, windows, air conditioning or lighting fixtures or any other cause; (iii) explosion, electrical or electromagnetic emissions; (iv) any casualty or Taking; (v) theft; (vi) conditions in or about the Unit or the Building; or (vii) any act or omission of any other tenant. Tenant hereby agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or any Tenant Party which may be in or upon the Premises, the Unit, the Building or the Development, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except to the extent caused by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees, contractors, and/or invitees, or Landlord’s breach of its obligations herein.

10.03.    Landlord’s Repair and Maintenance Obligations.    Subject to the provisions of Section 16.09, and except for damage caused by fire, other casualty or taking (which is dealt with below), and damage caused by the act or omission of Tenant or any Tenant Party, Landlord shall maintain, or cause to be maintained, the foundations of the Building, the exterior walls and windows and roof (including roof membrane) of the Unit, the Unit Generator, the Building Systems (including the HVAC, plumbing, electrical, mechanical and other systems serving the Premises in common with other portions of the Unit), to the extent not serving the Premises or another tenant’s premises exclusively, the common areas and facilities of the Building, and any other items constituting Limited Common Elements of the Unit pursuant to the Condominium Documents (excluding those items that Tenant is responsible for under Article 11) in good order, condition and repair; provided that Tenant shall give Landlord written notice of the necessity for such repairs; and, provided further, that the damage thereto shall not have been caused by negligence of Tenant (or any subtenant), its concessionaires, agents, employees, invitees, licensees or contractors, in which event Tenant shall be responsible therefor and shall promptly make all such repairs. Landlord shall make any repairs or replacements to the Premises, the Unit (including the Unit Generator) or the Building, to the extent such repair or replacement was necessitated by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees, contractors, and/or invitees or Landlord’s breach of its obligations herein, at its sole cost and expense and not to be reimbursed as an Operating Expense. In addition, Landlord shall enforce the applicable provisions of the Condominium Documents with respect to the maintenance, repair or replacement of the General Common Elements and all other buildings in the Development. Except to the extent caused by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees, contractors, and/or invitees, or Landlord’s breach of its obligations herein, Landlord shall not be obligated to maintain, repair or replace any interior windows, doors, plate glass, or the surfaces of walls within the Premises, or any fixtures, components or equipment located either within the Premises or elsewhere which serve the Premises exclusively, all of which shall be Tenant’s obligation. Tenant waives the benefit of any present or future law that provides Tenant the right to repair the Premises, the Unit or the Building at Landlord’s expense or to abate or reduce the Rent or to terminate this Lease because of the condition of the Premises, the Unit or the Building, to the extent such benefit of law may be waived by Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall not be entitled to any abatement of Rent, nor shall Landlord incur any liability, by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work undertaken by Landlord in accordance with the provisions of this Lease provided Landlord complies with the terms of Section 9.06 regarding access to the Premises. Notwithstanding the fact that Landlord may provide security services at the Unit or the Building at any time during the term of this Lease, (i) Tenant hereby releases Landlord from any claim for injury to persons or damage to property asserted by Tenant or any Tenant Party that is suffered or occurs in or about the Premises or in or about the Unit, the Building or the Development by reason of the act of any intruder or any other person, and (ii) Landlord shall not be deemed to owe Tenant or any other person any duty or standard of care as a result of Landlord’s provision of such security services. All costs and expenses incurred by Landlord in connection with the performance of any obligation set forth in this Section 10.03 shall be included in Operating Expenses except to the extent otherwise expressly provided above in this Section.

10.04.    Tenant’s Obligations.

10.04(a)    Repair and Maintenance.    Except for work that Section 10.03 requires Landlord to do and subject to Section 16.09, Tenant, at its sole cost and expense: shall keep the Premises (including all Initial Tenant Work, other Tenant Work, Tenant Property, and all fixtures, systems and equipment now or hereafter on the Premises or elsewhere that exclusively serve the Premises regardless of whether or not the same are part of a Building System), together with any Limited Common Elements (or portions thereof) with respect to which Tenant has exclusive rights, and any interior windows, doors, interior plate glass, and the inner surfaces of walls within the Premises, in at least as good order, condition and repair as they are in on the Delivery Date or may be thereafter put in during the Term, reasonable wear and tear, damage caused by fire, other casualty or taking (which is dealt with below) and damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors excepted; shall keep in a secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and shall make all repairs and replacements and do all other work necessary for the foregoing purposes, whether the same may be ordinary or extraordinary, foreseen or unforeseen. Without limitation, Tenant shall be responsible for the maintenance, repair and replacement of all plumbing, heating, ventilating and air-conditioning systems and other mechanical systems (whether or not part of the Building Systems) wherever located that exclusively serve the Premises (provided that Tenant is given the requisite access if such equipment is located outside of the Premises or Common Areas), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) providing for the regular maintenance of such systems to the extent that such systems exclusively serve the Premises. All repairs and replacements required to be made by Tenant hereunder shall be equal in quality and class to the original work. No storage shall be permitted outside of the Premises except as otherwise expressly provided in this Lease. Storage inside the Premises shall be provided in a manner not visible from outside the Premises.

10.04(b)    Landlord’s Right to Cure.    If Tenant does not perform any of its obligations under Section 10.04(a), Landlord upon ten (10) days’ prior notice to Tenant (or in the case of an emergency, with notice provided as soon as reasonably practicable) may perform such maintenance, repair or replacement on Tenant’s behalf, and Tenant shall reimburse Landlord, as Additional Rent, for all costs reasonably incurred, together with an Administrative Charge (as defined in Section 13.02(e)), immediately upon demand.

10.05.    Tenant Work.

10.05(a)    General.    “Tenant Work” shall mean all work, demolition, installations, improvements, additions and alterations made by or on behalf of Tenant in or to the Premises or, when expressly permitted by Landlord in advance, on or to any other portion of the Unit or the Building, Without limitation, Tenant Work includes any penetrations in the walls, partitions, ceilings or floors and all attached carpeting, all signs visible from the exterior of the Premises, and all changes in the exterior appearance of the windows of the Premises (including shades, curtains and the like). All Tenant Work shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed) and shall be arranged and paid for by Tenant, all as provided herein; provided that any interior non-structural Tenant Work (including any series of related Tenant Work projects) that (a) costs less than the “Tenant Work Threshold Amount” (which shall be $50,000 in each instance or series of related projects, provided that from and after the point at which the aggregate cost of Tenant Work proposed by Tenant in any Lease Year exceeds $150,000, all Tenant Work proposed during such Lease Year shall be deemed to exceed the Tenant Work Threshold Amount and shall require Landlord’s prior written approval), (b) does not adversely affect any structural component of the Building or the Unit, or any elevators, fire-safety, telecommunications, curtain wall, electrical, heating, ventilation, plumbing or any other mechanical system of the Unit (collectively, the “Building Systems”), (c) does not adversely affect any penetrations in or otherwise adversely affect any walls, floors, roofs, or other structural elements of the Building or the Unit, or the curtain wall, and (d) does not include any signs visible from the exterior of the Premises or any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like) shall not require Landlord’s prior approval if Tenant delivers the Construction Documents (as defined in Section 10.05(b)) for such work to Landlord at least five (5) Business Days’ prior to commencing such work. Without limiting Landlord’s rights hereunder, Landlord shall not be deemed unreasonable for withholding its approval as to any Tenant Work which would require unusual expense to re-adapt the Premises or any portion thereof to normal office use or typical laboratory use upon the termination or expiration of this Lease. In any event, non-structural cosmetic work such as painting, carpeting and wall coverings (“Cosmetic Work”) shall not require Landlord’s consent or be included in the calculation of the Tenant Work Threshold, and no prior notice to Landlord of such work is required. Whether or not Landlord’s approval is required, Tenant shall neither propose nor effect any Tenant Work that in Landlord’s reasonable judgment (i) adversely affects any structural component of the Building or the Unit, (ii) materially affects any Building System, (iii) affects the exterior or the exterior appearance of the Unit or the Building or common areas within or around the Building, (iv) includes the installation of equipment that will have an unreasonable acoustic impact on other tenants of the Building or the Unit when compared to similar equipment in first-class office and laboratory buildings, (v) diminishes the value of the Premises, the Unit or the Building, or (vi) requires any unusual expense to readapt the Premises for use by a future occupant for the Permitted Uses. Any disputes regarding the scope and estimated cost of the work necessary to readapt the Premises for the Permitted Uses shall be resolved pursuant to Section 16.17. Prior to commencing any Tenant Work affecting air disbursement from ventilation systems serving the Premises, including the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third-party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Unit (or of any other tenant in the Unit) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work. Landlord shall have the right to require Tenant to provide to Landlord from time to time while Tenant’s Work is being performed, periodic lien waivers in statutory form from Tenant’s Contractor and such subcontractors and suppliers as Landlord may designate from time to time.

10.05(b)    Construction Documents.    No Tenant Work, other than Cosmetic Work, shall be effected except in accordance with complete, coordinated construction drawings and specifications (“Construction Documents”) prepared in accordance with Exhibit I attached hereto. Before commencing any Tenant Work requiring Landlord’s approval hereunder, Tenant shall obtain Landlord’s prior written approval of the Construction Documents for such work, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be given a reasonable opportunity to consult with Tenant and review plans for any work under this Lease requiring Landlord’s consent as they are being prepared. The Construction Documents shall be prepared by an architect (“Tenant’s Architect”) registered in the Commonwealth of Massachusetts and experienced in the construction of tenant space improvements in comparable buildings in the area where the Premises are located and, if the value of such Tenant Work will equal or exceed the Tenant Work Threshold Amount or will affect any Building System, the identity of Tenant’s Architect (and also engineers if such work will affect any Building System) shall be approved by Landlord in advance, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible for the liabilities associated with and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents even if approved by Landlord (and even if Tenant’s Architect has been otherwise engaged by Landlord in connection with the Base Building Work or the Initial Tenant Work). Construction Documents shall comply with all Legal Requirements and Title Matters applicable to the Development or the Premises, or Tenant’s use thereof, as well as with the provisions of the Condominium Documents. Construction Documents shall set forth in detail the requirements for construction of the Tenant Work and shall show all work necessary to complete the Tenant Work, including all cutting, fitting, and patching and all connections to the mechanical, electrical, and plumbing systems and components of the Unit or the Building. Submission of the Construction Documents to Landlord for approval shall be deemed a warranty by Tenant that all Tenant Work described in the Construction Documents (i) complies with all applicable Legal Requirements, Title Matters and the Condominium Documents, (ii) does not adversely affect any structural component of the Unit or the Building, (iii) is compatible with and does not adversely affect the Building Systems, (iv) does not affect any property other than the Premises, (v) conforms to floor loading limits specified by Landlord, and (vi) with respect to all materials, equipment and special designs, processes or products, does not infringe on any patent or other proprietary rights of others. The Construction Documents shall comply with Landlord’s requirements for the uniform exterior appearance of the Unit, including the use of Landlord’s standard window blinds and standard light fixtures. Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Tenant Work shown and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with any Legal Requirements or Title Matters, or coordination or compatibility with any component or system of the Unit or the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Unit or the Building, all of which shall be the sole responsibility of Tenant.

If, as a result of any Tenant Work performed or proposed to be performed by Tenant, Landlord is or will be obligated to comply with any Legal Requirement (including the Americans With Disabilities Act) which was not previously applicable to the Premises or the Unit (or which was previously applicable in a different manner or to a different extent), and such compliance requires Landlord to make any improvement or alteration to any portion of the Unit or the Building, then (i) when Landlord makes such determination prior to the performance of such Tenant Work, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the performance of such Tenant Work, the entire cost of any improvement or alteration Landlord is obligated to complete by such Legal Requirement, or (ii) when Landlord makes such determination after such Tenant Work has commenced (regardless of whether or not the same has been completed), Tenant shall pay to Landlord, as Additional Rent, within ten (10) days of demand therefor by Landlord, the entire cost of any improvement or alteration Landlord is obligated to complete by reason of such Legal Requirement.

10.05(c)    Performance.    The identity of any person or entity (including any employee or agent of Tenant) performing any Tenant Work (“Tenant Contractor”) requiring Landlord’s approval hereunder shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Once any Tenant Contractor has been approved, the same Tenant Contractor may thereafter be used by Tenant for the same type of work until Landlord notifies Tenant that such Tenant Contractor is no longer approved. Tenant shall procure at Tenant’s expense all necessary permits and licenses (and shall provide copies thereof to Landlord) before undertaking any Tenant Work, but shall not take any plans for Tenant Work to any governmental authority for review or approval without Landlord’s prior written authorization in each instance (which prior authorization shall not be unreasonably withheld, conditioned or delayed). Tenant shall perform (or shall cause Tenant’s Contractor to perform) all Tenant Work at Tenant’s risk, in compliance with the Rules and Regulations, all applicable Legal Requirements and Insurance Requirements, and the provisions of the Condominium Documents, and in a good and workmanlike manner, employing new materials of good quality and producing a result at least equal in quality to the other parts of the Premises. When any Tenant Work is in progress, Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached hereto as Exhibit J and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Tenant Work. If the cost of any Tenant Work exceeds the Tenant Work Threshold Amount, Tenant shall provide to Landlord such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord. If the Tenant Work in any instance requires Landlord’s approval hereunder, Tenant shall reimburse Landlord within thirty (30) days of demand, as Additional Rent, for its reasonable third-party out-of-pocket costs of reviewing the proposed Tenant Work and inspecting the performance of such work (as well as all costs imposed upon Landlord by any mortgagee which reviews and/or inspects the same). During the performance of any Tenant Work, representatives of Tenant and Landlord shall meet periodically (not less frequently than monthly) to review and discuss the progress of the work and the schedule for the performance of the remaining work.

In addition to and without limiting any of the foregoing, any and all Tenant Work shall be subject to, and performed in accordance with the LEED Requirements set forth on Exhibit K attached hereto and incorporated herein by reference.

Tenant shall cause each Tenant Contractor (i) to comply with, and to do nothing to impair, any guaranties or warranties applicable to any portion or component of the Unit or the Building, and (ii) to use commercially reasonable efforts to avoid delaying or otherwise interfering with the work of any contractor of Landlord or of any other tenant. Each Tenant Contractor working on the roof of the Unit shall coordinate with Landlord’s roofing contractor, shall comply with its requirements and shall not violate existing roof warranties. Tenant shall indemnify and hold the Indemnitees harmless from any claim, loss or expense based upon injury to persons or damage to property to the extent arising from the act or omission of Tenant’s Contractor or any subcontractor or supplier of any tier, while on or about the Premises, the Unit, the Building or elsewhere in the Development, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees, contractors, and/or invitees.

10.05(d)    Payment.    Tenant shall pay the entire cost of all Tenant Work so that the Premises (including Tenant’s leasehold) and all other portions of the Development shall always be free of liens for labor or materials; provided, however, that in the event that there is a dispute over whether payment is due and payable, Tenant may withhold payment so long as it files and records a bond sufficient to discharge any potential lien arising from the dispute or other security acceptable to Landlord and its mortgagees in their reasonable discretion within ten (10) Business Days after Tenant has notice from any source of such dispute. If any such lien is filed that is claimed to be attributable to Tenant or persons acting under Tenant, then Tenant shall promptly (and always within ten (10) Business Days) discharge the same by payment or filing any necessary bond. In the event that Tenant fails to discharge such lien within the time period set forth above, Landlord shall have the right, but not the obligation, to bond over or otherwise discharge such lien as further set forth in Section 13.02 of this Lease; provided, however, that no notice or cure period shall apply. In such case Tenant shall pay Landlord’s reasonable costs of discharging such lien within ten (10) Business Days of demand as Additional Rent.

10.05(e)    Other.    Tenant must schedule and coordinate all aspects of work with the property manager or other person or persons designated from time to time by Landlord, and shall make prior arrangements for elevator or temporary hoist use. Landlord shall provide Tenant and all other tenants requiring the use of freight elevators and temporary hoists with joint access and the parties shall use reasonable efforts to coordinate such joint access to avoid conflicts. If an operating engineer is required by any union regulations, Tenant shall pay for such engineer. If shutdown of risers and mains for electrical, mechanical or plumbing work is required, such work shall be supervised by Landlord’s representative at Tenant’s cost. If special security arrangements must be made (e.g., in connection with work outside Normal Business Hours), Tenant shall pay the actual cost of such security. Except as otherwise set forth in this Lease, no work shall be performed in Unit or Building mechanical or electrical equipment rooms without Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and all such work shall be performed under Landlord’s supervision. Except in case of emergency, at least five (5) days’ prior notice must be given to the property manager prior to the proposed shutdown of fire, sprinkler or other alarm systems, and in case of emergency, prompt notice shall be given. In the event that such work unintentionally alerts the Fire or Police Department or any private alarm monitoring company through an alarm signal, Tenant shall be liable for any fees or charges levied by the Fire or Police Department or any private alarm monitoring company in connection with such alarm except to the extent such alert was caused by Landlord or Landlord’s agents, employees, invitees or contractors. All demolition, installations, removals or other work that is reasonably likely to inconvenience other tenants of the Unit or the Building or disturb their normal business operations must be scheduled with the Building manager at least five (5) days in advance.

Any requirements of any Tenant Contractor for services from Landlord or Landlord’s Contractor, such as hoisting, electrical or mechanical needs, shall be paid for within thirty (30) days of billing after such costs are incurred, and arranged between such Tenant Contractor and Landlord or Landlord’s contractor. Tenant shall cause each Tenant Contractor performing work on the Premises to clean up regularly and remove its debris from the Premises, the Building and the Land. If any Tenant Contractor fails so to clean up, then Landlord may, after giving Tenant at least twenty-four (24) hours’ prior written notice, cause its contractor to clean up and remove debris, and Tenant shall pay the reasonable out-of-pocket costs of such cleanup and removal upon demand.

Each contract with a Tenant Contractor shall require such Tenant Contractor to take all reasonable steps to assure that any work is carried out without disruption from labor disputes arising from whatever cause, including disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors. Tenant shall be responsible for, and shall reimburse Landlord, as Additional Rent, for, all actual costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with the breach by any Tenant Contractor of such obligations. If Tenant does not promptly resolve any labor dispute caused by or relating to any Tenant Contractor, Landlord may in its sole discretion request that Tenant remove such Tenant Contractor from the Premises, and if such Tenant Contractor is not promptly removed, Landlord may prohibit such Tenant Contractor from entering the Development.

Upon completion of any Tenant Work and as a condition of such completion, Tenant shall give to Landlord (i) a permanent certificate of occupancy (if one is legally required), and any other final governmental approvals required for such work, (ii) copies of “as built” plans (other than for Cosmetic Work) in modifiable AutoCAD format and all construction contracts, and (iii) proof of payment for all labor and materials in the form of a final statutory lien waiver from Tenant’s Contractor or such other reasonable evidence as Landlord may require.

10.05(f)    Removal at Conclusion of Term.    Except as set forth in the last sentence of this paragraph below, any Tenant Work that is permanently affixed to the Premises or affixed in a manner so that it cannot be removed without causing other than incidental and repairable damage to the Premises shall become property of the Landlord at the termination of occupancy as provided herein. If Landlord so notifies Tenant in writing at the time Landlord approves plans for any Tenant Work (or, if Landlord’s consent to the plans is not required, at the time Landlord receives notice of such work), Tenant shall remove such or all Tenant Work as so specified prior to the conclusion of the Term. Tenant Work that may be removed with only incidental and/or repairable damage, may be removed by Tenant in any case provided such disturbance or damage is restored and repaired so that the Premises are left in a clean and fully functional condition at least as good as they were in at the commencement of the Term or as they may be put in thereafter, reasonable wear and tear, damage caused by fire, other casualty or taking, and damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors excepted.

10.05(g)    Initial Tenant Work.    The provisions of this Section 10.05 shall not apply to Initial Tenant Work except to the extent otherwise expressly provided in the Work Letter.

10.06.    Condition Upon Termination.    At the expiration or earlier termination of the Term, Tenant (and all persons claiming by, through or under Tenant) shall without the necessity of notice deliver the Premises (including all Initial Tenant Work, none of which shall be removed by Tenant, and all other Tenant Work to the extent provided in Section 10.05(f) of this Lease) broom-clean, in compliance with the requirements of Section 10.07 and in good order, repair and condition, excepting only damage caused by fire, other casualty, or taking, reasonable wear and tear, and damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors. The Premises shall be surrendered to Landlord free and clear of any mechanic’s liens (or any similar lien related to labor or materials) or other lien or encumbrance (excluding liens or encumbrances existing as of the date hereof and liens or encumbrances granted by Landlord or related to work performed by or for Landlord) against any part of the Premises, equipment and/or any Initial Tenant Work or any other Tenant Work to be surrendered with the Premises. As part of such delivery, Tenant shall also provide all keys (or lock combinations, codes, access cards or electronic passes) to the Premises to Landlord; remove all signs wherever located; and, except as set forth in Section 10.05(f), remove all Tenant’s Property and other personal property whether or not bolted or otherwise attached. As used herein, “Tenant’s Property” shall mean all trade fixtures, furnishings, equipment, inventory, cabling of any type, and other personal property owned by Tenant or any person acting under Tenant at the Premises. Tenant shall repair all damage that results from such removal and restore the Premises substantially to a fully functional and tenantable condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the reasonable cost of removal and disposal to Landlord upon demand. The provisions of this Section shall survive the expiration or earlier termination of the Term.

10.07.    Decommissioning of the Premises.    Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, tanks, and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 10.07 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain and provide to Landlord a report addressed to Landlord and Landlord’s designees prepared by a reputable licensed environmental engineer or certified industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on such person’s inspection of the Premises (including visual inspection, airborne and surface monitoring, and, if Tenant or any Tenant Party at any time stored or used any radioactive materials in the Premises, Geiger counter evaluation), and shall show:

(i)    that the Hazardous Materials brought onto the Premises by or for the use by Tenant or any Tenant Party, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, tanks, and plumbing, and all such exhaust or other ductwork in and/or serving the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials, and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials;

(ii)    if Tenant or any Tenant Party at any time stored or used any radioactive materials in the Premises, that the Premises (and all piping, supply lines, waste lines, tanks, and plumbing, and all exhaust or other ductwork in and/or serving the Premises), have been decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, and have accordingly been released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation; and

(iii)    that the Premises may be reoccupied for office or laboratory use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials, and without incurring regulatory requirements or giving notice in connection with Hazardous Materials.

For purposes of the preceding clauses (i) and (iii) “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials introduced to the Premises by or for the use by Tenant or any Tenant Party, as Hazardous Materials instead of non-Hazardous Materials. The report shall include reasonable detail concerning the clean-up locations, the tests run and the analytic results.

In addition, Tenant shall provide to Landlord prior to the expiration of the Term (or within thirty (30) days after any earlier termination), a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises by Tenant or any Tenant Party from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

If Tenant fails to perform its obligations under this Section 10.07, then without limiting any other right or remedy, Landlord may, on five (5) Business Days’ prior written notice to Tenant, perform such obligations at Tenant’s expense, and Tenant shall within ten (10) days of demand reimburse Landlord, as Additional Rent, for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work, together with an Administrative Charge, as defined in Section 13.02. In addition, at Landlord’s election, Landlord may inspect the Premises and the Land for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists (a) at the Premises (except to the extent resulting from the acts or omissions of Landlord or Landlord’s agents, employees or contractors, or occupants of other portions of the Building), or (b) elsewhere on the Land as a result of the acts or omission of Tenant, its officers, employees, contractors, or agents.

The provisions of this Section 10.07 shall survive the expiration of the Term or the earlier termination of this Lease.

ARTICLE 11: DAMAGE OR DESTRUCTION; CONDEMNATION

11.01.    Damage or Destruction of Premises.    If the Premises, the Unit or the Building or any part thereof shall be damaged or destroyed by fire or other casualty (a “casualty”), or ordered to be demolished by the action of any public authority in consequence of a casualty, or taken by any exercise of the right of eminent domain, Tenant shall immediately give notice thereof to Landlord. Unless this Lease is terminated as provided herein, this Lease shall remain in full force and effect and Landlord shall proceed (or shall cause the Primary Board to proceed) with diligence to repair or cause to be repaired such damage so as to restore the Premises, or what may remain thereof (including the Initial Tenant Work but excluding any other Tenant Work), as nearly as practicable to the condition they were in immediately prior to such damage, destruction or taking, subject to then applicable Legal Requirements and Title Matters, but neither Landlord nor the Primary Board shall be required to expend in such repair or rebuilding more than the proceeds of insurance or award of damages, if any, recovered or recoverable with respect to such damage, destruction or taking (plus, in the case of casualty, the amount of any insurance deductibles (which shall be deemed Operating Costs)), less Landlord’s (or the Primary Board’s) reasonable expenses incurred in collecting such proceeds or award, as the case may be. Landlord shall coordinate its repair and restoration with the restoration of any other affected Primary Units in the Building. All such repairs made necessary by any negligent or willful act or omission of Tenant shall be made by Landlord (or the Primary Board) at Tenant’s expense to the extent that the cost of such repairs is not covered by insurance proceeds available therefor (including the payment by Tenant of any applicable deductible amount). Landlord shall not be liable for delays in the making of any such repairs that are due to Force Majeure, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. All repairs to and replacements of Tenant Property and any Tenant Work other than the Initial Tenant Work shall be made by and at the expense of Tenant, which work Tenant shall promptly commence as soon as practicable and thereafter prosecute diligently to completion.

11.02.    Right to Terminate in Event of Casualty.    In case (a) the Building in which the Premises are situated is destroyed or so damaged by fire or casualty insured under any fire and extended coverage insurance policy carried by Landlord or the Primary Board as to render more than fifty percent (50%) of the Building, or fifty percent (50%) of the square footage of the Unit, untenantable, or (b) the Premises or the Unit are destroyed or materially damaged during the last two (2) years of the Term, then, and in any of such cases, Landlord or Tenant (as to Tenant, in the event covered by clause (b) only) may at its election, exercisable by notice given to the other within thirty (30) days after such destruction or damage, terminate this Lease as of the date designated by Landlord or Tenant in such notice, which designated date shall not be less than fifteen (15) days nor more than thirty (30) days after the date of such notice. In case (x) the Premises, the Unit or the Building shall be destroyed or materially damaged by any casualty other than one covered by such insurance policy, or (y) if the cost to repair the same would exceed the amount of proceeds actually received by Landlord or the Primary Board from Landlord’s or the Primary Board’s insurance by more than $100,000.00, then, and in any of such cases, Landlord may at its election, exercisable by notice given to Tenant within thirty (30) days after such destruction or damage, terminate this Lease as of the date designated by Landlord in such notice, which designated date shall be not less than fifteen (15) days nor more than thirty (30) days after the date of such notice.

If Landlord does not so elect to terminate this Lease and instead elects to repair or rebuild the Premises, Landlord shall specify pursuant to written notice to Tenant the time within which repairs or construction will be completed, and in the event that Landlord estimates that the Premises cannot reasonably be repaired or restored within two hundred seventy (270) days following such casualty, then Tenant shall have the option within thirty (30) days after the receipt of such notice from Landlord to elect to terminate this Lease by written notice to Landlord. If Tenant does not so elect to terminate this Lease by written notice to Landlord within said thirty (30) day period, then this Lease shall continue in full force and effect and Landlord shall restore (or cause to be restored) the Premises, or what may remain thereof (including the Initial Tenant Work but excluding any other Tenant Work), as nearly as practicable to the condition they were in immediately prior to such damage, destruction or taking, subject to then applicable Legal Requirements and Title Matters, within the time specified in Landlord’s aforesaid notice and Tenant shall be entitled to an abatement of Base Rent as hereinafter set forth. If Landlord fails to substantially complete restoration of the Premises within the specified time (subject to Force Majeure or any delays caused by Tenant), then Tenant at its election may terminate this Lease and quit the Premises at any time after the time specified by Landlord for substantial completion as aforesaid but prior to Landlord’s substantial completion of the restoration, upon sixty (60) days’ advanced written notice to Landlord; provided, however, if Landlord substantially completes such restoration within said sixty (60) day period, then Tenant’s election to terminate this Lease shall be null and void and this Lease shall continue in full force and effect in accordance with the terms hereof. Tenant acknowledges and agrees that if other portions of the Unit are damaged by casualty, and this Lease is not terminated in accordance with its terms, Landlord shall only be obligated to restore (or cause to be restored) such other portions of the Unit as are necessary for Tenant to use and enjoy the Premises, including the exterior façade of the Premises.

11.03.    Termination in Event of Taking.    If all the Premises are taken by eminent domain this Lease shall terminate when Tenant is required to vacate the Premises. If by a taking (i) the floor area of the Premises is reduced by more than fifteen percent (15%) thereof, or (ii) all access to the Premises from the adjacent public right of way is taken and reasonably comparable alternative access is not made available within sixty (60) days of such taking, then, in either such case, this Lease may at the option of either party be terminated, as of the date when Tenant is required to vacate the portion of the Premises so taken or upon the expiration of said sixty (60) day period, as the case may be, by notice given to the other not more than thirty (30) days after the date on which the party desiring to terminate receives notice of the taking in the case of situation (i) above, or within thirty (30) days after the expiration of said sixty (60) day period in the case of situation (ii) above. If by a taking the floor area of the Unit in which the Premises are situated is reduced by more than twenty-five percent (25%), this Lease may at the option of Landlord or Tenant be terminated, as of the date when the tenants or occupants of the portion of said Unit so taken are required to vacate the same, by giving notice to the other not more than thirty (30) days after the date on which Landlord receives notice of the taking.

11.04.    Landlord Reserves Award.    Landlord reserves and excepts all rights to awards for damages to the Unit and the Premises and the leasehold hereby created now accrued or hereafter accruing (not including a separate award for Tenant’s moving expenses, if any, or awards for the unamortized value of the non-removable Initial Tenant Work installed by Tenant less the amount of the Tenant Allowance) as long as such separate awards do not reduce, delay or hinder Landlord’s award) by reason of any exercise of the right of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation Tenant grants to Landlord all Tenant’s rights to such awards (except as expressly reserved above in this Section 11.04) and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Tenant’s aforesaid leasehold improvements shall be amortized on a straight line basis over the initial term of this Lease.

11.05.    Abatement of Rent.    In the event of any casualty or taking of the Premises (or the Unit or Building which actually affects the Premises), a just proportion of the Base Rent payable hereunder, according to the nature and extent of the injury, shall be abated until completion of repairs or rebuilding or termination of this Lease, as the case may be; and in the case of a taking which permanently reduces the area of the Premises, or if following a casualty the restored Premises are smaller in area than the original area of the Premises, a just proportion of the Base Rent shall be abated for the remainder of the Term.

11.06.    Risk of Loss.    The risk of loss or damage to property of the Tenant on or about the Premises will be borne solely by the Tenant and neither the Landlord nor any other tenant will have any liability for loss thereof or damage thereto, except as otherwise expressly set forth in this Lease.

ARTICLE 12: ASSIGNMENT AND SUBLETTING

12.01.    Landlord’s Consent Required.    Except as set forth in this Article, Tenant shall not directly or indirectly assign this Lease, or sublet or license the Premises or any portion thereof, or advertise the Premises for assignment or subletting, or permit the occupancy of all or any portion of the Premises or the use of any portion of the Initial Tenant Work by any person other than Tenant, including transfer by mortgage, pledge or other encumbrance (whether of all or any portion of Tenant’s interest under this Lease, or any ownership interest (direct or indirect) in Tenant, or any portion of the Initial Tenant Work or any equipment, machinery, trade fixture or other property paid for in whole or in part by any portion of Landlord’s Allowance) each of the foregoing actions are collectively referred to as a “Transfer”), without obtaining, on each occasion, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Tenant complies with the provisions of this Article. An assignee, subtenant, licensee, or other occupant is referred to herein as a “Transferee”. It shall be reasonable for Landlord to withhold consent to a proposed Transfer (other than a Related Party Transfer) if, by way of illustration and not in limitation, the proposed Transferee does not have a net worth equal to or in excess of that of Tenant at the Date of Lease, or if the use proposed to be made of the Premises (or the applicable portion thereof) by the proposed Transferee is not a Permitted Use hereunder. A “Transfer” shall include any transfer of Tenant’s interest in this Lease by operation of law, the transfer or sale of a controlling interest in Tenant (whether direct or indirect, and whether in one transaction or in a series of related transactions), any “Related Party Transfer” (as defined below), and the grant of permission or license by Tenant to any other person or entity to use or occupy any portion of the Premises for any period of time or for any purpose whatsoever. Any Transfer shall be subject to this Lease, all of the provisions of which shall be conditions to such Transfer and be binding on any Transferee. No Transferee shall have any right further to Transfer its interest in the Premises, and nothing herein shall impose any obligation on Landlord with respect to a further Transfer.

12.02.    Terms.    Tenant shall not offer to make a Transfer (i) to any tenant in the Building (or any Affiliate of such tenant) which is not a Related Party Transferee if, at the time of Tenant’s intended Transfer, Landlord then has comparable space in the Building available for lease for a comparable term, or (ii) to any person or entity that would be of such type, character or condition as to be inappropriate as a tenant of a building comparable to the Building.

12.03.    Related Party Transfers.    Tenant may make a Related Party Transfer (as defined below) without the consent of Landlord provided that Tenant gives Landlord at least ten (10) days’ prior written notice thereof together with evidence reasonably satisfactory to Landlord that the proposed Transfer is a Related Party Transfer. Any Related Party Transfer shall be subject to all of the other terms and conditions of this Article. A “Related Party Transfer” shall mean one or more of the following: (1) any assignment or sublease to (A) a parent which owns (either directly or indirectly) substantially all of the voting stock of Tenant or otherwise exercises voting control over Tenant, or (B) a subsidiary of Tenant in which Tenant owns (directly or indirectly) substantially all of the voting stock or over which Tenant otherwise exercises voting control, or (C) any subsidiary of Tenant’s parent in which such parent owns (directly or indirectly) substantially all of the voting stock or over which such parent otherwise exercises voting control, or (D) any other Affiliate of Tenant, or (2) an assignment incident to the sale of all or substantially all of Tenant’s assets, or (3) a statutory merger or consolidation of Tenant with any other entity, or (4) a sale of interests in Tenant on a recognized national exchange; provided that in any of the situations described in the preceding clauses (l)-(3), (a) the person or entity succeeding to Tenant’s interest immediately thereafter (the “Related Party Transferee”) has a net worth equal to or in excess of that of Tenant at the Date of Lease, and (b) such Related Party Transferee agrees in writing, for the benefit of Landlord, to assume all of Tenant’s obligations under this Lease. Related Party Transfers shall not be subject to the provisions of (i) the first sentence of Section 12.04 or (ii) Section 12.05.

12.04.    Procedures.    At least thirty (30) days prior to the effective date of any Transfer, Tenant shall give Landlord in writing the details of the proposed Transfer, including: (i) the name, business, and financial condition (including the most recent annual and quarterly financial statements, in form and content reasonably acceptable to Landlord) of the prospective Transferee, (ii) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, (iii) a written agreement of the prospective Transferee, in form and content reasonably acceptable to Landlord, agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease undertaken by such Transferee, and (iv) any other information Landlord reasonably requires. Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable attorneys’ fees in reviewing any Transfer; provided that such amount shall not exceed two thousand five hundred dollars ($2,500). Tenant shall provide Landlord with a true and correct copy of the instrument effecting the Transfer on or before the date that it takes effect, except that with respect to a Related Party Transfer, Tenant shall, within fifteen (15) days after the Related Party Transfer, deliver to Landlord evidence of merger or such other evidence as is reasonably satisfactory to Landlord that such Related Party Transfer has occurred.

12.05.    Excess Rents.    If the consideration, rent, or other amounts payable to Tenant under any sublease, license, or other occupancy arrangement (collectively, a “Sublease”) or any assignment exceed the sum of (1) Rent and other charges to be paid hereunder (which amounts, in the case of a Sublease, shall be pro-rated based on the floor area intended to be subject to such Sublease), and (2) Tenant’s Expenses (which shall be (a) in the case of an assignment, amortized over the remaining Term of the Lease, and (b) in the case of a Sublease, (i) pro-rated based on the floor area intended to be subject to such Sublease, and (ii) amortized over the fixed term of the Sublease in question), then Tenant shall pay to Landlord, as Additional Rent, one-half (1/2) of the amount of such excess when and as received by Tenant, “Tenant’s Expenses” shall mean, collectively, (i) the necessary and reasonable expenses incurred by Tenant in good faith to third parties in connection with such an assignment or Sublease (as the case may be) on account of brokerage, legal, design, and demising and leasehold improvement costs in the portion of the Premises affected by, and specifically in connection with, such assignment or Sublease, and (iii) the unamortized out of pocket cost to Tenant of previously constructing Tenant Work in the Premises (or, in the case of a Sublease, in the portion of the Premises to be subject to such Sublease) and in either case with respect to the Initial Tenant Work, only the portion of the cost thereof paid out of pocket by Tenant, and not the portion of the cost thereof covered by Landlord’s Allowance pursuant to the Work Letter, shall be included as an “out of pocket cost to Tenant” for purposes of this calculation, with such amortization to be calculated on a straight line basis over the remaining Initial Term of the Lease as of the date such expense was incurred by Tenant, There shall be included in the calculation to be performed pursuant to the first sentence of this section any lump-sum payment or periodic payments made to Tenant for the purchase of so-called leasehold improvements, but all lump-sum or periodic payments made to Tenant on account of the leasing or mere use of Tenant’s equipment by the Transferee under such Sublease or assignment shall be excluded from such calculation. The provisions of this Section 12.05 shall not apply to Related Party Transfers.

12.06.    No Release.    Notwithstanding any Transfer and whether or not the same is a Related Party Transfer or is consented to, the liability of Tenant to Landlord shall remain direct and primary, to the extent that Tenant still exists as a separate entity after a Related Party Transfer. Any Transferee of all or substantially all of Tenant’s interest in the Premises, including any such Transferee under a Related Party Transfer, shall be jointly and severally liable with Tenant (to the extent that Tenant still exists as a separate entity after a Related Party Transfer) to Landlord for the performance of all of Tenant’s covenants under this Lease; and such Transferee shall upon written request from Landlord execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be a default). During any period when there exists an Event of Default by Tenant which is then continuing, Tenant hereby irrevocably authorizes Landlord to collect Rent and other charges from any Transferee (and upon notice from Landlord any Transferee shall pay directly to Landlord) and apply the net amount collected to the Rent and other charges reserved under this Lease. No Transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer by Tenant or such Transferee. Notwithstanding anything to the contrary in the documents effecting the Transfer, Landlord’s consent shall not alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. The breach by Tenant or any Transferee of any provision of this Article shall be a default for which there is no cure period.

ARTICLE 13: EVENTS OF DEFAULT AND REMEDIES

13.01.    Events of Default.    In the event that:

(A)

Tenant shall default in the payment of any Base Rent, Additional Rent or other sum payable under this Lease, when and as the same shall become due and payable hereunder, and such default shall continue for a period of five (5) days after Landlord gives Tenant notice that such payment was not paid when due; provided, however, that after Landlord has given two (2) notices to Tenant of a default pursuant to this Section 13.01.A, then for a period of twelve (12) months from the date of such second notice Tenant shall not be entitled to any notice of a further default under this Section 13.01.A, and Tenant’s failure at any time during such 12-month period to make any such payment within five (5) days after the date on which such payment is due hereunder shall constitute an Event of Default without the necessity of any notice; or

(B)

Tenant shall (i) make any Transfer in violation of this Lease; or (ii) fail to (a) maintain all insurance as required hereunder, or (b) provide Landlord with the certificates of insurance required pursuant to Article 7 above, or (c) restore or replenish the amount of the Security Deposit following a draw by Landlord upon the Security Deposit, as required by Article 14 below, or (d) provide Landlord with an estoppel certificate within the time provided in Section 15.04 below; or

(C)

Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent; or shall file any petition or answer seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek, or consent to, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant; or shall make any general assignment for the benefit of creditors; or

(D)

any court enters an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or for the appointment of a receiver, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of ninety (90) days; or

(E)	any representation or warranty made by Tenant herein is untrue in any material respect when made; or

(F)

Tenant shall default in the observance or performance of any of Tenant’s covenants, agreements or obligations hereunder, other than those referred to in the foregoing clauses (A)-(E), and such default shall not be corrected within the cure period expressly provided in this Lease therefor (and if no cure period is expressly provided, then for thirty (30) days after notice is given, provided, however that such period shall be reasonably extended in the case of a non-monetary default that cannot be cured within such thirty (30) day period through the use of diligent efforts but only if the default can be cured and Tenant begins such cure within such thirty (30) day period and thereafter diligently prosecutes such cure continuously to completion);

then, and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate. Any default by Tenant continuing beyond applicable notice and cure periods by is referred to herein as an “Event of Default”. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease, Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of Rent other than mandatory counterclaims.

Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of Rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any). If Landlord engages attorneys in connection with any failure to perform by Tenant hereunder, Tenant shall reimburse Landlord within ten (10) days of demand, as Additional Rent, for the reasonable fees of such attorneys. Without implying that other provisions do not survive, the provisions of this Article shall survive the Term or earlier termination of this Lease.

Rent forgiveness, allowances for (and/or Landlord expenses in designing and constructing) the Initial Tenant Work to ready the Premises for Tenant’s occupancy and the like, if any, have been agreed to by Landlord as inducements for Tenant faithfully to perform all of its obligations hereunder for the entire Term. For all purposes, upon the occurrence of any Event of Default, any such inducements shall be deemed void as of the date hereof as though such had never been included, and the unamortized amounts (or value) thereof as of the date of such Event of Default (based on straight line amortization of such amounts (or value), with interest thereon per annum at the Default Rate, over what would otherwise have constituted the Initial Term of this Lease) will be deemed to be Additional Rent then immediately due. The foregoing will occur automatically without any further notice by Landlord, whether or not the Term is then or thereafter terminated.

Subject to the provisions of this Article 13, Tenant shall indemnify Landlord against all loss of Rent and other costs, expenses, loss and damages that Landlord may incur during what would otherwise have constituted the balance of the Term by reason of the termination of this Lease for Tenant’s Event of Default hereunder. Without limiting the generality of the foregoing, Tenant shall reimburse Landlord for all expenses incurred by Landlord arising out of such termination, including all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like); all expenses incurred by Landlord in good faith in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, costs of preparing space, and the like); and all other expenditures by Landlord arising out of or resulting from the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination of this Lease.

13.02.    Remedies for Default.

13.02(a)    Reletting Expenses Damages.    If this Lease is terminated for Tenant’s Event of Default, Tenant covenants, as an additional cumulative obligation after such termination, to pay on demand by Landlord all of Landlord’s reasonable costs, including reasonable attorneys’ fees and costs, related to Tenant’s default and in collecting amounts due, and all reasonable expenses in connection with reletting, including tenant inducements to new tenants, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like, together with an Administrative Charge as set forth in Section 13.02(e) (“Reletting Expenses”). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms that may be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant’s liability. Except to the extent imposed by applicable law, Landlord shall have no obligation to relet the Premises or any portion thereof, and any obligation to relet imposed by law will be subject to Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like,

13.02(b)    Termination Damages.    If this Lease is terminated for Tenant’s Event of Default, then unless and until Landlord elects lump sum liquidated damages described in the next paragraph, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations hereunder at the same time and in the same manner as if this Lease had not been terminated. In calculating such amounts, Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a re-letting of the Premises after deducting all Rent and Reletting Expenses that have not then been paid by Tenant, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the Rent originally due hereunder.

13.02(c)    Lump Sum Liquidated Damages.    If this Lease is terminated for Tenant’s Event of Default, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay forthwith to Landlord at Landlord’s election made by written notice at any time after termination, as liquidated damages, a single lump sum payment equal to the sum of (i) all sums then due and owing from Tenant to Landlord at the time of such election, plus (ii) either, as Landlord elects, (A) the excess of the present value of all of the Rent reserved for the residue of the Term (with Additional Rent deemed to increase five (5%) percent in each year on a non-compounding basis) over the present value of the aggregate Fair Market Rent and Additional Rent payable on account of the Premises during such period, which Fair Market Rent shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord, or (B) an amount equal to the sum of all of the Rent and other sums due under the Lease with respect to the 12-month period next following the date of termination. The Federal Reserve discount rate (or equivalent) shall be used in calculating such present values under clause (ii)(A).

13.02(d)    Remedies Cumulative; Late Performance.    The remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord, are cumulative, and any two or more may be exercised at the same time. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Base Rent and all Additional Rent payable from time to time. Tenant shall also indemnify and hold Landlord harmless in the manner provided elsewhere herein if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person claiming by, through or under Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

13.02(e)    Landlord’s Curing.    If Tenant fails to perform any covenant within the applicable cure period (if any), then Landlord at its option may (without waiving any right or remedy for Tenant’s non-performance) at any time thereafter perform the covenant for the account of Tenant. Tenant shall upon demand reimburse, as Additional Rent, Landlord’s cost (including reasonable attorneys’ fees) of so performing, together with an administrative charge equal to ten percent (10%) of such cost (“Administrative Charge”) on demand as Additional Rent. Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises, the Unit or the Building or possible injury to persons, or to protect Landlord’s interest in the Premises, the Unit and the Building.

ARTICLE 14: SECURITY DEPOSIT

Upon the execution of this Lease, Tenant shall deposit with Landlord a Letter of Credit as described in this Section (the “Letter of Credit”), as security for the punctual performance of each and every obligation of Tenant under this Lease. In no event shall the Security Deposit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages.

The Letter of Credit shall be an irrevocable standby letter of credit, in form and content and issued by a commercial bank satisfactory to Landlord in its sole discretion, which Letter of Credit shall provide that it may be drawn upon in Boston, Massachusetts or by facsimile (i) in part or in whole, upon the presentation of a sight draft accompanied by a certificate signed by a representative of Landlord, setting forth the amount due to Landlord by reason of the occurrence of an Event of Default by Tenant hereunder, or (ii) in whole, upon the presentation of a sight draft accompanied by a certificate signed by a representative of Landlord, stating that (a) such Letter of Credit will expire within thirty (30) days of such certificate, and (b) Tenant has not deposited a substitute Letter of Credit in the form, amount and issued by a bank as required by this Section. Any payment drawn by Landlord under the Letter of Credit pursuant to clause (ii) of the preceding sentence shall be held by Landlord as a cash Security Deposit (“Cash Security”) pursuant to the provisions of this Article. Landlord may commingle any Cash Security with Landlord’s other funds, and no interest shall be due thereon. The Letter of Credit shall remain in full force and effect for a period of at least one hundred twenty (120) days beyond the expiration of the Term. Tenant shall deposit the original Letter of Credit with Landlord and shall keep the Letter of Credit in full force and in compliance with the provisions of this Lease throughout the Term.

Landlord may apply the Security Deposit towards any default by Tenant which continues beyond the expiration of the applicable notice and cure periods provided therefor in this Lease (if any), and/or damages sustained by Landlord as a result thereof. In the event that Landlord so draws upon and applies or retains any portion or all of the proceeds of the Letter of Credit, or so applies all or any portion of the Cash Security, Tenant shall pay to Landlord, as Additional Rent, the amount so expended by Landlord (or shall deliver an amendment to the Letter of Credit increasing the amount of the Letter of Credit by the amount so drawn by Landlord) within three (3) Business Days of notice given by Landlord so that at all times (subject to the 3-Business Day grace period herein referenced) Landlord shall be entitled to draw down upon the full aggregate amount of the Letter of Credit or hold the full Cash Security, or some combination thereof. Notwithstanding anything contained in this Lease to the contrary, any failure of Tenant to restore any amount drawn under the Letter of Credit or expended from the Cash Security within the time and manner specified in this Section shall immediately constitute an Event of Default hereunder (without the necessity of any additional notice or the passage of any additional time) and entitle Landlord to immediately draw down the Letter of Credit then in force or effect and Landlord shall retain such cash amounts as a Security Deposit pursuant to the provisions of this Section. Tenant shall be solely responsible for the payment of all costs associated with obtaining, replacing (as necessary), transferring, extending and maintaining the Letter of Credit in accordance with the terms of this Section. The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by Landlord. In addition, in the event of a termination based upon an Event of Default of Tenant under this Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to apply the Security Deposit (from time to time, if necessary) to cover up to the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid Rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.

Landlord shall assign the Security Deposit to any purchaser of the Unit, and thereafter Landlord shall have no further responsibility therefor. Upon request of Landlord or any such purchaser of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Unit.

Within sixty (60) days after the expiration or earlier termination of the Term, Landlord shall inspect the Premises, make such draw upon the Letter of Credit or apply all or any portion of the Cash Security as may be required to cure any default by Tenant hereunder or to make payment on account of damages suffered by Landlord, and, if no default is then continuing, Landlord shall redeliver the original Letter of Credit (as may have previously been drawn on by Tenant) or pay the balance of the Cash Security, as the case may be, to Tenant.

Notwithstanding the foregoing:

(x)    provided that (1) this Lease is in full force and effect as of the last day of the fifth (5th) Lease Year (the “Year 5 Reduction Date”), and (2) no Event of Default on the part of Tenant has occurred prior to the Year 5 Reduction Date which is continuing as of the Year 5 Reduction Date, Landlord agrees to accept a reduction in the amount of the Letter of Credit which it is then holding so as to cause the total Security Deposit to be reduced as of the Year 5 Reduction Date to an amount equal to four (4) months of Base Rent and Operating Costs at the rates effective as of the first day of the sixth (6th) Lease Year; and

(y)    if at any time after the end of the third (3rd) Lease Year, (1) Tenant’s stock is traded on a public stock exchange, and (2) Tenant demonstrates to Landlord’s reasonable satisfaction that Tenant has maintained a market capitalization of at least Two Hundred Fifty Million ($250,000,000.00) Dollars for at least twelve (12) consecutive months after the end of the third (3rd) Lease Year, and (3) this Lease is in full force and effect as of, and no Event of Default on the part of Tenant is then continuing as of, the date on which Tenant requests in writing a reduction in the amount of the Security Deposit pursuant to this clause (ii), then upon receipt of Tenant’s written request for such a reduction, Landlord agrees to accept a reduction in the amount of the Letter of Credit which it is then holding so as to cause the total Security Deposit to be reduced to an amount equal to four (4) months of Base Rent and Operating Costs at the rates effective as of such receipt by Landlord.

Any reduction in the Letter of Credit held by Landlord as the Security Deposit pursuant to the immediately preceding paragraph shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount in exchange for the existing Letter of Credit which Landlord is then holding, or by an amendment to the existing Letter of Credit then held by Landlord, in form and substance acceptable to Landlord, which is accepted by Landlord in writing. If Tenant does not satisfy the requirements for a reduction in the amount of the Letter of Credit on the Year 5 Reduction Date as specified above, then Tenant shall be deemed to have irrevocably forfeited its right to such reduction in the amount of the Letter of Credit pursuant to clause (i) of the immediately preceding paragraph, but shall retain its right to a reduction pursuant to clause (ii) of the immediately preceding paragraph.

ARTICLE 15: PROTECTION OF LENDERS

15.01. Rights of Mortgage Holders. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, no such holder of a mortgage shall be liable either as mortgagee, assignee or otherwise, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall succeed to the interests of the Landlord, by foreclosure or deed in lieu of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under the Work Letter. In the event the holder of a mortgage shall succeed to the interests of the Landlord as aforesaid, such holder shall be liable to perform all of the obligations of Landlord accruing from and after such entry (except for the obligations under the Work Letter), subject to and with the benefit of all of the provisions of this Lease. No Base Rent, Additional Rent or any other charge shall be paid more than ten (10) days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payment are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee. Notwithstanding the foregoing, but subject to the provisions of Section 16.02 below, if Landlord has not disbursed the entire amount of the “Allowance” (as defined in the Work Letter attached hereto as Exhibit C (the “Work Letter”)) pursuant to the terms of the Work Letter prior to a mortgagee succeeding to Landlord’s interest as landlord under this Lease, and so long as there shall then exist no breach, default, or event of default on the part of Tenant under this Lease, Tenant may off-set amounts spent in connection with performing the Initial Tenant Work which would otherwise have been payable by Landlord out of the Allowance against future installments of Base Rent due under this Lease until the remaining Allowance is fully paid; provided, the monthly off-set amount shall not exceed fifty percent (50%) of the Base Rent then due on a monthly basis.

15.02. Subordination of Lease. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if such mortgagee shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if such mortgagee shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage. In the event of either of such elections, and upon notification by mortgagee to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages. Tenant agrees it will, within ten (10) days of Landlord’s or any such mortgagee’s request therefor, execute, acknowledge and deliver any and all instruments deemed by Landlord, or by the requesting mortgagee, necessary or desirable to give effect to or notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord, or any such mortgagee, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant’s name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, coupled with an interest with full power of substitution, and in its name, place and stead so to do. Any mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder, in its sole discretion, deems necessary or appropriate.

Notwithstanding the foregoing, however, (a) Landlord shall deliver to Tenant at the time of the execution and delivery of this Lease a subordination, non-disturbance and attornment agreement (“SNDA”) reasonably satisfactory to Tenant with respect to any existing mortgage encumbering the Building as of the Date of Lease, pursuant to which the holder of such mortgage shall agree to recognize and not disturb

Tenant’s rights under this Lease so long as Tenant is not in default under this Lease, and (b) Tenant shall not be obligated to subordinate this Lease to any future mortgage encumbering the Building or the Unit unless the mortgagee provides Tenant with an SNDA reasonably satisfactory to Tenant pursuant to which the holder of such mortgage agrees to recognize and not disturb Tenant’s rights under this Lease so long as Tenant is not in default under this Lease beyond the expiration of applicable notice and cure periods, if any. The current mortgagee’s form of SNDA as of the Date of Lease is attached hereto as Exhibit L and is deemed to be acceptable to Tenant. Any mortgage recorded after the recording of the memorandum of lease referred to in Section 27.2 shall be subject to this Lease unless the mortgagee elects under clause (i) of this Section to subordinate the rights and interest of Tenant to such mortgage, and records a document evidencing such election. An election by a mortgagee under clause (i) of the first sentence of this Section to subordinate the rights and interest of Tenant to a mortgage shall not be valid unless consented to in writing by all the holders of record of all mortgages then outstanding secured by the Premises.

15.03. Mortgagee’s Consent and Right to Cure Defaults. No agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord’s mortgagees of record, if any. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and is proceeding diligently to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

15.04. Estoppel Certificates. Within ten (10) Business Days after the written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit M or in such other form as may be reasonably requested by Landlord, certifying (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (ii) that this Lease has not been canceled or terminated and is in full force and effect; (iii) the last date of payment of Base Rent and other charges and the time period covered; (iv) to the best of Tenant’s knowledge, that Landlord is not in default under this Lease (or if in default, describing it in reasonable detail); and (v) such other information with respect to Tenant as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Unit, the Building or the Development may reasonably require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer, which parties may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such ten (10) day period:

(a) Landlord, and any such prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as represented by Landlord; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Landlord; (iii) that not more than one (1) month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts; and

(b) If Landlord gives written notice to Tenant of such failure and Tenant further fails to deliver such statement to Landlord within five (5) Business Days following the giving of such notice, then an Event of Default shall be deemed to have occurred pursuant to Section 13.01(B)(ii)(d) above.

Within ten (10) Business Days after the written request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a written statement in such form as may be reasonably requested by Tenant, certifying (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (ii) that this Lease has not been canceled or terminated and is in full force and effect; (iii) the last date of payment of Base Rent and other charges and the time period covered; (iv) to the best of Landlord’s knowledge, that Tenant is not in default under this Lease (or if in default, describing it in reasonable detail); and (v) such other information with respect to Landlord as Tenant may reasonably request or which any prospective assignee of Tenant’s interest hereunder in accordance with the provisions of Article 12 may reasonably require. Tenant may deliver any such statement by Landlord to any such prospective encumbrancer, which parties may rely conclusively upon such statement as true and correct.

15.05. Financial Condition. Tenant, within ten (10) Business Days after request from Landlord from time to time, but in no event more than twice per twelve (12) month period, shall deliver to Landlord Tenant’s annual audited (if available, otherwise certified by Tenant’s Chief Financial Officer) financial statements for the latest available two (2) fiscal years (unless at the time of such request Tenant is then in default hereunder), including the most recent fiscal year prior to Landlord’s request, and quarterly financial statements certified in writing by Tenant’s chief financial officer. Landlord may deliver such financial statements to its mortgagees and lenders and prospective mortgagees, lenders, and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statements. Except for publicly available information, financial statements shall be kept confidential, and Landlord and any parties to whom Landlord provides such statements shall enter into reasonable confidentiality agreements with Tenant, in form reasonably acceptable to both Landlord and Tenant, prior to Tenant’s delivery of such financial statements.

ARTICLE 16: MISCELLANEOUS PROVISIONS

16.01. Landlord’s Consent Fees. In addition to fees and expenses in connection with Tenant Work as described in Section 10.05 above, Tenant shall pay Landlord’s reasonable third party out-of-pocket fees and expenses, including legal, engineering and other consultants’ fees and expenses, incurred in connection with Tenant’s request for Landlord’s consent under Article 12 or in connection with any other request by Tenant for Landlord’s consent or approval under this Lease.

16.02. Landlord’s Default. Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord (“Tenant’s Default Notice”) specifying the manner in which Landlord has failed to perform any such obligation (provided that if correction of any such matter reasonably requires longer than thirty (30) days and Landlord so notifies Tenant within thirty (30) days after such Tenant’s Default Notice is given, Landlord shall be allowed such longer period, but only if cure is begun within such thirty (30) day period and thereafter diligently prosecuted to completion). In the event of any default by Landlord hereunder, Tenant shall have no right to perform such Landlord obligation and recover from Landlord any costs so incurred, or to abate or withhold Rent, but Tenant shall have the right, in the event of a default by Landlord hereunder, to commence and to prosecute an independent proceeding against Landlord for the recovery of damages or for equitable relief. This Lease shall be construed as though Landlord’s and Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary. In no event shall Landlord ever be liable to Tenant for any indirect, special, consequential, or punitive damages.

16.03. Quiet Enjoyment. Landlord agrees that, so long as no Event of Default has occurred and is then continuing under this Lease, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without disturbance by Landlord or by any person claiming through or under Landlord, subject to the terms of this Lease, the Condominium Documents and Title Matters.

16.04. Interpretation. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant’s agents, employees, contractors, invitees, or successors. In any provision relating to the conduct, acts or omissions of Landlord, the term “Landlord” includes Landlord’s agents, employees, contractors, invitees, or successors; provided, however, that neither the foregoing nor any reference in this Lease to “invitees” of Landlord shall be construed so as to include Tenant or any other tenant or occupant of any portion of the Development or any of their respective employees, agents, contractors or invitees.

16.05. Notices. All notices, requests and other communications required under this Lease (a) shall be in writing, addressed (i) to Landlord, as specified in Article 1, and (ii) to Tenant, as specified in Article 1 until the Rent Commencement Date, and then from and after the Rent Commencement Date, to Tenant at the Premises, and (b) shall (unless otherwise expressly provided in this Lease) be (i) personally delivered, or (ii) sent by certified mail, return receipt requested, postage prepaid, or (iii) delivered by a national overnight delivery service that maintains delivery records. Any notice so addressed shall be effective upon the earlier of (A) actual receipt, or (B) first tender for delivery by the United States Postal Service or a national overnight courier (provided that such first tender occurs on a Business Day), or (C) on the third Business Day following the day of mailing if so mailed by certified mail, return receipt requested. Either party may change its notice address upon written notice to the other party. Whenever oral notice is expressly permitted to be provided by either party pursuant to the provisions of this Lease, such notice shall only be valid and effective if such party uses all reasonable efforts to provide confirmatory written notice to the other party within two (2) Business Days of the giving of such oral notice.

16.06. No Recordation. Tenant shall not record this Lease or any portion(s) hereof, and immediately upon any such recording this Lease shall automatically (and without the necessity of any notice from or action by Landlord) terminate. Notwithstanding the foregoing, Landlord and Tenant agree to execute herewith a Notice of Lease in the form attached hereto as Exhibit N, which shall be recorded with the appropriate Registry of Deeds, and agree to execute, upon termination of this Lease for whatever cause, a Notice of Termination of Lease in recordable form for recording with said Registry of Deeds.

16.07. Corporate Authority. Each of Tenant and Landlord warrant and represent to the other that (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) such party has the authority to own its property and to carry on its business as contemplated under this Lease; (c) such party has duly executed and delivered this Lease; and (d) the execution, delivery and performance by such party of this Lease (i) are within the powers of such party, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which such party is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of such party’s property, except by the provisions of this Lease. These warranties and representations shall survive the expiration of the Term or the earlier termination of this Lease. Upon execution of this Lease, Tenant shall provide a board resolution or other entity vote authorizing the execution of this Lease on behalf of Tenant and identifying the person authorized to execute this Lease on behalf of Tenant, together with a clerk’s or secretary’s certificate indicating that such authorized person has in fact executed this Lease.

16.08. Joint and Several Liability. If more than one party signs this Lease as Tenant, they shall be jointly and severally liable for all obligations of Tenant.

16.09. Force Majeure. If either party is delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by such party by reason of (i) strikes, lockouts, or labor disputes not attributable to the failure of the party claiming the benefit of a delay due to “Force Majeure” or any of its contractors (of any tier) to perform their obligations under any applicable labor contract or law; (ii) inability to obtain labor or materials, or reasonable substitutes therefor; (iii) acts of God, governmental action, condemnation, civil commotion, terrorism, riots, insurrection, war, fire, or other casualty; (iv) trouble in obtaining fuel, electricity, water, sewer, or telecommunication services or supplies from sources from which they are usually obtained, provided the party experiencing such trouble shall have used reasonable efforts to procure alternative sources; or (v) other conditions similar to those hereinabove enumerated beyond the reasonable control of the party obligated to perform (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Subject to the provisions of the last sentence of this Section, in case either party is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the part of such party by reason of any cause reasonably beyond such party’s control, then notwithstanding any contrary provision of this Lease, such party shall not be liable to the other party therefor nor shall Tenant be entitled to any abatement or reduction of Rent by reason thereof, nor shall the same give rise to a claim in Tnant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In order to claim the benefit of a delay due to “Force Majeure”, the party experiencing such event or circumstance must (a) notify the other party within a reasonable time period after such delay commences, and (b) use all reasonable and diligent efforts to minimize the duration of such delay and the effect of the delay upon the progress of construction of its respective work as described in this Work Letter. Nothing in this Section 16.09 shall excuse Tenant’s failure to make payments under this Lease when due.

16.10. No Warranties; Limitation on Landlord’s Liability.

16.10(a) No Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

16.10(b) Limitation On Landlord’s Liability. Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Unit; provided, however, that if Landlord from time to time is lessee of the ground or improvements constituting the Building, then Landlord’s period of ownership of the Unit shall be deemed to mean only that period while Landlord holds such leasehold interest. Upon any sale or transfer of the Unit, the transferor Landlord (including any mortgagee) shall be relieved of any liability or obligation thereafter arising and Tenant shall look solely to the transferee Landlord as aforesaid for satisfaction of such liability or obligation except for defaults by Landlord prior to such transfer (for which the transferor Landlord shall remain liable). Tenant and each person acting under Tenant agrees to look solely to Landlord’s interest from time to time in the Unit for satisfaction of any claim against Landlord. No owner, trustee, beneficiary, partner, member, manager, officer, director, agent, or employee of either Landlord (or of any mortgagee or any lender or ground or improvements lessor) or Tenant, nor any person acting under any of them shall ever be personally or individually liable to the other party to this Lease or any person claiming under or through such other party for or on account of any default hereunder or failure to perform any of its obligations hereunder, or for or on account of any amount or obligations that may be or become due under or in connection with this Lease or the Premises; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Unit. No deficit capital account of any member or partner of Landlord shall be deemed to be a liability of such member or partner or an asset of Landlord. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Unit (either by itself or as part of a larger mortgaged property). In no event shall Landlord (or any such persons) ever be liable to Tenant, or anyone claiming through or on behalf of Tenant, for any special, indirect, punitive or consequential damages, including lost profits or revenues.

16.11. Brokers. Landlord and Tenant represent and warrant to each other that the parties named in Article 1 are the only agents, brokers, finders or other parties with whom such party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises. Landlord shall compensate Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord and such Brokers. Landlord and Tenant agree to indemnify and hold the other harmless from any claim, demand, cost or liability, including reasonable attorneys’ fees and expenses, asserted by any party other than the parties named in Article 1 based upon dealings of that party with the indemnifying party. The provisions of this Section shall survive the expiration of the Term or the earlier termination of this Lease.

16.12. No Waiver; Accord and Satisfaction. No consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of Rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party. No acceptance by Landlord of a lesser sum than the Rent due shall be deemed to be other than on account of the earliest installment of such Rent; nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The acceptance by Landlord of any Rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on non-payment of Rent except to the extent that by failing to do so, Tenant will irrevocably lose the right to assert such claim in an independent action.

16.13. Applicable Law and Construction. This Lease may be executed in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of the state where the Development is located without regard to principles of choice of law or conflicts of law. A facsimile or electronic signature affixed to this Lease shall be sufficient to prove the execution by a party. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of The Commonwealth of Massachusetts. If any provision of this Lease or the application thereof to any person or circumstance is for any reason held to be invalid, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises. This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Article 12. The titles are for convenience only and shall not be considered a part of this Lease. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Time is of the essence of this Lease and each of its provisions. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision, and the term “including” shall be deemed to mean “including, without limitation”. As used in this Lease, the term “Business Day” shall mean any day other than a Saturday, Sunday, or day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed. Unless a party’s approval or consent is required by the express terms of this Lease to not be unreasonably withheld, conditioned or delayed, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgage of the Premises having the right to approve this Lease. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment.

16.14. Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES, THE UNIT, THE BUILDING OR THE DEVELOPMENT.

16.15. No Representations or Inducements. In entering into this Lease Tenant acknowledges that Tenant is not relying on any representations, agreements, or promises of Landlord, or any inducements offered by Landlord to Tenant, not expressly set forth in this Lease.

16.16. No Surrender. No act or thing done by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys or other access devices for such purposes upon written notice from Tenant without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

16.17. Arbitration. All disputes between the parties specifically referencing this Section 16.17 shall be resolved in accordance with this Section 16.17 except (i) Landlord shall have all of its rights and remedies at law or in equity in the event of a default by Tenant, (ii) Landlord shall have the right to obtain possession of the Premises by any lawful means following a valid termination of this Lease, and (iii) any arbitration decision under this Section 16.17 shall be enforceable in accordance with applicable law in any court of proper jurisdiction.

16.17(a) Initial Construction Disputes. If the dispute is with respect to matters relating to the Base Building Work or Initial Tenant Work (“Initial Construction Disputes”), the dispute shall initially be submitted by either party to the Landlord Representative and the Tenant Representative for resolution. The initial representatives of the parties shall be as follows, until a party gives written notice to the other parties that it is replacing its Representative:

Landlord Representative:	Tenant Representative:
Mark A. Deschenes	Edward Freedman

The Landlord and Tenant Representatives shall meet one or more times to attempt to resolve such dispute within the 5-Business Day period following the date that such dispute is submitted to them. If, after such meeting(s), the parties have been unable to resolve such dispute, then such dispute shall be resolved as set forth in Section 16.17(b).

16.17(b) Arbitration Procedures. Either party may give written notice of the dispute requesting resolution under this Section and submit a reasonably detailed written statement of the position and reasons therefor with such notice. The other party will, within ten (10) days ((five (5) days if an Initial Construction Dispute) of receiving such written statement, submit to the party initiating the dispute resolution its own detailed written statement of the position and reasons therefor. The president of Tenant and Mark A. Deschenes, on behalf of Landlord (or such other persons as Landlord or Tenant may designate by written notice to the other), shall meet at the earliest mutually acceptable time and place, but in any case within thirty (30) days (ten (10) days if an Initial Construction Dispute) of the date of the response statement to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days (ten (10) days if an Initial Construction Dispute) of the date of the response statement, then either party may initiate arbitration of such controversy by written notice to the other (the “Arbitration Notice”). The arbitration shall be held before a single arbitrator. The parties shall endeavor to agree upon and name the arbitrator within the 15-day period following the giving of the Arbitration Notice. If the parties fail timely to agree upon and name the arbitrator, then unless the parties agree in writing to another procedure for designating the arbitrator, either party may by written notice given to the other and to the Boston office of the American Arbitration Association request that the arbitrator be promptly chosen by the Boston office of the American Arbitration Association. The arbitrator shall commence the arbitration hearing within ten (10) days after appointment, shall complete the arbitration hearing within thirty (30) days after the date the arbitration hearing commenced, and shall render a written arbitration decision within forty (40) days after the arbitration hearing commenced, which time periods may be extended by written agreement of the parties or by the arbitrator for good cause, except that any arbitration of Initial Construction Disputes shall be conducted on an expedited basis and shall be concluded, with a decision issued, no later than two (2) weeks after the date that such dispute was submitted for arbitration. The arbitration shall be conducted in accordance with then existing expedited procedures under the commercial arbitration rules of the American Arbitration Association; however, to the extent any provision of this paragraph is inconsistent with such procedures, the provisions of this paragraph shall govern. The decision of the arbitrator shall be final and binding upon the parties and judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall equally share and pay the costs of the arbitrator. Each party shall be afforded a reasonable opportunity to take discovery of the other prior to the commencement of such arbitration consistent with the expedited dispute resolution timetable set forth in this Section 16.17(b); provided, however, that each party shall be limited to a maximum of twelve (12) deposition hours each. Notwithstanding the foregoing or anything herein to the contrary, the dispute resolution provisions of this Section shall not apply to a dispute, claim or controversy in which: (i) a party claiming in good faith a breach of any provision of this Lease by the other party seeks immediate equitable relief from a court of competent jurisdiction to enable the instituting party to prevent irreparable harm (alleged to arise from the alleged breach) pending agreed resolution or a grant of arbitral relief; or (ii) any claim by one party against the other party arises out of the subject matter of any court litigation or proceeding commenced by any third party against one party in which the other party is an indispensable party or third party defendant; or (iii) any claim is asserted with respect to which a third party, which is not bound and will not upon request of a party, agree to arbitrate, is an indispensable or necessary party.

16.18. REIT/UBTI. Landlord and Tenant hereby agree that it is their intent that all Base Rent and all other Additional Rent and any other rent and charges payable to the Landlord under this Lease shall qualify as “rents from real property” within the meaning of Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the U.S. Department of the Treasury Regulations promulgated thereunder (the “Treasury Regulations”). In the event that (i) the Code or the Treasury Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of either said Section 512(b)(3) or Section 856(d) or (ii) the Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of either said Sections 512(b)(3) or 856(d), such Rent shall be adjusted in such manner as the Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment. The parties agree to execute an amendment to this Lease setting forth such adjustment to the Rent as is agreed upon by the parties.

16.19. Patriot Act. Notwithstanding any other provision contained in this Lease to the contrary, Tenant shall not knowingly transfer or permit the transfer of any legal or beneficial interest in Tenant to, or assign, sublease or otherwise Transfer all or any portion of its interest under this Lease or in all or any portion of the Premises to, or enter into any sublease to, any of the following:

(a) any person or entity (or any person or entity whose operations are directed or controlled by a person or entity) that has been convicted of or has pleaded guilty in a criminal proceeding to a felony or that is an on-going target of a grand jury investigation convened pursuant to applicable statutes concerning organized crime;

(b) any entity organized in or controlled from a country, the activities with respect to which are regulated or controlled pursuant to the following United States laws and the regulations or executive orders promulgated thereunder: (1) the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended; (2) the International Emergency Economic Powers Act of 1976, 50 U.S.C. §1701, et seq., as amended; or (3) the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979,50 U.S.C. App. §2405W, as amended; or

(c) any person or entity with whom Landlord is restricted from doing business under either (1) Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (as amended or supplemented from time to time, the “Executive Order”), or (2) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756; as amended, from time to time, the “Patriot Act”), or (3) the regulations of the United States Department of the Treasury Office of Foreign Assets Control (including those Persons named on the list of “Specially Designated Nationals and Blocked Persons” as modified from time to time), or other governmental action; or

(d) any Affiliate of any of the persons or entities described in the preceding paragraphs (a), (b) or (c).

Tenant shall, simultaneously with its execution and delivery of this Lease, deliver to Landlord a certification stating that, to the best of Tenant’s knowledge, neither Tenant nor any of its constituent partners, investors, beneficiaries or Affiliates, are in violation of any Legal Requirements relating to terrorism or money laundering, including the Executive Order and the Patriot Act and that neither Tenant, nor its constituent partners, investors, beneficiaries or Affiliates, are listed on the United States Department of the Treasury Office of Foreign Assets Control list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act, or any rules or regulations promulgated thereunder. Thereafter, Tenant shall from time to time, within ten (10) days after request by Landlord, deliver to Landlord a certification stating that, to the best of Tenant’s knowledge, neither Tenant nor any Transferee, nor any of their respective constituent partners, investors, beneficiaries or Affiliates, are in violation of any Legal Requirements relating to terrorism or money laundering, including the Executive Order and the Patriot Act and that neither Tenant nor any Transferee, nor any of their respective constituent partners, investors, beneficiaries or Affiliates, are listed on the United States Department of the Treasury Office of Foreign Assets Control list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act, or any rules or regulations promulgated thereunder. As used in this Lease, the term “Affiliate” shall mean, with respect to any specific person or entity, any other person or entity which, directly or indirectly, controls or is controlled by or is under common control with such first-mentioned person or entity. For. the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or by contract or otherwise.

(the next page is the signature page)

Executed to take effect as a sealed instrument on the Date of Lease first set forth above.

LANDLORD:

Arsenal Yards Holding LLC, a Delaware limited liability company

By:	BP Watertown Retail LLC, a Delaware limited liability company, its Managing Member

	By:	BP/Arsenal Group LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ William P. McQuillan
Name: William P. McQuillan
Title: Manager

TENANT:

Kymera Therapeutics, Inc., a Delaware corporation

By:	/s/ Nello Mainolfi, Ph.D.
Name: Nello Mainolfi, Ph.D.
Title: President & CEO

Schedule 1

INDEX OF DEFINED TERMS

TERM	SECTION
Additional Rent	Section 4.02(a)
Administrative Charge	Section 13.02(e)
Affiliate	Section 16.19
Annual Operating Statement	Section 4.02(a)
Base Building Plans and Specifications	Exhibit C
Base Building Work	Exhibit C
Base Rent	Article 1
Building	Article 1
Building Holidays	Exhibit E
Building Systems	Section 10.05(a)
Business Day	Section 16.13
Cash Security	Article 14
Common Areas	Section 2.02(c)
Condominium Documents	Section 2.0 1 (e)
Construction Documents	Section 10.05(b)
Cosmetic Work	Section 10.05(a)
Date of Lease	Article 1
Default Rate	Section 4.04
Delivery Date	Exhibit C
Development	Article 1
Development Parking	Section 2.02
Environmental Incidents	Section 9.04
Environmental Law	Section 9.04
Estimated Delivery Date	Article 1
Event of Default	Section 13.01
Extension Notice	Section 3.03(a)
Extension Term	Section 3.03(a)
Fair Market Rent	Section 3.03(b)
Force Majeure	Section 16.09
Guarantor	Article 1
Hazardous Materials	Section 9.04
Indemnitees	Section 9.02
Initial Tenant Work	Exhibit C
Initial Term	Article 1
Insurance Requirements	Section 9.08
Land	Article 1
Landlord	Article 1
Landlord Service Interruption	Section 6.03
Landlord Service Interruption Period	Section 6.03
Landlord’s Allowance	Exhibit C
Landlord’s Broker	Article 1
Landlord’s Fair Market Rent Notice	Section 3.03(b)
Lease Year	Article 1
LEED Requirements	Section 9.10
Legal Requirement	Section 9.03

Letter of Credit	Article 14
Measurement Standard	Section 2.01(f)
Normal Business Hours	Exhibit E
Operating Costs	Section 4.02(a)
Operating Expenses	Section 8.01
Original Address of Landlord	Article 1
Original Address of Tenant	Article 1
Permitted Animals	Section 9.01(b)
Permitted Uses	Article 1
Premises	Article 1
Primary Board	Section 2.01(e)
Primary Condominium	Section 2.01(e)
Primary Condominium Master Deed	Section 2.01(e)
Primary Condominium Trust	Section 2.01(e)
Primary Unit	Section 2.01(e)
Primary Unit Owners	Section 2.01(e)
Prime Rate	Section 4.04
Real Estate Professional	Section 3.03(c)
Registry	Section 2.01(e)
Regular Elevator Service Hours	Exhibit E
Related Party Transfer	Section 12.03
Related Party Transferee	Section 12.03
Reletting Expenses	Section 13.02(a)
Rent	Section 4.02(a)
Rent Commencement Date	Article 1
Rules and Regulations	Section 9.07
Security Deposit	Article 1
Separately Assess Parking Taxes	Section 2.02
Sublease	Section 12.05
Substantial Completion	Exhibit C
Substantial Completion Date	Exhibit C
Taxes	Section 5.02
Tenant	Article 1
Tenant Contractor	Section 10.05(c)
Tenant Delays	Exhibit C
Tenant Parties	Section 9.02
Tenant Work	Section 10.05(a)
Tenant Work Threshold Amount	Section 10.05(a)
Tenant’s Architect	Section 10.05(b)
Tenant’s Broker	Article 1
Tenant’s Default Notice	Section 16.02
Tenant’s Expenses	Section 12.05
Tenant’s Percentage Share	Section 4.06
Tenant’s Property	Section 10.06
Term	Article 1
Term Commencement Date	Article 1
Termination Date	Article 1
Title Matters	Section 2.01(e)
Transfer	Section 12.01
Transferee	Section l2.01
Unit	Article 1

Unit Generator	Section 9.11(a)
Utility Service Provider	Section 6.01
Utility Services	Section 6.01
Work Letter	Section 3.01
Year 5 Reduction Date	Article 14

EXHIBIT A

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

PLAN SHOWING THE DEVELOPMENT, THE BUILDING AND THE UNIT

[See attached page]

BUILDING A - 2nd FLOOR PLAN
BUILDING G
FORGE ROAD
BUILDING F
ARSENAL YARDS BOULEVARD
BUILDING E2
BUILDING E1
THE MAJESTIC
CITY WORKS
ESPECIALLY FOR PETS
ELDRIDGE AVENUE
BUILDING D
BOND SQUARE
BUILDING C
BOND STREET
BUILDING B
PARKSIDE DRIVE
BUILDING A
TENANT
SHAKE SHACK
OLD NAVY
ULTA
GAP
LAB/OFFICE
MARSHALLS
CONDESA
ROCKS BROS
TENDER GREENS
CHIPOTLE
EUROPEAN WAX CENTER
T-MOBILE
RAMP UP TO PARKING ABOVE
RAMP ON TO PARKING BELOW
SALT MARKET
ELEC ROOM
1 DIMENSIONED GROUND FLOOR PLAN

ARSENAL YARDS

wilder

PCA

ARSENAL YARDS

DIMENSIONED GROUND FLOOR PLAN - LP_10

A1.11A

EXHIBIT A-1

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

LEGAL DESCRIPTION OF THE LAND

[See attached pages]

10/22/2018	Firmex Viewer

EXHIBIT A-1

PARCEL I - FEE SIMPLE

Beginning at the corner of Lot #2 at the Northwesterly corner of the property, said point being 447.43 feet from the Northeasterly corner of Talcott Street;

thence running along Arsenal Street South 78°47’ 56” East, 222.34 feet to an angle;

thence running South 81° 28’ 44” East, 152.64 feet to an angle;

thence running South 85° 14’ 23” East, 152.46 feet to an angle;

thence running South 81° 28’ 44” East, 30.51 feet to a corner;

thence running along a-curved line with a radius of 144.00 feet, a distance of 37,28 feet to a point;

thence running along another curved line with a radius of 156.00 feet, a distance of 40,39 feet to a point;

thence running South 81° 28’ 44” East, 108,27 feet to a bend;

thence running South 86° 05’ 45” East, 124.23 feet to a bend;

thence running South 81° 28’ 44” East, 120,97 feet to a corner;

thence running South 08° 31’ 16” West, 1.79 feet to a corner;

thence running South 81° 34’ 04” East, 141,70 feet to a bend;

thence running South 36° 34’ 04” East, 2.83 feet to a bend;

thence running South 81° 34’ 04” East, 49,09 feet to a corner;

thence turning and running by Lot# 1 South 08° 15’ 00” West, 299.04 feet to a corner;

thence turning and running by Lot #1 South 81° 45’ 00” East; 120.50 feet to a bend;

thence running South 36° 45’ 00” East, 21.00 feet to a corner;

thence running South 53° 15’ 00” West, 44.38 feet to a point;

thence running along a curved line with a radius of 75,00 feet, a distance of 58.90 feet to a point;

thence running South 08° 15’ 00” West, 228.95 feet to a corner;

thence running by a curved line with a radius of 1776.21 feet a distance of 199.24 feet to a tangent;

thence running South 81° 56’ 08” East 79,45 feet to a point;

thence running by a curved line with a radius of 878,74 feet, a distance of 476.34 feet to a point;

thence running by a curved line with a radius 011057.99 feet, a distance of 221.36 feet to a corner;

thence running North 34°58’58” West, 54.68 feet to a corner;

thence running North 81°27’20” West, 90.00 feet to a corner; •

thence running North 08°32’40” East,308.78 feet to a corner at Arsenal Street;

thence turning and running along Arsenal Street South 81° 17’ 17” East, 44.84 feet to a point;

thence running South 81° 27’ 12” East, 14.83 feet to an angle;

thence running North 53° 32’ 48” East, 5.66 feet to an angle;

thence running South 81° 27’ 12” East, 58.67 feet to an angle;

thence running South 36° 27’ 12” East, 2,83 feet to an angle;

thence running South 81° 27’ 12’ East, 57,33 feet to an angle;

thence running North 53° 32’ 48” East, 2,83 feet to an angle;

thence running South 81° 27’ 12“East, 38.67 feet to an angle;

thence running South 36° 27’ 12” East, 2,83 feet to an angle;

thence running South 81° 27’ 12” East, 37.33 feet to an angle;

This Policy is invalid unless the cover sheet and Schedule B are attached

P- ALTA Owner’s Policy ( 6/17/06)	Page 11 of 17

MA-02100.280575-RAM-72-306--1-03-1321-0131
Copyright American Land Title Association. Ail rights reserved, The use of this Form Is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

https://sherin.firmex.com/projects/22/documents/6/viewer	1/4

10/22/2018	Firmex Viewer

thence running North 53° 32’ 48” East, 2.37 feet to an angle;

thence running South 83° 43’ 34” East, 96.32 feet to an angle;

thence running South 38° 43’ 34” East 2.83 feet to an angle;

thence running South 83° 43’ 34” East, 68.39 feet to an angle;

thence running North 51° 16’ 26” East, 2.83 feet to an angle;

thence running South 83° 53’ 46” East, 121.21 feet to a point;

thence running along a curved line with a radius of 10.43 feet, a distance of 24.07 feet to a point; •

thence running along the sideline of Charles W. Greenough Boulevard South 50° 46’ 24” West, 469.25 feet to a point;

thence running along a curved line with a radius of 1142.99 feet, a distance of 323.81 feet to a point;

thence running along another curved line with a radius of 963.74 feet, a distance of 522.42 feet to a tangent;

thence running North 81° 56’ 08” West, 79.45 feet to a point;

thence running by a curved line with a radius of 1691.21 feet, a distance of 365.94 feet to a corner of property of the Town of Watertown;

thence turning and running by said Town of Watertown land North 00° 31’ 40” East, 203.77 feet to a corner;

thence turning and running North 89° 28’ 20” West, 761.50 feet to a corner;

thence turning and running North 00° 31’ 40” East:, 140,00 feet to a corner;

thence turning and running North 89° 28’ 20” West, 198,30 feet to a corner;

thence turning and running North 00° 31’ 40” East, 74.25 feet to a corner;

thence turning and running North 89° 28’ 20” West, 116.50 feet to a corner of Lot #3;

thence turning and running by Lot #3 and by Lot #4, North 00° 31’ 40” East, 364.81 feet to a corner; .

thence turning and running again by Lot #4, South 89° 28’ 20” East, 89.00 feet to a corner;

thence turning and running by Lot #1, North 00° 31’ 40” East, 108.44 feet to Arsenal Street and the point of beginning of said parcel.

Being shown as Lot #2 on a plan entitled “Plan of Land Arsenal Street Watertown, Middlesex County, Mass Property Line Plan”, scale 1” 100’, dated December 16, 1983 and recorded with Middlesex South District Registry of Deeds as Plan No. 1495 of 1983

Excepting therefrom that certain parcel of land and the Improvements thereon located in Watertown, Middlesex County, Massachusetts, bounded and described as follows:

Beginning at the corner of Lot #2A at the Northwesterly corner of the property, said point being 447.43 feet from the Northeasterly corner of Talcott Street;

thence running along Arsenal Street South 78° 47’ 56” East, 204.33 feet to a point;

thence running South 00° 22’ 13” West, 509.66 feet by remaining portion of Lot 2;

thence turning and running North 89° 28’ 20” West, 174.70 feet to a corner;

This Policy Is Invalid unless the cover sheet and Schedule B are attached

P- ALTA Commerical Owner’s Policy (6117/06)	Page 12 of 17

MA-02100,280575-RAM-72-306-1-03-1321-0131
Copyright American Land Title Association. All rights reserved. The use of this Form Is restricted to ALTA licensees and ALTA members in good standing as of the date of Use. At other uses ore prohibited. Reprinted under license from the American Land This Association

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10/22/2018	Firmex Viewer

thence turning and running North 00° 31’ 40” East, 74.25 feet to a corner;

thence turning and running North 89° 28’ 20” West, 116.50 feet to a corner of Lot #3;

thence turning and running by Lot #3 and by Lot #4, North 00° 31’ 40” East, 364.81 feet to a corner;

thence turning and running again by Lot #4, South 89° 28’ 20” East, 89.00 feet to a corner;

thence turning and running by Lot #4 North 00° 31’ 40” East, 108.44 feet to Arsenal Street and the point of beginning said parcel.

Being shown as Lot #2A on a plan entitled “Plan of Land, Arsenal Street, Watertown, Middlesex County, Mass,” Scale 1” = 40’ prepared by Yunits Engineering Co., Inc., dated March 11, 1985, recorded with the Middlesex South District Registry of Deed In Book 16270, Page 120.

Less and excepting that portion of the premises that is within the bounds of that certain condominium known as the Arsenal Condominium, situated in Watertown, Middlesex County (Southern District), Massachusetts, bounded and described as follows:

Being the same premises as described and created by Master Deed dated January 27, 2010 and recorded January 29, 2010, in Book 54229, Page 81, and in By Laws of said Condominium dated January 27, 2010 and recorded on January 29, 2010 in Book 54229, Page 106

TOGETHER WITH THE BENEFIT, APPURTENANT TO PARCEL ABOVE, OF THE RIGHTS AND EASEMENTS CONTAINED IN THE FOLLOWING DOCUMENTS:

a, Construction, Operating and Reciprocal Easement Agreement for The Arsenal Markets by and between Watertown Arsenal Associates, a Massachusetts limited partnership, Ann &Hope Watertown Associates, a Massachusetts limited partnership, and Ann &Hope Marketplace, Inc., a Massachusetts corporation, dated November 15, 1983 and recorded November 22, 1983 in Book 15336, Page 26; as affected by First Supplement to Construction, Operating and Reciprocal Easement Agreement for Arsenal Markets, dated December 26,1985 and recorded January 16, 1986 in Book 16715, Page 588; as affected by Assignment and Assumption Agreement to Ann &Hope of Rhode Island, Inc., a Massachusetts corporation, dated December 31, 1991 and recorded January 27, 1992 in Book 21712, Page 13; affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between Arsenal Mall LLC, a Massachusetts limited liability company, and SPG Arsenal, L.P., a Delaware limited partnership, dated October 27, 1999 and recorded October 28, 1999 in Book 30808, Page 195; affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between Watertown Arsenal Associates, a Massachusetts limited liability company, and SPG Arsenal HCHP, LLC, a Delaware limited liability company, dated October 27, 1999 and recorded October 28, 1999 in Book 30808, Page 264; as further affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between EDF Watertown, !IC, a Massachusetts limited liability company, and EDF Watertown IT, LLC, Massachusetts limited liability company, dated June

This Policy is Invalid unless the cover sheet and Schedule 13 are attached

P- ALTA Commerical Owner’s Policy ( 6/17/06)	Page 13 of 17

MA-02100.260675-RAM-72-306-1-03-1321-0131
Copyright American Land Title Association. All rights reserved. The use of Iris Form is restricted to ALTA licensees and ALTA members In good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

https://sherin.firmex.com/projects/22/documents/6/viewer	3/4

10/22/2018	Firmex Viewer

1, 2001 and recorded June 1, 2001 in Book 32981, Page 402; as further affected by a Notice Regarding Supplemental Agreement by and between EDF Watertown, LLC, a Massachusetts limited liability company, The Stop & Shop Supermarket Company, a Delaware corporation and Home Depot U.S.A., Inc., dated February 19, 2001, a Notice of which is dated June 1, 2001 and recorded June 1, 2001 in Book 32981, Page 415; further affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between Ann & Hope Watertown Associates, a Massachusetts limited partnership, Ann & Hope Marketplace, Inc,, a Massachusetts corporation, Ann & Flope of Rhode Island, Inc., a Massachusetts corporation, and EDF Watertown, LLC, a Massachusetts limited liability company, dated June 1, 2001 and recorded June 1, 2001 in Book 32981, Page 331, as further affected by an Assignment and Assumption Agreement by and between SPG Arsenal, L.P., SPG Arsenal HCHP, L.LC, EDF Watertown, LLC and OP Watertown Retail, LLC dated August 8, 2013 and recorded in Book 62423, Pages 137, 149 and 162. (as amended, the “COREA”).

PARCEL II - FEE SIMPLE

Condominium Unit 1 of that certain condominium known as EDF Watertown Condominium, situated at 615 Arsenal Street, Watertown, Middlesex County, Massachusetts, created by Master Deed, dated June 1, 2001, recorded with said Deeds on June 1, 2001, Book 32981, Page 350, together with the percentage interest in the common areas and facilities of said Condominium and all other interests appurtenant to the Units as set forth in said Master Deed, and in the By-Laws of said Condominium recorded in Book 32981, Page 371 .

https://sherin.firmex.com/projects/22/documents/6/viewer	4/4

EXHIBIT A-2

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

PLAN SHOWING LOCATION OF DESIGNATED PARKING SPACES

[See attached page]

Exhibit A-2: PARKING PLAN

ARSENAL YARDS

PARKING USAGE PLAN

Tenant shall have thirty-five (35) designated spaces located on the top two (2) floors of Garage B.

BUILDING A - 2nd FLOOR PLAN
527 SPACES
(Home Depot Lot)
129
33
GARAGE F
539 SPACES
MAIN STREET 44
MAIN STREET 14
68
COURT STREET 20
14
CENTER STREET
GARAGE B
773 SPACES
120 Spaces
ARSENAL STREET
322
STREET PARKING (322 SPACES)
AVAILABLE FOR DINING & RETAIL

EXHIBIT B

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

UNIT FLOOR PLAN SHOWING THE PREMISES AND THE OFFER SPACE

[See attached page]

ARSENAL YARDS TENANT ALLOCATION | KYMERA

PATIO
TENANT 1
KYMERA | 34,522 RSF
LOBBY

MEZZANINE

KYMERA	USF	RSF (19%)
LEVEL 1	531 usf	632 usf
LEVEL 2	20,838 USF	24,797 RSF
MEZZANINE	7,058 USF	8,399 RSF
PATIO	583 USF	694 RSF
TOTAL	29,010 USF	34,522 RSF

- TENANT 1
- KYMERA
- TENANT 3
- COMMON
- VERTICAL PENETRATION

MECH
MECH
MECH
MECH
TENANT 1
KYMERA | 34,522 RSF
LOBBY
"OFFER SPACE"
LEVEL 1 BELOW

LEVEL 2

DEN
BIKE
LOBBY

LEVEL 1 PARTIAL PLAN

SGA COMMUNICATING. COLLABORATING. CREATING.

06.10.2019 | 1

EXHIBIT C

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

WORK LETTER

[See attached pages]

Execution Copy

EXHIBIT C

WORK LETTER

THIS WORK LETTER (the “Work Letter”) is attached to and made part of that certain Lease (the “Lease”) by and between ARSENAL YARDS HOLDING LLC (“Landlord”) and KYMERA THERAPEUTICS, INC. (“Tenant”). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full.

Capitalized terms used herein but not defined in this Work Letter shall have the meanings set forth in the Lease. In connection with the execution of the Lease, Landlord and Tenant hereby agree as follows:

A. Additional Definitions. Each of the following terms shall have the meaning stated immediately after it:

1. Base Building Work: The work which has been done or is to be done by Landlord at its sole cost to provide the Premises in a “shell” condition, including (a) construction and installation of the elevators (both passenger and freight), the structural system, exterior walls, and windows of the Unit, (b) the mechanical, plumbing, electrical, gas, water, sanitary, data, and other common Building systems extended to the Premises (but not including any distribution facilities or appurtenances or any other portion of any Building system within the Premises), and (c) the common areas of the Unit necessary for reasonable access to, and use of, the Premises for the normal conduct of Tenant’s business therein, all as either shown and described more particularly on the Base Building Plans and Specifications listed on Exhibit C-1 attached hereto and incorporated herein by reference, or identified as Landlord’s responsibility on Exhibit C-3 attached hereto and incorporated herein by reference.

2. Force Majeure: The occurrence of any of the following events or circumstances: (i) strikes, lockouts, or labor disputes not attributable to the failure of the party claiming the benefit of a delay due to “Force Majeure” or any of its contractors (of any tier) to perform their obligations under any applicable labor contract or law; (ii) inability to obtain labor or materials, or reasonable substitutes therefor; (iii) acts of God, governmental action, condemnation, civil commotion, terrorism, riots, insurrection, war, fire, or other casualty; (iv) trouble in obtaining fuel, electricity, water, sewer, or telecommunication services or supplies from sources from which they are usually obtained, provided the party experiencing such trouble shall have used reasonable efforts to procure alternative sources; or (v) other conditions similar to those hereinabove enumerated beyond the reasonable control of the party obligated to perform; provided that the inability to pay shall not give rise to an event of Force Majeure. In order to claim the benefit of a delay due to “Force Majeure”, the party experiencing such event or circumstance must (a) notify the other party within a reasonable time period after such delay commences, and (b) use all reasonable and diligent efforts to minimize the duration of such delay and the effect of the delay upon the progress of construction of its respective work as described in this Work Letter.

3. Initial Tenant Work: Collectively, the improvements which Tenant wishes to make to the Premises, in addition to or in excess of the Base Building Work done or to be done by Landlord, to prepare the same for use and occupancy by Tenant for the Permitted Uses. A preliminary test fit plan of the Premises prepared for Tenant is attached hereto as Exhibit C-2 and incorporated herein by reference. The Initial Tenant Work shall be shown in detail on the Tenant’s Plans.

1

Execution Copy

4. Landlord’s Allowance: An amount not to exceed One Hundred Sixty ($160.00) Dollars per rentable square foot of area in the Premises, or a total of Five Million Five Hundred Twenty-Three Thousand Five Hundred Twenty ($5,523,520.00) Dollars, to be paid by Landlord towards the cost of design and construction of the Initial Tenant Work, which amount shall be paid in the manner provided in this Work Letter.

5. Landlord’s Representative: Mark Deschenes or any other representative appointed by Landlord of which Tenant is notified in accordance with the notice provisions of the Lease. Landlord’s Representative shall be available to meet and consult with Tenant at the Building as Landlord’s representative respecting the matters which are the subject of this Work Letter and shall, as between Landlord and Tenant, have the power to legally bind Landlord with respect to notices from Landlord making requests for and approving changes, giving approval of plans or work, or otherwise giving directions to Tenant under this Work Letter.

6. Punchlist: The list prepared by Tenant and Landlord in the manner described in Paragraph C.3(j) below.

7. Space Plan: A preliminary, detailed single-line space plan for the construction of all of the Initial Tenant Work, indicating or including (i) a floor layout, (ii) the location and dimensions of all interior Tenant partitions, laboratory equipment, hoods, acid neutralization tanks(s), and other machinery or equipment requiring a fixed connection to a Building System, (iii) location of all electrical, plumbing and telecommunications/data lines, pipes, cabling or conduits, (iv) layout and dimensions of all built-in or fixed-location furniture (including benches), and (v) any machinery, equipment or other installations to be affixed to the Premises, to the extent known to Tenant or Tenant’s Architect (or its consultants) to require a long lead-time, and (vi) any other special requirements of Tenant. The Space Plan will be delivered by Tenant to Landlord within thirty (30) days after the Date of Lease.

8. Substantially Complete, Substantial Completion and Substantially Completed: The stage of construction of the Base Building Work or the Initial Tenant Work in the Premises (or such applicable portion thereof, as the case may be) at which (i) such construction shall have been completed in a good and workmanlike manner, using new (unless otherwise specified by the architect), first-class materials, in compliance with the requirements of the Lease and all applicable Legal Requirements, subject only to typical punchlist items and the balancing of systems requiring seasonal adjustments, (ii) Landlord’s Architect or Tenant’s Architect (as applicable) shall have issued a Certificate of Substantial Completion therefor, and (iii) with respect to the Initial Tenant Work, a certificate of occupancy (temporary or permanent) shall have been issued therefor by the Town of Watertown (the “Certificate of Occupancy”) permitting Tenant’s use and occupancy of the Premises (or such portion thereof) for the Permitted Uses.

9. Substantial Completion Date: The date on which Substantial Completion occurs.

2

Execution Copy

10. Tenant’s Architect: Jacobs Engineering Group, or such other architect registered in The Commonwealth of Massachusetts and experienced in the construction of tenant space improvements in buildings in the greater Boston area for use for the Permitted Uses, who shall be approved in writing in advance by Landlord (such approval not to be unreasonably withheld, delayed or conditioned), and who shall be responsible for the preparation of the Space Plan and the preparation and stamping of the Tenant’s Plans.

11. Tenant’s Contractor: PIDC Construction, or another qualified contractor/construction manager selected by Tenant and approved by Landlord for performance/management of the construction of the Initial Tenant Work (such approval not to be unreasonably withheld, delayed or conditioned). No subcontractor shall be permitted to enter upon the Premises for the purpose of performing any of the Initial Tenant Work unless Landlord has previously approved such subcontractor in writing to Tenant, which approval shall not be unreasonably withheld, delayed or conditioned.

12. Tenant’s Plans: Collectively, the architectural drawings, structural drawings, mechanical, electrical and plumbing (MEP) drawings, fire protection/life safety drawings, and all other drawings, together with the accompanying specifications, for the Initial Tenant Work, as are required for the permitting and construction of the Initial Tenant Work, as the same may be modified from time to time thereafter in accordance with the provisions of Paragraph C.3(b) below. The Tenant’s Plans shall comply with the provisions of the Lease, all applicable Title Matters, Legal Requirements and Insurance Requirements, and shall be complete and sufficiently detailed to enable Tenant to obtain all licenses, permits and approvals (including a building permit) required under any applicable Legal Requirement for the construction or use of the Premises for the Permitted Uses, as well as to enable Tenant’s Contractor to construct the Initial Tenant Work to final completion thereof.

13. Tenant’s Representative: Edward Freedman or any other single individual designated by Tenant in a written notice to Landlord (and who may be changed by Tenant at any time upon giving Landlord prior written notice thereof in accordance with the notice provisions of the Lease), who shall be available to meet and consult with Landlord at the Building as Tenant’s representative respecting the matters which are the subject of this Work Letter and who shall have the power to legally bind Tenant with respect to notices from Tenant to Landlord making requests for and approving changes, giving approval of plans or work, or giving directions to Landlord under this Work Letter.

B. Base Building Work

1. Generally. Landlord shall construct the Base Building Work in substantial accordance with the Base Building Plans and Specifications listed on Exhibit C-1 attached hereto, with such changes as Landlord may determine in its reasonable discretion, subject to the provisions of Paragraph B.2 below. Landlord shall perform the Base Building Work at its sole cost and expense, in a good and workmanlike manner, using new materials of first quality, and shall comply with applicable Legal Requirements, Title Matters and Insurance Requirements. Landlord shall, at its sole cost and expense, obtain all licenses, permits and approvals required by any applicable Legal Requirement in connection with the construction of the Base Building Work. All Base Building Work shall be completed in accordance with applicable Insurance Requirements and in a lien-free manner.

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2. Modifications to Base Building Work. Landlord may modify the design of Base Building Work from time to time so long as the Base Building Work remains consistent with the design standards for good quality office/laboratory buildings and any modification inside the Premises is approved in advance by Tenant, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant agrees to provide any such approval within ten (10) days of request therefor by Landlord.

3. Lab Shell Specifications. Landlord shall deliver the Premises in accordance with the Lab Shell Specifications Tenant Landlord Matrix of Responsibility attached hereto as Exhibit C-3. All items identified on Exhibit C-3 with the exception of those listed there as “LL Post Delivery” items (if any) shall be completed by the Landlord upon delivery of the Premises to Tenant for the performance of the Initial Tenant Work. The completion of all items listed on Exhibit C-3 as LL Post Delivery items are dependent upon coordination with Tenant’s Plans and shall be provided by Landlord in accordance with agreed upon specifications and locations during the performance of the Initial Tenant Work.

C. Initial Tenant Work

1. Generally. Tenant, at its sole cost and expense, but subject to the Landlord’s Allowance, shall be responsible for the design, installation and construction of all of the Initial Tenant Work. Tenant’s Contractor shall be permitted to commence the performance of Tenant’s Initial Work upon the delivery of the Premises by Landlord to Tenant as described in Paragraph B.3 above. All construction work and installations conducted in connection with the Initial Tenant Work shall be done in a good and workmanlike manner using new, first-class materials, in compliance with the provisions of the Lease and all applicable Legal Requirements and Insurance Requirements, and shall be completed in a lien-free manner. Landlord shall pay up to Landlord’s Allowance towards the cost of designing, constructing, supervising, managing and performing the Initial Tenant Work (including hard and soft costs) in the manner hereinafter provided; all costs in excess of Landlord’s Allowance shall be the sole responsibility of Tenant. The design and construction of all Initial Tenant Work shall be subject to, and shall be performed in accordance with, the LEED Requirements.

2. Design of the Initial Tenant Work.

(a)

Tenant shall be solely responsible for the preparation and completion of the Space Plan and all preliminary and final Tenant’s Plans. In connection with the design of the Initial Tenant Work, Tenant and/or Tenant’s Architect shall engage only reputable and experienced engineers registered or licensed and in good standing in the Commonwealth of Massachusetts, who shall be subject to Landlord’s written approval (which approval shall not be unreasonably withheld, delayed or conditioned). Prior to the commencement of any design work, Tenant shall provide to Landlord an original certificate of insurance, in customary form, for Tenant’s Architect and each engineer retained by Tenant or Tenant’s Architect in connection with the design and/or construction of the Initial Tenant Work, which certificate shall evidence a current professional liability insurance policy as in effect, in an amount reasonably acceptable to Landlord.

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(b)

Tenant shall deliver the Space Plan to Landlord for its review and approval no later than thirty (30) days after the Date of Lease. Landlord’s Representative shall provide to Tenant within ten (10) Business Days after receipt of the Space Plan a list of corrections and modifications which Landlord requires to be made to the Space Plan. Promptly following approval of the Space Plan by Landlord, Tenant shall cause Tenant’s Architect to prepare the preliminary Tenant’s Plans for the Initial Tenant Work.

(c)

Tenant shall provide to Landlord and to Landlord’s Representative a complete set of the preliminary Tenant’s Plans (in both hard copy and in an electronic format reasonably acceptable to Landlord) promptly after they become available to Tenant. Landlord shall review the preliminary Tenant’s Plans with reasonable diligence. Landlord shall provide to Tenant within fifteen (15) Business Days after receipt of a complete set of the preliminary Tenant’s Plans a list of corrections and modifications which Landlord requires to be made to the Tenant’s Plans.

(d)

Tenant shall revise the preliminary Tenant’s Plans to incorporate the corrections and modifications requested by Landlord and shall submit final Tenant’s Plans to Landlord for its approval. Landlord shall review the final Tenant’s Plans as expeditiously as is reasonably possible. Within ten (10) Business Days after receipt by Landlord of a complete set of the final Tenant’s Plans, Landlord shall either (a) notify Tenant that Landlord has approved the final Tenant’s Plans, or (b) provide to Tenant a list of corrections and modifications which Landlord requires to be made to the Tenant’s Plans in order to render the same consistent with either the Base Building Work or the preliminary Tenant’s Plans previously approved by Landlord. In the event Landlord returns the Tenant’s Plans to Tenant for correction or modification, Tenant shall diligently correct the Tenant’s Plans and re-submit them to Landlord for review and approval pursuant to the preceding provisions of this paragraph. The foregoing submission process shall continue until Landlord has approved Tenant’s Plans and upon such approval, the approved plans shall constitute the “Tenant’s Plans.”

(e)

Throughout the approval process for Tenant’s Plans, Tenant shall use commercially reasonable and diligent efforts to cooperate with Landlord and/or Landlord’s architect or engineers in responding to questions or requests for information or submissions regarding Tenant’s design requirements for the Initial Tenant Work. Landlord’s approval of Tenant’s Plans (or any requested modification, amendment or alteration thereto) shall not be unreasonably withheld, conditioned or delayed so long as such plans do not (i) require any modification to any existing permits and approvals obtained by Landlord in connection with the Building, (ii) involve changes to structural components of the Building (floor penetrations typical for a lab such as Tenant’s shall not constitute a change to a structural component of the Building) nor involve any exterior wall penetrations, or (iii) require any material modifications of the Building’s structure or to any of its mechanical, electrical, plumbing, fire protection, or life-safety systems. All construction work proposed to be done by or on behalf of Tenant as part of the Initial Tenant Work which requires either roof penetrations or the performance of work on the roof of the Building shall, at Landlord’s request, be performed by or supervised by Landlord’s roofing contractor, or by a contractor otherwise reasonably approved by Landlord, and at Tenant’s expense, in such a way so as to not void any roof warranties or guaranties issued or to be issued to Landlord in connection with the initial construction of the Building.

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(f)

Submission of the Tenant’s Plans to Landlord for review and approval shall be deemed a warranty by Tenant and Tenant’s Architect that all work described in the Tenant’s Plans (i) complies with the provisions of the Lease and the Condominium Documents and all applicable Legal Requirements and Insurance Requirements, (ii) is in all respects compatible with the structural, electrical, plumbing and mechanical components and systems of the Unit as shown on the Base Building Plans and Specifications, (iii) conforms to floor loading limits specified by Landlord, and (iv) with respect to all materials, equipment and special designs, processes, or products, to Tenant’s and Tenant’s Architect’s actual knowledge, does not infringe on any patent or other proprietary rights of others.

(g)

Tenant acknowledges that it shall be solely responsible for the actions and omissions of its architects, engineers and contractors (of any tier) or for delays caused by its architects, engineers or contractors (of any tier). The review and/or approval by Landlord or Landlord’s architect or engineers of any plans, sketches or Tenant’s Plans submitted by Tenant shall not (i) constitute an opinion or representation or warranty by any approving party that the same are in compliance with the provisions of the Lease or all applicable Legal Requirements and Insurance Requirements, or as to the feasibility of constructing the work shown thereon, or (ii) impose on any approving party any responsibility for a design defect or coordination of any Tenant’s Plans with any other Tenant’s Plans, it being agreed that Tenant shall be solely responsible for the adequacy, accuracy, and completeness of Tenant’s Plans and the compliance of the same with the provisions of the Lease and all applicable Legal Requirements and Insurance Requirements.

3. Construction of the Initial Tenant Work.

(a)

Commencement. After final approval of Tenant’s Plans by Landlord and the delivery of the Premises to Tenant for the performance of the Initial Tenant Work, Tenant shall proceed promptly to commence and diligently complete construction of the Initial Tenant Work in accordance with Tenant’s Plans and this Work Letter. Tenant’s Contractor and its subcontractors shall be licensed in The Commonwealth of Massachusetts. Tenant shall furnish to Landlord a copy of the executed contract (from which confidential information may be redacted) and applicable detailed cost schedule (and applicable back-up material as reasonably requested by Landlord) between Tenant and Tenant’s Contractor covering all of Tenant’s obligations under this Work Letter. Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable.

(b)

Changes to Tenant’s Plans. Following Landlord’s final approval of Tenant’s Plans, Tenant shall not materially modify, amend or alter Tenant’s Plans without Landlord’s prior written approval, and Landlord shall respond within seven (7) Business Days to Tenant’s request. Landlord shall not unreasonably withhold, condition or delay such approval, subject to the provisions of Paragraph C.2(e)

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above, which shall also apply to modifications, amendments or alterations of Tenant’s Plans. Any deviation (other than immaterial changes that do not affect the quality or nature of the improvements or require an alteration to any Building System) from Tenant’s Plans as approved by Landlord which is not corrected within thirty (30) days after Landlord gives written notice thereof to Tenant, shall constitute an Event of Default under the Lease.

(c)

Labor Relations. Tenant’s Contractor and its subcontractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations and to coordinate their activities with Landlord’s contractors so as not to interfere with Landlord or any other tenant or occupant of the Building. Tenant shall be responsible for, and shall reimburse Landlord, as Additional Rent, for, all actual costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with the breach by Tenant’s Contractor or its subcontractors of such obligations.

(d)

Permits and Approvals. Tenant shall obtain all building and other permits and approvals necessary to perform the construction and installation of the Initial Tenant Work prior to the commencement of such work. The Initial Tenant Work shall not require any modification to any existing permits and approvals obtained by Landlord in connection with the Building.

(e)

Prior to Commencing the Initial Tenant Work. Prior to commencing construction of the Initial Tenant Work, Tenant shall deliver to Landlord (in addition to any other requirements under the Lease) the following:

i.

The address of Tenant’s Contractor, and the names of the subcontractors Tenant’s Contractor intends to engage for the construction of the Initial Tenant Work, and Notices of Identification from each such entity pursuant to M.G.L. c.254, §4;

ii.	A schedule for the construction of the Initial Tenant Work, showing the commencement date, the estimated Substantial Completion Date, and the estimated date of final completion;

iii.

Certificates of insurance evidencing that Tenant and Tenant’s Contractor have in effect (and shall maintain at all times during the course of the construction of Initial Tenant Work hereunder) the insurance coverages required under the Lease. Upon request, Tenant shall provide certificates of insurance from such subcontractors as are requested by Landlord; and

iv.	An executed copy of the applicable building permit(s) and any other licenses, permits and approvals required by applicable Legal Requirements for the performance of such work.

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(f)

Trash; Contractor Parking. During the construction of the Initial Tenant Work, trash relating to the Initial Tenant Work shall be removed from the Building on a daily basis, at Tenant’s sole cost and expense, so as to leave the Premises in a safe condition. No trash or other debris or other waste may be deposited at any time outside the Premises or Building (other than in a dumpster provided for such purpose) by Tenant or its contractor, but if such is done, Landlord may remove it at Tenant’s expense. Tenant shall be responsible for ensuring that Tenant’s Contractor and its subcontractors and their respective employees park on the Land only in the areas designated by Landlord for such use.

(g)

Storage; Release and Indemnity. Storage of the construction materials, tools and equipment of Tenant’s Contractor or any of its subcontractors shall be confined within the Premises in an area or areas designated by Landlord and which do not interfere with Landlord’s ability to perform the LL Post Delivery items of work and which do not overload the floor of the Premises. In no event shall any materials or debris be stored outside of the Premises or the Unit unless authorized in writing by Landlord in advance. To the extent any of Tenant’s equipment, fixtures, furniture, furnishings or other materials are stored or installed in the Premises or elsewhere in the Unit or in the Building, Tenant hereby releases Landlord for any and all liability therefor and agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, claim, cause of action, damages, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) arising out of or in connection with loss or damage or destruction of any such equipment, fixtures, furnishings or other materials, unless such loss, damage or destruction is caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors.

(h)

Performance of Initial Tenant Work. Tenant shall comply with and perform, and shall cause Tenant’s Contractor and their respective employees, agents, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s obligations under this Work Letter and the Lease to the extent applicable to the performance of such work. If Tenant’s construction during normal construction hours unreasonably and materially disturbs other tenants in the Building, in Landlord’s reasonable discretion, Landlord may require Tenant to stop performance of those portions of the Initial Tenant Work so disturbing other tenants during normal construction hours and to perform the same after normal construction hours.

(i)

Substantial Completion. Tenant shall give Landlord at least ten (10) days’ prior notice of the anticipated Substantial Completion Date with respect to the Initial Tenant Work (or applicable portion thereof). If any of such dates do not occur on the initially designated date, Tenant shall keep Landlord informed of the applicable anticipated date.

(j)

Punchlist. Within seven (7) Business Days of Substantial Completion of the Initial Tenant Work, Tenant, Tenant’s Architect, Tenant’s Contractor and Landlord shall schedule a meeting(s) to jointly inspect the Initial Tenant Work in order to identify those incomplete items or unfinished details that will be part of the Punchlist for the Initial Tenant Work. Such Punchlist items shall be completed by Tenant as soon as practicable thereafter and in any event not later than thirty (30) days following the preparation of the applicable Punchlist (except for such item(s) that by its nature or due to circumstances beyond the reasonable control of Tenant cannot be completed within such thirty (30) day period).

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(k)	Final Completion. Upon final completion of the Initial Tenant Work, Tenant shall furnish Landlord:

i.

A temporary or permanent Certificate of Occupancy issued by the Town of Watertown and all other governmental approvals, if any, necessary to permit the use and occupancy of the Premises for the Permitted Uses; provided, however, if final completion of the Initial Tenant Work occurs on the basis of a temporary Certificate of Occupancy, Tenant shall diligently prosecute the issuance of a permanent unconditional Certificate of Occupancy by the Town of Watertown until the same is issued;

ii.	A notarized affidavit from Tenant’s Contractor that all amounts due for work done and materials furnished in completing the Initial Tenant Work have been paid;

iii.

Final releases of liens reasonably satisfactory in form and substance to Landlord from Tenant’s Architect, such engineers engaged by Tenant’s architect as are designated by Landlord, Tenant’s Contractor, and all subcontractors or material suppliers that have been involved in the performance of the Initial Tenant Work;

iv.	Complete sets of as-built plans in modifiable AutoCAD format; and

v.	Copies of all warranties relating to any portion or component of the Initial Tenant Work.

(l)

Damage to Base Building. Tenant shall, at its sole cost and expense, promptly repair any damage to the Building caused by Tenant or its contractors (of any tier) during performance of the Initial Tenant Work, including patching and painting the finishes of the Unit or the Building where so damaged, all of which work shall be done to Landlord’s reasonable satisfaction. Tenant shall also be responsible for the cost of any alterations to the Unit or the Building required as a result of the Initial Tenant Work.

(m)

Indemnity. Except to the extent arising out of the negligence or willful misconduct of Landlord or its employees, agents or contractors, Tenant shall indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damages, losses, claims or liabilities, including, but not limited to, reasonable attorneys’ fees and costs, which arise out of, are occasioned by, or are in any way attributable to either (i) the design of any portion of the Initial Tenant Work or (ii) the performance by Tenant or Tenant’s Contractor or any of its subcontractors of any portion of the Initial Tenant Work.

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4. Payment of Costs for Initial Tenant Work; Landlord’s Allowance.

(a)

Subject to the Landlord’s Allowance set forth herein, Tenant shall pay all of the costs and expenses of the Initial Tenant Work (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith). The Landlord’s Allowance may be utilized for (i) so-called “hard” costs of the Initial Tenant Work pursuant to Tenant’s Plans, together with costs and expenses related to data/telecommunications cabling and signage at the Property, (ii) so-called “soft” costs, including architectural and design costs and construction management fees. Provided that Tenant engages a professional project management team to supervise the construction of the Initial Tenant Work (such as the RJ Donovan Group), Landlord shall not charge any construction supervision fee; but if Tenant fails to so engage a professional project management team, then Landlord shall be entitled to a construction supervision fee equal to 10% of the hard costs of construction of the Initial Tenant Work, payable out of the Landlord Allowance.

(b)

So long as Tenant is not in default of the Lease beyond any applicable notice and cure period, payment of the Landlord’s Allowance shall be paid by Landlord to Tenant, based upon requests for payment submitted by Tenant and approved by Landlord (Landlord agreeing that if a default is subsequently cured within the time frames set forth in the Lease, payment of the Landlord’s Allowance shall be made as otherwise set forth herein). Tenant shall submit such requests for payment, not more often than monthly, by the first day of the month for work completed during the previous month. Tenant understands and acknowledges that Landlord will be requesting funding from its construction lender to make such payments to Tenant, and that any delay in providing such request for payment in a timely manner may result in a delay in processing such application in any given month. Each request for payment shall be accompanied by a written certification by Tenant’s Architect to Landlord, in form and content reasonably satisfactory to Landlord, that all work up to the date of the request for payment has been completed, along with the releases (partial or complete) of liens from Tenant’s Contractor and all subcontractors and materials suppliers for all work done and materials furnished up to the date of Tenant’s request for payment, along with any other supporting documentation reasonably required by Landlord in connection therewith. So long as Tenant provides its request for payment and all backup information within the timeframe required, Landlord shall pay to Tenant, within thirty (30) days after submission of such items to Landlord, an amount equal to Landlord’s pro-rata share of the approved amount of each such request for payment. “Landlord’s pro-rata share” shall mean the percentage that the Landlord’s Allowance bears to the total cost of the Initial Tenant Work. Landlord’s pro-rata share may be reviewed and reasonably recalculated by Landlord from time to time and upon any cumulative upgrade/change orders to the Initial Tenant Work, the necessary credits or payments shall be made by either Landlord or Tenant to bring the amount paid under the Landlord’s Allowance into compliance with the revised pro-rata share. Any and all costs for the construction of the Premises above the Landlord’s Allowance shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers. Landlord reserves the right to make any payment (or portion thereof) of the Landlord’s Allowance payable jointly to Tenant and Tenant’s Contractor (or a subcontractor or supplier) or directly to Tenant’s Contractor or such subcontractor or supplier.

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(c)

Landlord shall have no further obligation to make any disbursement from Landlord’s Allowance in response to any disbursement request submitted by Tenant to Landlord more than four (4) months after the final completion of the Initial Tenant Work.

(d)

In addition to providing Landlord’s Allowance, Landlord shall provide an allowance of up to $0.10 per square foot of rentable area in the Premises (or a total of Three Thousand Four Hundred Fifty-Three ($3,453.00) Dollars) towards the cost of the preparation of a test fit plan for Tenant.

5. Coordination with Landlord’s Work.

(a)

Tenant acknowledges that its contractors will be performing the Initial Tenant Work while Landlord is performing portions of the Base Building Work within the Premises or elsewhere in the Building (including the LL Post-Delivery items shown on Exhibit C-3 attached hereto (if any)). Each party shall cooperate as reasonably requested by the other party so that the work of the other party may be performed in a timely and efficient manner; provided, however, that where scheduling or other conflicts exist and cannot be resolved to the parties’ reasonable satisfaction, priority shall be given to the performance of the Base Building Work (including the LL Post-Delivery items shown on Exhibit C-3 attached hereto (if any)) over the Initial Tenant Work. Without limitation and notwithstanding the foregoing, Tenant shall not allow Tenant’s Contractor or any of its subcontractors to damage, interfere with or impede the work to be performed by Landlord (any such labor disharmony, damage, interference or impedance (including, without limitation, that caused by labor disharmony between Tenant’s Contractor and any of its subcontractors, on the one hand, and Landlord’s Contractor and any of its subcontractors, on the other hand) which occurs and which continues for more than twenty-four (24) hours after written notice thereof shall be a “Construction Interference”). Should any Construction Interferences occur, then notwithstanding anything herein or in the Lease to the contrary, the same shall constitute a Tenant Delay and Tenant shall be responsible for all costs, damages, claims, losses and liabilities suffered by Landlord arising out of any such Construction Interferences.

(b)

In furtherance of assuring coordination of the work of Tenant’s Contractor and its subcontractors with Landlord’s work (and the work of other tenants in the Building), Tenant shall advise Landlord reasonably in advance of the activities of Tenant’s Contractor and its subcontractors and Landlord will prepare a coordination plan with appropriate schedules to accommodate equitably the reasonable needs of all parties whose activities need to be coordinated. Landlord and Tenant shall cause their respective contractors to cooperate in implementing such plan to the end that the work of both may be effected in a timely, efficient and cost-effective manner. Any work to be performed outside of the Premises shall be coordinated with Landlord, and shall be subject to reasonable scheduling

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requirements of Landlord. Any requirements of Tenant’s Contractor for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for in advance by Tenant and arranged between Tenant’s Contractor and Landlord or Landlord’s contractor at the rates then charged by Landlord or Landlord’s contractor. Tenant acknowledges that all other tenants requiring the use of freight elevators and temporary hoists shall have joint access to such facilities and that the parties shall use reasonable efforts to coordinate such joint access to avoid conflicts, provided, however, that in the event of any conflicts, Tenant shall be not be entitled to more than Tenant’s Pro Rata Share compared to the pro rata shares of those tenants who have need for the services and equipment in question, on a daily basis, of access to and use of such facilities.

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EXHIBIT C-1

LIST OF BASE BUILDING PLANS AND SPECIFICATIONS

[See attached pages]

13

ARSENAL YARDS BUILDING A

Boylston Properties

485 Arsenal St,
Watertown, MA 02472

PROJECT TEAM:

CLIENT
Boylston Properties
800 Boylston Street
Boston, MA 02199
617.262.4646

STRUCTURAL ENGINEER
Veitas & Vetias Engineers
639 Granite Street
Braintree, MA 02184
781.843.2863

CODE CONSULTANT
Hastings Consulting
142 Hanlon Road
Holliston, MA 01746
508-397-8417

ARCHITECT
SGA
200 High Street
Boston, MA, 02110
857.300.2610

MEP
RW Sullivan INC,
529 Main Street #203
Boston MA, 02129
617.523.8227

CONTRACTOR
PIDC
25 Birch Street
Milford, MA 01757
508.381.6100

ARCHITECTURE |
PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST.
BOSTON, MA, 02110

SGA-ARCH.COM
857.300.2610

© Spagnolo Gisness & Associates, Inc.

ARSENAL YARDS BUILDING A

485 Arsenal St, Watertown, MA 02472

Boylston Properties

Project No.4303.00
11/15/18

CONSTRUCTION DOCUMENTS

Key Plan

3 Mezzanine Key Plan
1/64" = 1'-0"

2 Floor 2 Key Plan
1/64" = 1'-0"

1 Floor 1 Key Plan
1/64" = 1'-0"

Tags and Symbols

ROOM TAG
FINISH TAG
BUILDING SECTION
WALL SECTION
DETAIL SECTION
CALLOUT
LEVEL HEAD MARK
SPOT ELEVATION
View Name
VIEW TITLE
INTERIOR ELEVATION
EXTERIOR ELEVATION
NORTH ARROW
VIEW REFERENCE
REVISION TAG
KEYNOTE TAG
ANNOTATION TEXT
CENTER LINE
ALIGN SYMBOL
SEALANT SYMBOL
BREAK LINE
DOOR TAG
EXISTING DOOR TAG
SALVAGED DOOR TAG
WINDOW TAG
STOREFRONT / CURTAIN WALL TAG
CURTAIN WALL PANEL TAG
WALL / PARTITION TAG
CEILING TAG

Drawing List

Drawing List

Device Mounting Locations

Vicinity Map

Abbreviations

SGA
200 HIGH ST, BOSTON, MA 02110

PROJECT TEAM:
CLIENT
Boylston Properties

STRUCTURAL ENGINEER
Veitas & Veitas Engineers

MEP
RW Sullivan INC.

SEAL / SIGNATURE

PROJECT:
ARSENAL YARDS BUILDING A
485 Arsenal St, Watertown, MA 02472
Boylston Properties

REVISIONS:
No. Date Description

SUBMISSIONS:
Date Issued For

SCALE	As indicated
DATE ISSUED	11/15/18
PROJECT NO	4363.00
DRAWN BY	YD
CHECKED BY	YD

SHEET TITLE:
Drawing List/ Symbols/ Abbreviations/ Building Key

G-001

PROJECT MANUAL

ARSENAL YARDS

485 ARSENAL STREET

WATERTOWN, MA

NOVEMBER 15, 2018

ARCHITECT

SPAGNOLO GISNESS & ASSOCIATES, INC.

200 High Street

Boston, MA 02110

www.sga-arch.com

ARSENAL YARDS	SGA 4303.00
485 Arsenal St, Watertown, MA	November 15, 2018

PROJECT MANUAL

DIVISION 00 - PROCUREMENT AND CONTRACTING REQUIREMENTS - Issued by Owner and CM

DIVISION 01 - GENERAL REQUIREMENTS

Section 011000	General Requirements
Section 016200	Substitution Request Form

DIVISION 02 - EXISTING CONDITIONS

Section 024100	Demolition

DIVISION 03 - CONCRETE

Section 033000	Cast-In-Place Concrete
Section 033515	Concrete Finishing

DIVISION 04 - MASONRY

Section 042000	Unit Masonry

DIVISION 05 - METALS

Section 051200	Structural Steel Framing
Section 053100	Steel Decking
Section 054000	Cold-Formed Metal Framing
Section 055000	Metal Fabrications
Section 055100	Metal Stairs and Railings
Section 057300	Decorative Metal Railings

DIVISION 06 - WOOD, PLASTICS AND COMPOSITES

Section 061000	Rough Carpentry
Section 061600	Sheathing
Section 064020	Interior Architectural Woodwork

DIVISION 07 - THERMAL AND MOISTURE PROTECTION

Section 071610	Crystalline Waterproofing
Section 072100	Thermal Insulation
Section 072700	Air Barriers
Section 072800	Liquid-Applied Insulative Coating
Section 074200	Metal Wall Panels
Section 075400	Thermoplastic Membrane Roofing
Section 075500	Roof Pavers
Section 076200	Sheet Metal Flashing and Trim
Section 077200	Roof Accessories
Section 078100	Applied Fireproofing
Section 078410	Penetration Firestopping

000110 - 1

ARSENAL YARDS	SGA 4303.00
485 Arsenal St, Watertown, MA	November 15, 2018

Section 078440	Fire-Resistive Joint Systems
Section 079200	Joint Sealants

DIVISION 08 - OPENINGS

Section 081110	Hollow Metal Doors and Frames
Section 081400	Flush Wood Doors
Section 083110	Access Doors and Frames
Section 084110	Aluminum Entrances and Storefront
Section 084410	Glazed Aluminum Curtain Walls
Section 086300	Metal Framed Skylights
Section 087100	Door Hardware
Section 088000	Glazing
Section 089000	Louvers and Vents

DIVISION 09 - FINISHES

Section 092110	Gypsum Board Assemblies
Section 092120	Gypsum Board Shaft-Wall Assemblies
Section 093000	Tiling
Section 095100	Acoustical Ceilings
Section 096510	Resilient Flooring and Accessories
Section 096810	Tile Carpeting
Section 098430	Sound-Absorbing Panels
Section 099000	Painting and Coating

DIVISION 10 - SPECIALTIES

Section 101400	Signage
Section 102110	Toilet Compartments
Section 102610	Corner Guards
Section 102800	Toilet Accessories
Section 104400	Fire Protection Specialties
Section 105110	Metal Lockers

DIVISION 12 - FURNISHINGS

Section 124810	Entrance Floor Grilles
Section 129310	Bicycle Racks

DIVISION 14 - CONVEYING EQUIPMENT

Section 142100	Electric Traction Elevators

DIVISION 21 - FIRE SUPPRESSION

Section 210000	Fire Protection

DIVISION 22 - PLUMBING

Section 220000	Plumbing

000110 - 2

ARSENAL YARDS	SGA 4303.00
485 Arsenal St, Watertown, MA	November 15, 2018

DIVISION 23 - HEATING VENTILATING AND AIR CONDITIONING

Section 230000	Heating, Ventilating and Air-Conditioning

DIVISION 26 - ELECTRICAL

Section 260000	Electrical

DIVISION 31 - EARTHWORK

DIVISION 32 - EXTERIOR IMPROVEMENTS

DIVISION 33 - UTILITIES

END OF TABLE OF CONTENTS

000110 - 3

Execution Copy

EXHIBIT C-2

PRELIMINARY TEST-FIT PLAN FOR THE PREMISES

[To be prepared]

14

PHASE 1
SEPARATION
MEP
Subtenant
Tenant 4
NIC

Kymera Headcount:
8 Offices
82 Workstations
1 Receptionist
91 TOTAL

Subtenant Headcount:
0 Offices
64 Workstations
1 Receptionist
65 TOTAL

BOYLSTON PROPERTIES

Kymera Test Fit, Floor 2

Arsenal Way

JACOBS

July 02, 2019

Kymera Headcount:
8 Offices
82 Workstations
1 Receptionist
91 TOTAL

BOYLSTON PROPERTIES

Kymera Test Fit, Mezzanine
Arsenal Way

JACOBS
June 18, 2019

Execution Copy

EXHIBIT C-3

LAB SHELL SPECIFICATIONS

TENANT LANDLORD MATRIX OF RESPONSIBILITY

[See attached pages]

15

LAB SHELL SPECIFICATIONS

TENANT LANDLORD MATRIX OF RESPONSIBILITY – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

April 2019

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
BASE BUILDING AND PERMITTING
Building Core & Shell shall be LEED certifiable	X		X
Landlord to provide parking	X		X
Base Building Permits and approvals for site and Core &Shell	X
Permits and approval for demising and LL Lab Shell work	X		X
Permits and approvals for Tenant buildout		X
SITEWORK
Perimeter sidewalks, street curbs, miscellaneous site furnishings and landscaping	X		X
Outdoor furniture for use by building occupants	X		X
Telephone and internet service to main demarcation room from local exchange carrier	X		X
Domestic sanitary sewer connection to street	X
Waste sewer connection (useable by Lab)	X		X
Roof storm drainage	X		X
Primary and secondary electrical service	X		X
Gas service	X		X
Gas service- from meter to tenant space		X
Domestic water service to Building	X		X
Fire protection water service to Building	X		X
LANDSCAPING
Complete site improvements package, including design and installation	X		X
Landscape plans to include location, species, and sizes of trees, shrubs, groundcovers, flowering plants, ornamental flowering trees and coniferous evergreen trees. All plantings shall be of specimen quality.	X
Hardscape plans shall include walkways, driveways, curbing, exterior lighting, and non-Tenant signage. Design and site improvements materials shall be of Class A Building quality.	X		X
STRUCTURE
Reinforced concrete slabs with live load capacity of 75 psf (typical 2nd floor areas areas) and 100 psf at the mezzanine.	X		X
Reinforced concrete slabs with 150 psf loading capacity in mechanical spaces	X		X
Structural enhancements for specific Tenant load requirements		X
Upgrade structural reinforcing for Tenant’s vibration limitations		X
Typical Floor to floor height framing, per plans, subject to final design	X		X
Column bay spacing: as designed	X		X
Structural framing dunnage above roof for Base Building equipment including LL provided MAUI & EFs	X		X

Page 1 of 7	April 1, 2019

LAB TENANT RESPONSIBILITY MATRIX – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval		X
Framed openings for Base Building utility risers	X		X
Framed openings for common vertical mechanical shafts.	X		X
Framed openings for Tenant utility risers in addition to Base Building within pre-allocated Base Building areas subject to Landlord review and approval		X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X		X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
Fireproofing as required to provide applicable code compliant rating for control areas	X		X
ROOFING
Existing to remain standing seam roof, modified as required for new equipment and skylights.	X		X
Roofing penetrations for Base Building equipment/systems including LL provided MAUs & EFs	X		X
Roofing penetrations for Tenant equipment/systems, installed by Base Building roofing subcontractor		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes installed by Base Building roofing subcontractor		X
EXTERIOR
Building exterior envelope	X
Base Building entrances	X
Building mounted signage and/or ground mounted exterior signage for Tenant identification (subject to town approval)		X
Screen enclosure for Base Building rooftop equipment incl. LL provided MAUs and EFs	X		X
Screen enclosure for Tenant rooftop equipment (not within base building screen)		X
COMMON AREAS
Accessible main entrance. Entrance vestibules will include accessible full glass narrow stile aluminum framed entrance doors with integrated security hardware, and recessed walk-off grid floor.	X		X
Egress corridors at first floor lobby/locker area and second floor (multi-tenant)	X		X
First floor finished lobby	X		X
Core area toilet rooms. Floors and base shall be porcelain tile. Full height ceramic tile shall be provided on wet walls. All other wall surfaces shall be painted drywall. Lavatory counters shall be solid surface with under-mount vitreous china sinks, and mirror above lavatory counters to the ceiling height. Stainless steel toilet enclosures shall be floor mounted, steel panel construction with a stainless-steel finish. Toilet room accessories shall be similar or equal to those manufactured by	X		X

Page 2 of 7	April 1, 2019

LAB TENANT RESPONSIBILITY MATRIX – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Bobrick Company, all in accordance with handicapped accessibility regulations.
Bicycle storage with male and female shower and locker room facilities adjacent to 1st and/or 2nd floor lobby, subject to final design	X		X
Shower rooms shall utilize finishes similar to core area toilet rooms	X		X
Walls in toilet rooms, stairways, and Base Building utility rooms shall have a final paint finish	X
Painted metal railings in all stairways	X		X
Interior signage for all Base Building rooms (as required by Code)	X		X
Janitor’s closets in common core areas	X		X
Electrical closets in core areas. Electrical closets can be used for Tenant- provided electrical equipment, subject to coordination with Base Building equipment, and conformance to all Code requirements.	X		X
IDF connected to demarcation room	X		X
Demarcation room	X		X
Doors, frames, and hardware at common areas	X		X
ELEVATORS
(2) single sided common passenger elevators; 4,000 lb., 150 FPM. Each serves floor’s 1, 2 and Mezzanine.	X		X
One (1) 4,000 lb. common service elevator for Lab use as required	X		X
WINDOW TREATMENT
Furnish and install Building Standard window treatment including blocking in Tenant areas. Building Standard is horizontal mini-blinds, 1” wide blades, similar or equal to those manufactured by Level or (color TBD).		X
Window sills as applicable in Tenant areas		X
TENANT AREAS
Drywall and finishes at inside face of exterior walls (fire-rated)	X		X
Drywall and finishes at inside face of exterior walls (non fire-rated)		X
Finishes at Tenant side of core partitions		X
Tenant Premises HVAC and Plumbing Rooms		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data	X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and build-out		X
Fixed or movable casework/millwork		X
Laboratory Equipment including, but not limited to, biosafety cabinets, autoclaves, glasswashers, bioreactors.		X
Chemical Fume Hoods, bench fume hood, lab casework		X
Shaft enclosures for Base Building systems’ risers	X

Page 3 of 7	April 1, 2019

LAB TENANT RESPONSIBILITY MATRIX – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Shaft enclosures for Tenant risers within allocated space in the main vertical Base Building shafts, installed in accordance with Base Building schedule	X		X
Shaft enclosures for Tenant risers outside of the allocated space in the main vertical Base Building shafts		X
All interior signage for Tenant Premises		X
Sound attenuation upgrades for tenant premises in order to comply with tenants acoustical criteria and design of tenant areas		X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and back flow protection	X		X
Base Building area distribution piping and up-turned sprinkler heads	X		X
Stair distribution piping and sprinkler heads	X		X
Primary distribution and sprinkler heads adequate to support ordinary hazard (with upturned heads)	X		X
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems		X
Pre-action dry-pipe systems (if required) within Tenant Premises		X
Fire extinguisher cabinets within Base Building areas	X		X
Fire extinguisher cabinets within Tenant Premises		X
Standpipes, distribution and hose connections within egress stairs, garage and lobby	X		X
Additional hose connections within Tenant Premises, including distribution piping		X
PLUMBING
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer		X
Domestic water service with backflow prevention, main service entrance meter and Base Building risers	X		X
2” valved connection in each tenant space, tenant design allotment is 80 WSFU	X		X
Tenant water booster pumps as needed		X
Tenant space isolation (reduced pressure backflow preventer)		X
Submeter with remote reader for Tenant potable water within the Premises		X
Base Building restroom plumbing fixtures compliant with accessibility requirements	X		X
Wall hydrants within Base Building areas (where required by Code)	X		X
Storm drainage system	X		X
Sanitary waste and vent service for Base Building areas	X		X
Sanitary waste and vent service for Tenant Premises		X
Hot water generation for Base Building restrooms	X		X
Two stage active pH neutralization system		X
Lab waste and vent pipe risers		X

Page 4 of 7	April 1, 2019

LAB TENANT RESPONSIBILITY MATRIX – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Lab waste and vent pipe distribution serving Tenant Premises		X
Non-potable Hot water generation for Tenant use		X
Central lab air compressor		X
Compressed air piping risers and distribution		X
Central Lab vacuum system		X
Tepid water pipe risers		X
Tepid water pipe distribution in tenant spaces		X
RO/DI water generator		X
RO/DI water pipe risers		X
Hot water generation for tenant spaces (outside base building restrooms)		X
NATURAL GAS
Natural gas service to Building – Intermediate Pressure 3psi min.	X		X
Natural gas service to Base Building boilers plant as necessary to support lab MAUs and reheat	X		X
Natural gas service, pressure regulator and meter for Tenant equipment. LL to provide tie in to gas manifold for tenant use.		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area		X
Natural gas pipe distribution within Tenant Premises		X
HEATING, VENTILATION, AIR CONDITIONING
Central gas fired boiler plant, Central Chiller plant	X		X
Hot water pipe risers (valved and capped connections at tenant premises)	X		X
Hot water pipe distribution within Tenant Premises		X
Central Chiller Plant	X		X
BTU and flow meter from common HW loop into Tenant Premises (1 meter per premises)	X		X
Additional BTU and flow meter to Tenant premises if required.		X
Reheat coils within Tenant Premises		X
Reheat coils within Base Building areas	X		X
Building Management System (BMS) for Base Building and LL provided including boiler expansion, MAUs and EFs	X		X
BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant infrastructure		X
Supply and return air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Supply air and return duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Base Building areas	X		X
Restroom exhaust for Base Building area restrooms	X		X
Electric room ventilation system for Base Building electrical closets	X		X

Page 5 of 7	April 1, 2019

LAB TENANT RESPONSIBILITY MATRIX – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Electric room ventilation system for electrical closets within Tenant Premises		X
Sound attenuation for Base Building infrastructure including LL provided AHUs and EFs to comply with Zoning Ordinance	X		X
Sound attenuation for Tenant equipment to comply with Zoning Ordinance		X
Additional/ dedicated cooling, AHU or exhaust equipment for Tenant requirements. Added humidification		X
Two custom chilled/hot water AHU’s designed to supply 2.0 cfm/sf to lab spaces and 1.25 cfm/sf to office areas.	X		X
Two exhaust air handling units with high plume exhaust fans			X
Boiler Capacity; Total 15,000 MBH gas boilers. Chiller capacity: Total 1,000 tons Chillers	X		X
ELECTRICAL
Sound attenuation for Common standby generator to comply with Zoning Ordinance if required	X		X
480V Electrical utility service to switchgear in main electrical room For tenant tie-in	X		X
Additional Life safety or standby generator if needed (subject to LL approval)		X
600kW standby generator at 5W/USF. Generator distribution panel provided for tenant tie in	X		X
Generator sub-meter		X
Standby power distribution within Tenant Premises		X
UPS and supporting power distribution within Tenant Premises		X
Lighting and power distribution for Base Building areas	X		X
Lighting and power distribution for Tenant Premises		X
CT cabinet, tenant switchgear and metering for tenant electrical service (as permitted by utility company)		X
Life safety emergency lighting/signage, panels and circuit breakers for Base Building area	X		X
Life safety emergency lighting/signage for Tenant Premises		X
Tenant panels, transformers, etc. in addition to Base Building house panels for Base Building area		X
Space allocation for tenant power distribution within tenant square footage		X
Allocation of power for Tenant use (w/USF): Allocation based on 50% office, 50% lab layout on usable square feet Office: 8W/USF Lab: 15 W/USF	X		X
Automatic transfer switch for Tenant		X
FIRE ALARM
Base Building fire alarm system with devices within Base Building areas	X		X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program		X

Page 6 of 7	April 1, 2019

LAB TENANT RESPONSIBILITY MATRIX – ARSENAL YARDS

Arsenal Street

Watertown, MA

Boylston Properties

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room	X		X
Service from primary demarcation room to secondary demarcation room		X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms	X		X
Tel/Data cabling from demarcation room to intermediate distribution frame rooms		X
Tel/Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel/data room		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X		X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Common Areas and building grounds	X		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system		X

Page 7 of 7	April 1, 2019

EXHIBIT D

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

TITLE MATTERS

Recording information below refers to the Middlesex South Registry of Deeds.

1.

Remaining covenants contained in paragraphs numbered 2-4 in a deed from Watertown Redevelopment Authority, a body politic and corporate, to Ann & Hope Watertown Associates, a Massachusetts limited partnership, dated January 7, 1982 and recorded January 7, 1982 in Book 14508, Page 106; as affected by a Certificate of Completion issued by the Watertown Redevelopment Authority, dated November 14, 1983 and recorded November 30, 1983 in Book 15336, Page 23.

2.

Remaining covenants contained in paragraphs numbered 2-4 in the Deed from Watertown Redevelopment Authority to Watertown Arsenal Associates, dated January 7, 1982 and recorded in Book 14508, Page 123; as affected by a Certificate of Completion by the Watertown Redevelopment Authority, dated December 13, 1983 and recorded in Book 15375, Page 554.

3.

Permanent Highway Easements only as contained in that certain Order of the Town Council of the Town of Watertown authorizing the taking of Fee Simple and Easement Interests in Real Estate by eminent domain, dated December 28, 1982 and recorded in Book 14850, Page 397 and related Deed and Grant of Easement from Watertown Arsenal Associates, a Massachusetts limited partnership, to Inhabitants of the Town of Watertown, a municipal corporation, dated November 22, 1982 and recorded in Book 14850, Page 368 and Deed and Grant of Easement from Ann & Hope Watertown Associates, a Massachusetts limited partnership, to Inhabitants of the Town of Watertown, a municipal corporation, dated November 22, 1982 and recorded in Book 14850, Page 389 and as shown on a Plan entitled Taking Plan of Land in Watertown, Mass recorded as Plan Number 13 of 1983.

4.

Rights and easements granted by Ann & Hope Watertown Associates, a Massachusetts limited partnership to Boston Edison Company and New England Telephone and Telegraph Company, dated April 5, 1983 and recorded April 5, 1983 in Book 14963, Page 437.

5.

Utility Easements Running in favor of Boston Edison Company and New England Telephone and Telegraph Company, dated April 5, 1983 and recorded September 9, 1983 in Book 15209, Page 491, as shown on a Lot 2 Plan of Electric, Telephone and Fire Alarm Easements as Arsenal Marketplace, recorded therewith as Plan No, 1002 of 1983.

6.

Easement Agreement by and between Watertown Arsenal Associates, a Massachusetts limited partnership and Inhabitants of the Town of Watertown, a municipal corporation, dated October 25, 1983 and recorded November 22, 1983 in Book 15327, Page 349, and shown on Plan of Access Easement to Arsenal Park, dated August 27, 1982 and recorded November 22, 1983 therewith as Plan No. 1349 of 1983; as affected by a First Amendment to Easement Agreement by and between B.P. Watertown Retail, LLC and the Town of Watertown dated October 11, 2017 and recorded in Book 70346 Page 454 and as shown on the plan entitled “Easement Plan Arsenal Mall” recorded as Plan No. 1104 of 2017.

7.

Terms, Conditions and Easements set forth in the Construction, Operating and Reciprocal Easement Agreement for The Arsenal Markets by and between Watertown Arsenal Associates, a Massachusetts limited partnership, Ann & Hope Watertown Associates, a Massachusetts limited partnership, and Ann & Hope Marketplace, Inc., a Massachusetts corporation, dated November 15, 1983 and recorded November 22, 1983 in Book 15336, Page 26; as affected by First Supplement to Construction, Operating and Reciprocal Easement Agreement for Arsenal Markets, dated December 26,1985 and recorded January 16, 1986 in Book 16715, Page 588; as affected by Assignment and Assumption Agreement to Ann & Hope of Rhode Island, Inc., a Massachusetts corporation, dated December 31, 1991 and recorded January 27, 1992 in Book 21712, Page 13; affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between Arsenal Mall LLC, a Massachusetts limited liability company, and SPG Arsenal, L.P., a Delaware limited partnership, dated October 27, 1999 and recorded October 28, 1999 in Book 30808, Page 195; affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between Watertown Arsenal Associates, a Massachusetts limited liability company, and SPG Arsenal HCHP, LLC, a Delaware limited liability company, dated October 27, 1999 and recorded October 28, 1999 in Book 30808, Page 264; as further affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between EDF Watertown, LLC, a Massachusetts limited liability company, and EDF Watertown II, LLC, a Massachusetts limited liability company, dated June 1, 2001 and recorded June 1, 2001 in Book 32981, Page 402; further affected by Assignment and Assumption of Reciprocal Easement Agreement and Other Documents by and between Ann & Hope Watertown Associates, a Massachusetts limited partnership, Ann & Hope Marketplace, Inc., a Massachusetts corporation, Ann & Hope of Rhode Island, Inc., a Massachusetts corporation, and EDF Watertown, LLC, a Massachusetts limited liability company, dated June 1, 2001 and recorded June 1, 2001 in Book 32981, Page 331; as affected by an Affidavit dated November 21, 2013 and recorded with said Deeds in Book 62966 Page 124 on November 22, 2013; as further affected by an Assignment and Assumption Agreement by and between SPG Arsenal, L.P., SPG Arsenal HCHP, LLC, EDF Watertown, LLC and BP Watertown Retail, LLC dated August 8, 2013 and recorded in Book 62423, Pages 137, 149 and 162; as affected by Land Court Judgement dated February 9, 2016 and recorded in said Deeds in Book 67048, Page 438; as affected by the Second Supplement to Construction, Operating and Reciprocal Easement Agreement For Arsenal Markets, Watertown, Massachusetts recorded in Book 67934, Page 443 on August 31, 2016, as affected by Assignment of Operating Agreement recorded in Book 71113, Page 491, on June 5, 2018.

8.

Easements set forth in the Agreement for Restatement, Amendment and Grant of Easements by and between Arsenal Associates, a Massachusetts limited partnership, Arsenal Markets Partnership, a Massachusetts limited partnership, and Watertown Arsenal Associates, a Massachusetts limited partnership, dated October 1983 and recorded November 23, 1983 in Book 15327, Page 356, and shown on Plan of Parking, Driveways, & Utility Easements at Arsenal Market Place, recorded as Plan No. 1350 of 1983.

9.

Rights and easements in a Grant of Easement for highway granted by Ann & Hope Watertown Associates, a Massachusetts limited partnership to the Town of Watertown, a Massachusetts municipal corporation, dated July 16, 1999 and recorded May 19, 2000 in Book 31420, Page 539; as affected by an Acceptance of Grant of Easement by Town of Watertown, a Massachusetts municipal corporation, dated June 6, 2000 and recorded June 14, 2000 in Book 31501, Page 59 and shown on an Easement Plan of Land in Watertown Massachusetts, recorded as Plan 536 of 2000.

10.

Water Vending Reservation and easements contained in Quitclaim Deed from Ann & Hope Watertown Associates, a Massachusetts limited partnership, dated June 1, 2001 and recorded June 1, 2001 in Book 32981 Page 319.

11.

Terms and provisions of a Restriction Agreement by and between EDF Watertown, LLC, and The Stop & Shop Supermarket Company, a Delaware corporation, dated February 19, 2001 and recorded June 6, 2001 in Book 32981, Page 341; as affected by the Clarification Certificate dated February 27, 2018 recorded with an Affidavit on March 30, 2018 in Book 70808 Page 24.

12.

Covenants, conditions, restrictions, easements and liens for common charges set forth in the Master Deed by EDF Watertown, LLC, a Massachusetts limited liability company, dated June 1, 2001 and recorded June 1, 2001 in Book 32981, Page 350; as affected by the Declaration of Trust of EDF Watertown Condominium Trust, dated June 1, 2001 and recorded June 1, 2001 in Book 32981, Page 364 and the By-laws of EDF Watertown Condominium Trust, recorded June 1, 2001 in Book 32981, Page 371 and the Condominium Site Plan recorded as Plan No. 522 of 2001.

13.

Covenants, conditions, restrictions, easements, liens for common charges set forth in the Amended and Restated Master Deed of Arsenal Condominium, dated June 5, 2018 and recorded in Middlesex South Registry of Deeds in Book 71113, Page 277; as affected by the Declaration of Trust and By-Laws recorded in Book 71113 at Page 410.

14.	Memorandum of Hotel Development Agreement dated June 7, 2018 and recorded in Book 71125, Page 280.

15.

Rights of Tenant, as tenant only, under an unrecorded lease as evidenced by a Memorandum of Lease by and between WaterPart, LLC, as Landlord and Miller’s Ale House, Inc., as Tenant, dated September 7, 2011, recorded in Book 57433, Page 534, as affected by a Lease Subordination, Non-Disturbance of Possession and Attornment Agreement, recorded in Book 71125, Page 457.

16.

Rights of Tenant, as tenant only, under an unrecorded Lease evidenced by a Notice of Lease between Watertown Arsenal Associates, L.P., as Lessor, and Marshall’s of Watertown, MA, Inc., as Lessee, dated effective as of September 29, 1983, recorded in Book 15358, Page 561, as affected by a Subordination, Non-Disturbance and Attornment Agreement with Marshalls of MA, Inc., as Tenant recorded in Book 71125, Page 473.

17.

Notice Regarding Supplemental Agreement by and between EDF Watertown, LLC, a Massachusetts limited liability company, The Stop & Shop Supermarket Company, a Delaware corporation and Home Depot U.S.A., Inc., dated February 19, 2001, a Notice of which is dated June 1, 2001 and recorded with the Middlesex South Registry of Deeds in Book 32981, Page 415.

18.

Construction Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filings made by Arsenal Yards Holdings, LLC to Wells Fargo Bank, National Association recorded in Book 71125, Page 285.

19.

UCC-1 Financing Statement naming Arsenal Yards Holdings LLC as debtor and to Wells Fargo Bank, National Association as secured party recorded with the Middlesex South Registry of Deeds in Book 71125, Page 319.

20.

Rights of Tenants, as tenants only, under an unrecorded lease by and between Arsenal Yards Holding LLC as Landlord and Ulta Salon, as Tenant, as evidenced by a Memorandum of Lease recorded in Book 71125, Page 400, as affected by a Subordination Non-Disturbance and Attornment Agreement with Ultra Salon, as Tenant recorded in Book 71125, Page 408.

21.

Rights of Tenants, as tenants only, under an unrecorded lease by and between Arsenal Yards Holding LLC as Landlord and Old Navy, as Tenant, as evidenced by a Memorandum of Lease recorded in Book 71125, Page 419, as affected by a Lease Subordination Non-Disturbance and Attornment Agreement with Old Navy, as Tenant, recorded in Book 71125, Page 431.

22.

Rights of Tenants, as tenants only, under an unrecorded lease by and between Arsenal Yards Holding LLC as Landlord and Roche Bros., as Tenant as evidenced by a Notice of Lease recorded in Book 71125, Page 331, as affected by a Subordination Agreement, Acknowledgment of Lease Assignment, Attornment and Non-Disturbance Agreement with Roche Bros., as Tenant, recorded in Book 71125, Page 389.

23.

Rights of Tenants, as tenants only, under an unrecorded lease dated May 1, 1997 by and between the predecessor of Arsenal Yards Holding LLC as Landlord and Cellco Partnership d/b/a Verizon Wireless as Tenant, as affected by a Subordination, Consent, Non-Disturbance and Attornment Agreement with Cellco Partnership as Tenant, recorded in Book 71125, Page 489.

24.

Rights of Tenants, as tenants only, under an unrecorded lease dated October 18, 2018 by and between Arsenal Yards Holding LLC as Landlord and Shake Shack Massachusetts LLC as Tenant, as affected by a Subordination Agreement, Acknowledgment of Lease Assignment, Attornment and Non-Disturbance Agreement with Shake Shack Massachusetts LLC as Tenant, recorded in Book 71125, Page 585.

25.

Terms and conditions of that certain Variance and Special Permit decision, dated October 26, 1981 and recorded November 19, 1981 in Book 14569, Page 217, as affected by Modification of Variance and Special Permit, dated June 7, 1982 and recorded in Book 14746, Page 164; Modification of Variance and Special Permit, recorded November 19, 1981 in Book 14569, Page 229, as affected by Modification, dated July 7, 1982 and recorded in Book 14746, Page 172, and Order, recorded in Book 14569, Page 241, as affected by Modification, dated July 7, 1982 and recorded in Book 14746, Page 180.

26.	Terms and conditions of that certain Special Permit decision issued by the Watertown Board of Appeals, dated December 10, 1981 and recorded March 26, 1982 in Book 14569, Page 208.

27.	Terms and conditions of that certain Variance decision, dated February 27, 1985 and recorded March 11, 1985 in Book 16085, Page 14.

28.	Terms and conditions of that certain Special Permit decision issued by the Watertown Board of Appeals, dated April 29, 1986 and recorded April 30, 1986 in Book 16953, Page 252.

29.	Terms and conditions of that certain Special Permit decision issued by the Watertown Board of Appeals, dated December 22, 1992 and recorded December 23, 1992 in Book 22758, Page 300.

30.	Terms and conditions of that certain Variance decision issued by the Watertown Board of Appeals, dated August 9, 1993 and recorded November 17, 1993 in Book 23917, Page 272.

31.	Terms and conditions of that certain Special Permit decision issued by the Watertown Board of Appeals, dated May 4, 1994 and recorded May 4, 1994 in Book 24529, Page 545.

32.	Decision by the Town of Watertown Zoning Board of Appeals, recorded May 11, 2004 in Book 42757, Page 49.

33.	Decision by the Town of Watertown Zoning Board of Appeals, dated August 3, 2011, recorded in Book 57275, Page 269.

34.	Certificate of Granting of Special Permit Finding by the Town of Watertown Zoning Board of Appeals, dated January 2, 2003 and recorded January 9, 2003 in Book 37617, Page 356.

35.	Certificate of Granting of Special Permit Finding by the Town of Watertown Zoning Board of Appeals, dated January 2, 2003 and recorded January 9, 2003 in Book 37617, Page 363.

36.	Certificate of Granting of Special Permit by the Town of Watertown to Metro PCS Massachusetts, LLC, dated April 29, 2009 and recorded May 7, 2009 in Book 52729, Page 149.

37.	Certificate of Granting of Special Permit by the Town of Watertown to William McQuillan, Waterpart LLC, dated October 29, 2009 and recorded November 5, 2009 in Book 53793, Page 494.

38.	Special Permit decision issued by the Watertown Board of Appeals, dated December 4, 1986 and recorded December 19, 1986 in Book 17646, Page 493.

39.

Terms and, provisions of Special Permit and Decision granted by the Town of Watertown Board of Appeals to Omnipoint Holdings, Inc., Special Permit No. 00-53, for which a Certificate of Granting of Special Permit, dated February 28, 2001 and recorded April 5, 2001 in Book 32621, Page 106.

40.	Zoning Board of Appeals Decision of the Town of Watertown dated December 4, 2013 and recorded with said Deeds in Book 63225, Page 542; as amended in said Deeds in Book 68809 Page 136.

41.	Order of Conditions (MASS DEP file 321-0165) recorded with the Middlesex South Registry of Deeds in Book 69462 Page 139 on August 20, 2017.

42.	Planning Board Decision by the Town of Watertown to grant a Master Special Permit dated January 11, 2017 and recorded with the Middlesex South Registry of Deeds in Book 69000 Page 541.

43.	Planning Board Decision by the Town of Watertown to grant a Sign Special Permit dated November 8, 2017 and recorded with the Middlesex South Registry of Deeds in Book 70354 Page 49.

44.	Planning Board Decision of the Town of Watertown recorded with the Middlesex South Registry of Deeds in Book 70329 Page 317 on December 4, 2017.

45.	Planning Board Decision of the Town of Watertown recorded with the Middlesex South Registry of Deeds in Book 71347 Page 269 on June 27, 2018.

46.	Planning Board Decision of the Town of Watertown recorded with the Middlesex South Registry of Deeds in Book 71779 Page 548 on October 23, 2018.

EXHIBIT E

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

CLEANING SPECIFICATION FOR COMMON AREAS AND LANDLORD SERVICES

I.	COMMON AREA CLEANING

A.	Common Lavatories (i.e., for multi-tenant floors and general common lavatories and showers)

Daily: (Monday through Friday, inclusive; Building Holidays excepted)

1.	Sweep and damp mop floors.

2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

3.	Wash both sides of all toilet seats.

4.	Wash all basins, bowls and urinals.

5.	Dust and clean all powder room fixtures.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Remove waste paper and refuse.

8.	Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9.	Wash shower walls and floors.

10.	A sanitizing solution will be used in all lavatory cleaning.

Monthly

1.	Machine scrub lavatory floors.

2.	Wash all partitions and tile walls in lavatories.

B.	Main Lobby, Elevators, Building Exterior, Corridors, Stairwells, Freight Elevators, Bike Storage Room, and Other Common Areas

Daily: (Monday through Friday, inclusive; Building Holidays excepted)

1.	Sweep and wash all floors.

2.	Wash all rubber mats.

3.	Clean elevators, wash or vacuum floors, wipe down walls and doors

4.	Spot clean any metal work inside lobby.

5.	Spot clean any metal work surrounding Building entrance doors.

6.	Remove trash from trash receptacles daily, and pick up trash outside the Building. Tenant shall have the right to place trash in such trash receptacles on a daily basis.

7.	Sweep bike room floor and locker area.

Monthly:

1.	All resilient tile floors in public areas to be treated equivalent to spray buffing.

C.	Window Cleaning

1.	Window of exterior walls will be washed twice per year.

2.	Interiors of windows in the common areas will be washed twice per year.

D.	Exterior Paved Areas

1.	Snow and ice will be removed from exterior sidewalks, garage ramps, driveways, and private access roadways, as necessary.

2.	Sweeping and pick up trash from exterior sidewalks, garage ramps, driveways, and private access roadways, as necessary.

E.	Garage

1.	Sweeping and pick up trash from garage areas.

2.	Striping, patching and repaving, as necessary.

3.	Garage lighting fixtures shall be maintained in good condition. Lighting shall be provided in the garage at all times. Replacement of bulbs and ballasts as necessary.

II.	ELEVATORS

A. The Lab Building is served by 2 exclusive passenger elevators and 1 exclusive service elevators.

B. The elevator system shall operate automatically 24 hours per day; provided, however, that at times other than Mondays through Fridays, 7:00 a.m. to 6:00 p.m., except for Building Holidays (collectively, “Regular Elevator Service Hours”), Landlord may secure one or more (but not all) of the passenger elevators and the service elevator.

C. The use of the service elevators will, subject to this Paragraph C, be on a first-come, first-served basis. Exclusive use of the service elevator shall only be allowed during hours other than Regular Elevator Service Hours, and such use shall be scheduled with Landlord and coordinated with the reasonable needs of other tenants.

III.	SECURITY SERVICES

Security services comparable to first-class office and research buildings and garages in Watertown shall be provided, which shall initially include:

1.

Perimeter doors to the Building (other than the loading dock and garage) will be locked and/or electrically monitored or alarmed. At least one point of entry will require personnel to validate entry to anyone (whether tenants, visitors or others) requesting access to the tenant office and lab floors.

2.

Access to the tenant office and lab floors after Normal Business Hours will be provided by electronic card access (or such similar device as may be technologically feasible in the future), and may be tied into Landlord’s security, access control system.

3.	Digital video cameras will be strategically placed to cover entries to the Building, the building perimeter, and the loading dock.

4.	The security system will be computer-based, and door monitor events will be recorded.

5.	Tenant shall have the right to tie into Landlord’s base building system with Tenant’s dedicated security system within their Premises, compatible with base building system.

Tenant acknowledges and agrees that the foregoing security parameters are subject to revision by Landlord from time to time.

Landlord shall maintain and respond to the Building security system as installed by Landlord and shall have no obligation to respond to alarms from any Tenant-installed security systems. Tenant shall maintain and respond to any security system installed by Tenant (provided that Tenant’s failure to do so shall not be deemed a default under this Lease). The existence of Tenant-installed security systems is independent and unrelated to any of Landlord’s obligations under the Lease.

IV.	COMMON AREA SERVICES

A.	Common use lavatories (with cold and tempered domestic water) at locations provided for general use and as reasonably required in keeping with the first-class standards of the Building.

B.

Central heat, ventilation and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building, to the common areas of the Building. Such heating and air conditioning shall be furnished at all times; provided, however, that heat in the common areas shall be reduced to approximately 62 degrees F during other than Normal Business Hours during the heating season, and air conditioning in the common areas shall be reduced to approximately 78 degrees F during other than Normal Business Hours during the cooling season.

C.

Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably necessary in keeping with the first-class standards of the Building. Lighting in the common areas shall be reduced to 66% off full lighting capacity during other than Normal Business Hours.

D.	All Building standard fluorescent bulb and ballast replacement, and all LED and incandescent bulb replacement, in public areas, public lavatories, and Building stairwells.

E.

Landlord shall perform pest and vermin control inspections and preventative measures in the common areas of the Building and Property annually (or as otherwise determined in Landlord’s reasonable discretion based on similar practices in office and laboratory buildings in Watertown).

F.

Landlord will use commercially reasonable efforts to operate and maintain the Unit Generator, including performing routine maintenance, so that the Unit Generator is available for use 24 hours per day, 7 days per week.

V.	BUILDING HOLIDAY/BUILDING HOURS

Where services described in this Exhibit are referenced as being provided at times other than Building Holidays or only during Building hours, it shall have the following meaning:

“Normal Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding the Building Holidays.

“Building Holidays” shall only mean New Year’s Day, Memorial Day, Independence Day, Thanksgiving Day, Christmas. If in case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Boston, Massachusetts on account of said holiday shall constitute the Building Holiday.

VI.	EXTERIOR AREAS

A.	Maintenance of landscaping and lawns in good condition, including replacing shrubbery and plantings, as necessary.

B.	Exterior lighting shall be maintained in good condition, and the Property shall be kept lit during the night-time hours. Bulb replacement, as necessary.

EXHIBIT F

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

SHUTTLE SERVICE

[See attached pages]

BOYLSTON PROPERTIES SHUTTLE PROGRAM

ARSENAL YARDS & HARVARD SQUARE

ARSENAL
YARDS

THE SHUTTLES

(2) 25 PASSENGER SHUTTLES

ARSENAL YARDS
ARSENAL YARDS

SERVICE EVERY 15 MINUTES

VPNE WILL PROVIDE (2) SHUTTLES

- Convenient Walk-on boarding
- Onboard WiFi included
- GPS tracking with smartphone app included

Use the Shuttle Service?
Download the App!
RIDE SYSTEMS
App Store
Google play

VPNE

THE PROGRAM

SHUTTLE ROUTES

ARSENAL YARDS > HARVARD SQUARE

HARVARD SQUARE > ARSENAL YARDS

Shuttle Route will run between Arsenal Yards and Harvard Square.

The Shuttle Service will arrive every 15 minutes at each location.
First Shift: 6am – 10am
Second Shift: 3pm – 7pm

**Hours can be customized to tenant usage and demand drivers.*

Service includes:
Employee labor and benefits, operational oversight, insurance, maintenance and cleaning, installation and service fees for GPS, Wi-Fi, two way radios, lease or purchase of the shuttle, sales and excise taxes, and gasoline.

EXHIBIT G

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

RULES AND REGULATIONS

Note: Capitalized terms herein have the meanings set forth in Tenant’s Lease

1. The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, fire escapes, or other parts of the Building not occupied by any tenant shall not be obstructed by any tenant or used for any purpose other than ingress and egress to and from the Building and/or tenant’s premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally.

2. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs, other than those, if any, furnished by Landlord, shall be attached to, hung in, or used in connection with any exterior window or door of the Building without the prior written consent of Landlord. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building if visible from outside of the Building without the prior written consent of Landlord. Tenants shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

3. Tenants must maintain clear common corridors, stairwells, landings, exits doors and common spaces, and internal laboratory egress routes and exits at all times. Tenants may not at any time place materials or office or laboratory equipment (e.g.: filing cabinets, photocopiers, furniture, bicycles, water/ food/coffee dispensers, coat racks, recycling bins, freezers and refrigerators, centrifuges, biowaste boxes, or anything else) in common corridors (nor, with respect to corridors contained entirely within a tenant’s leased premises, so as to reduce the clear width of such corridor below the minimum width required by applicable life safety codes), or in stairwells, in front of exit doors, or in paths of egress.

4. The water, toilets, wash closets, and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, cooking oils, grease, cleaning solvents, rags, chemicals, paints, cleaning fluids, or other substances shall be put therein. All fines, penalties, and damages resulting from any misuse of the fixtures by a tenant shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same, and Landlord in no case shall be responsible therefor (except to the extent that Landlord’s negligence or willful misconduct has caused the same).

5. Except for the Initial Tenant Work and Tenant Work permitted under the Lease, Tenants shall not drill into, or in any way deface, any part of the Building or Premises. Notwithstanding the foregoing, tenant shall have the right, without Landlord’s consent, to install wall hangings found in typical business and research offices as well as whiteboards and similar trade fixtures and business equipment. The use of asbestos-containing cement or other similar asbestos-containing adhesive material is expressly prohibited.

6. Tenants shall control the preparation of food within the lounges or break rooms contained within their premises so that no cooking odors leave their premises.

7. No space in the Building shall be used by a tenant for manufacturing of goods for sale in the ordinary course of business, for the storage in bulk of merchandise or for the sale at auction of merchandise, goods, or property of any kind.

8. No tenant shall disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them by making excessive or disturbing noises or vibrations, or creating odors or noxious fumes, beyond those associated with normal office and laboratory use.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All locks for doors in tenant’s premises shall be “building standard.” If a tenant desires to change the existing locks or the mechanism thereof, the tenant shall first obtain the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and then shall provide copies of the keys to such new or changed locks to Landlord immediately upon installing such new locks or changing the mechanism of existing locks. All requests for duplicate keys shall be made through Landlord and charged to tenant. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Corridor doors, when not in use, shall be kept closed. Tenants shall, and shall cause their employees to, lock the doors to the tenant’s premises as tenant and tenant’s employees leave at the end of each working day and after ordinary business hours, ascertain that the doors of the Building by which it and they leave are locked securely. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant. In the event of the loss of any keys so furnished, such tenant shall pay to Landlord the reasonable cost thereof.

10. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight that violates any of these rules and regulations.

11. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not give proper and satisfactory identification to the Building management. Tenants will comply with any measures instituted for the security of the Building which may include the signing in or out in a register in the Building lobby after hours and on weekends and holidays. Each tenant shall be responsible for all persons for whom it specifically authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

12. No tenant shall use its premises or any other portion of the Building (a) for lodging, or for any immoral or illegal purposes; (b) to engage in the manufacture or sale of spirituous, fermented, intoxicating, or alcoholic beverages; or (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

13. Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The special requirements of tenants will be attended to only upon application to Landlord and, to the extent any requirement is Tenant’s responsibility or requires payment to Landlord under the Lease, any such special requirements shall be billed to the tenant (and paid in accordance with the applicable provisions of the Lease) at the schedule of charges maintained by Landlord from time to time and provided to Tenant in advance or at such charge as is agreed upon in advance by Landlord and the requesting tenant.

14. Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

15. There shall not be any hand trucks used in any tenant’s premises, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenants shall be responsible to Landlord for any loss or damage resulting from any deliveries to tenant.

16. Mats, boxes, trash, or other objects shall not be placed in the public corridors or outside of the Building. Trash shall be stored and disposed of only in accordance with Landlord’s instructions provided in advance to Tenant. Landlord shall provide access to reasonable trash disposal areas.

17. No one except Landlord and its employees and agents shall be allowed on the roof of the

Building, in utility or janitor’s closets, or in any basement areas except those areas specifically leased to a tenant or otherwise expressly designated for the tenant’s use. Any access by the Tenant to the roof of the Building must be done by properly OSHA trained and certified personnel equipped with all required safety gear appropriate for the work being performed. Tenant to provide Landlord with written notice of roof access.

18. No tenant shall place any sign or advertising notice in or on any part of the Building (excluding the interior of the Premises) except as approved in writing in advance by Landlord.

19. Movement of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise, or materials that requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to the reasonable control of Landlord.

20. Landlord shall have the authority, in its reasonable discretion, to limit the weight and prescribe the manner that safes, file cabinets, and other heavy equipment are positioned in order to avoid overburdening the floor load capacity of the Building.

21. Any passenger elevators are to be used only for the movement of persons and routine deliveries to a tenant’s premises, unless an exception is first approved by Landlord in writing.

23. Tenants assume full responsibility for protecting its space and its property from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its space in the Building closed and secured. Landlord shall not be responsible for lost or stolen personal property, money, or jewelry from a tenant’s premises, the common areas, or any public areas regardless of whether such loss occurs when area is locked against entry or not.

24. Tenants shall participate fully and shall ensure that its employees participate fully in all safety programs, practices, and drills, relating to emergency evacuation of the Building. Tenants shall ensure that its employees are appropriately instructed and informed. Tenants shall also cooperate and participate in all security programs reasonably implemented by Landlord.

25. Electrical outlets in common corridors (but not in corridors contained entirely within a tenant’s leased premises), stairwells, and common areas of the Building are for the exclusive use of Building maintenance staff; they may not be used to energize laboratory equipment, even temporarily.

26. Tenants are responsible for certifying Biological Safety Cabinets upon installation, and at least annually thereafter (in accordance with National Sanitation Foundation 49). Tenants are responsible for decontaminating Biological Safety Cabinets before any move or before disposal, and for recertification after any move. Tenant shall provide proof of certification upon request by Landlord.

27. Landlord reserves the right to have Landlord’s structural engineer review a tenant’s floor loads on the Building at that tenant’s expense, no more frequently than one (1) time in any twelve (12) month period.

28. Discharge of industrial sewage shall only be permitted if the tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including permits from state and local authorities having jurisdiction thereof. Copies of the aforementioned documents to be sent to Landlord

29. No smoking is permitted in the Building, or within 25ft of any entrance to the Building. Smoking will only be permitted in designated Smoking Areas.

30. In the event of any conflict between the provisions of these Rules and Regulations and the provisions of a tenant’s lease, the provisions of the lease shall govern.

EXHIBIT H

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

INTENTIONALLY DELETED

EXHIBIT I

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

CONSTRUCTION DOCUMENT REQUIREMENTS

(a) Preparation of Construction Documents. The Construction Documents shall include the architectural, mechanical, electrical and structural drawings and detailed specifications for Tenant Work and shall show the work necessary to complete Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Tenants leasing partial floors shall design entrances, doors and any other elements which visually integrate with the elevator lobbies and common areas in a manner and with materials and finishes which are compatible with the common area finishes for such floor. Landlord reserves the right to reject Construction Documents which in its reasonable opinion fail to comply with this provision; provided that Landlord delivers to Tenant the reasonable reasons on which Landlord bases its rejection of any Construction Documents. The Construction Documents shall include:

(i) Major Work Information: A list of any items or matters which might require structural modifications to the Building, including the following:

(1)	Location and details of special floor areas exceeding the limits of live load per square foot for which the Building is designed (as set forth on the Base Building Construction Plans);

(2)	Location and weights of storage files, batteries, HVAC units and technical areas;

(3)	Location of any special soundproofing requirements;

(4)	Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and

(5)	Existence of any requirements for heavy loads, dunnage or other items affecting the structure.

(ii) Plans Submission: Two (2) blackline drawings and one (1) CAD disk showing all architectural, mechanical and electrical systems, including cutsheets, specifications and the following (as applicable):

(1)	CONSTRUCTION PLANS:

•	All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced

•	Dimensions for partition shall be shown to face of stud; critical tolerances and dimensions shall be clearly noted

•	All doors shall be shown on and shall be numbered and scheduled on door schedule; indicate ratings of all doors

•	All non-standard construction, non-standard materials and/or installation shall be noted; equipment and finishes shall be shown and details referenced

•	All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted

(2)	REFLECTED CEILING PLAN:

•	Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering

•

Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, down lights, special lighting fixtures, special return air registers, and special supply air diffusers

(3)	TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:

•	All telephone outlets required

•	All electrical outlets required; note non-standard power devices and/or related equipment

•	All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations

•	Location of telecommunications equipment and conduits

•

Components and design of Tenant’s equipment (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment

•	All lighting wall switches and special wall switches

(4)	DOOR SCHEDULE:

•	Provide a schedule of doors, sizes, finishes, hardware sets and ratings

•	Non-industry standard materials and/or installation shall be noted

(5)	HVAC:

•	Areas requiring special temperature and/or humidity control requirements

•	Heat emission of equipment (including catalogue cuts), such as CRTs, copy machines, etc.

•	Special exhaust requirements—conference rooms, pantry, toilets, etc.

•	Any extension of system beyond demised space.

(6)	ELECTRICAL:

•	Special lighting requirements

•	Power requirements and special outlet requirements of equipment

•	Security requirements

•	Supplied telephone equipment and the necessary space allocation for same

•	Any extensions of tenant equipment beyond demised space

(7)	PLUMBING:

•	Remote toilets

•	Pantry equipment requirements

•	Remote water and/or drain requirements such as for sinks, ice makers, etc.

•	Special drainage requirements, such as those requiring holding or dilution tanks

(8)	ROOF:

Detailed plan of any existing and proposed roof equipment showing location and elevations of all equipment.

(9)	SITE: (if applicable)

Detailed plan, including fencing, pads, conduits, landscaping and elevations of equipment.

(10)	SPECIAL SERVICES:

Equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements and emergency power.

(b) Plan Requirements. The Construction Documents shall be fully detailed and fully coordinated with each other and with existing field conditions, shall show complete dimensions, and shall have designated thereon all points of location and other matters, including special construction details and finish schedules. All drawings shall be uniform size and shall incorporate the standard electrical and plumbing symbols and be at a scale of 1/8”=1’0” or larger. Materials and/or installation shall be noted and adequately specified to allow for Landlord review, building permit application, and construction. All equipment and installations shall be made in accordance with industry standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. To the extent practicable, a concise description of products, acceptable substitutes, and installation procedures and standards shall be provided. Product cuts must be provided and special mechanical or electrical loads noted. Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

EXHIBIT J

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

TENANT WORK INSURANCE SCHEDULE

Prior to commencement of any Tenant Work and continuing until the completion of the Tenant Work (or, in the case of the Initial Tenant Work, until the Commencement Date, if later), the Tenant shall maintain, or cause to be maintained, property insurance under an “all risk” form, covering the Landlord, the Landlord’s agents and beneficiaries, the Landlord’s architect, the Landlord’s contractor or subcontractors, the Tenant and the Tenant’s contractors as their interests may appear, against loss or damage by fire, vandalism and malicious mischief, and such other risks as are customarily covered by the so-called “all risk of physical loss” form upon all the Tenant Work in place, and all materials stored at the site and all materials, equipment, supplies and temporary structures of all kinds incident to the Tenant Work, all while forming a part of, or contained in, such improvements or temporary structures while on the demised premises or when adjacent thereto while on malls, drives, sidewalks, streets or alleys, all in the full insurable value thereof at all times by reputable insurance companies licensed and admitted to do business in the Commonwealth of Massachusetts with an A+ financial rating. In addition, the Tenant agrees to require all contractors and subcontractors engaged in the performance of the Tenant’ Work to effect and maintain and deliver to the Tenant and the Landlord certificates evidencing the existence of, prior to the commencement of the Tenant Work and until completion thereof, the following insurance coverages:

a.	Worker’s Compensation Insurance - In accordance with the laws of the State, including Employer’s Liability Insurance, with a minimum limit of $1,000,000 each accident.

b.

Commercial General Liability Insurance in the same form as the Tenant is required hereunder to carry, with a minimum limit of liability of $5,000,000 combined liability and property damage on an occurrence form; or in such greater reasonable amounts as the Landlord may hereafter from time to time advise the Tenant in writing.

c.	Business Automobile Liability, including non-owned and hired automobiles, with a combined single limit of $5,000,000.

Prior to the commencement of the Tenant Work, the Tenant shall deliver to the Landlord’ certificates of all required insurance, and evidence of the payment of premiums thereon (and certificates of renewal, and evidence of premium payments with reference thereto, where appropriate). All such insurance shall provide, and certificates thereof shall state, that the same is non-cancelable and non-amendable without twenty (20) days’ prior written notice to the Landlord.

The provisions of this Exhibit shall apply to the performance of both the Initial Tenant Work and any other Tenant Work thereafter performed. Capitalized terms used in this Exhibit which are defined in the foregoing Lease and not otherwise defined herein shall have the meaning set forth in the Lease.

EXHIBIT K

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

LEED REQUIREMENTS

[See attached pages]

EXHIBIT K

Mandatory Tenant LEED Design, Construction and Performance Requirements

Section 1A. Mandatory Leadership in Energy and Environmental Design (LEED) Tenant Compliance. The Tenant shall meet the following design and construction requirements in support of and in compliance with the LEED prerequisites and credits attempted within the base-building.

1. WEp1/WEc1 Water use Reduction – 30% reduction. Tenants will need to meet the 20% water use reduction prerequisite and install indoor plumbing fixtures that allow the base building to meet a 30% water use reduction target. This prerequisite and the associated credit address flush and flow fixtures only. Tenants installing flush and flow fixtures within their lease space must specify fixtures with the following flush and flow rate maximums:

Tenant Installed Fixtures:

•	Low Flow Water Closets (1.28 gpf)

•	Pint Flush Urinals (0.125 gpf)

•	Low Flow metering Lavatories (0.5 gpm or 0.1 g/cycle)

•	Low Flow Kitchen Sink Faucets (1.5 gpm)

•	Low Flow Shower Fixtures (1.5 gpm)

2.

EAp3 Fundamental Refrigerant Management: Any additional HVAC&R equipment and/or systems installed by the Tenant must comply with the following: “zero use of chlorofluorocarbon (CFC)-based refrigerants in new heating, ventilating, air conditioning and refrigeration (HVAC&R) systems. Small HVAC units (defined as containing less than 0.5 pounds (228 grams) of refrigerant) and other equipment, such as standard refrigerators, small water coolers and any other equipment that contains less than 0.5 pounds (228 grams) of refrigerant, are not subject to the requirements of this prerequisite”.

3.

IEQp1 Minimum Air Quality Performance: All mechanical ventilation systems installed by the Tenant must “meet the minimum requirements of Sections 4 through 7 of ASHRAE Standard 62.1-2007, Ventilation for Acceptable Indoor Air Quality. Mechanical ventilation systems must be designed using the ventilation rate procedure or the applicable local code, whichever is more stringent.” Compliance must be demonstrated through calculations performed in alignment with the Ventilation Rate Procedure methodology as per section 6.2 of the ASHRAE 62.1-2007 standard.

4.	IEQp2 Environmental Tobacco Smoke Control (ETS): The Tenant is required to “Prohibit smoking within their premises”.

5.

IEQc5 Indoor Chemical and Pollutant Source Control: Tenants are required to, “sufficiently exhaust each space where hazardous gases or chemicals may be present or used to create negative pressure with respect to adjacent spaces when the doors to the room are closed. For each of these spaces, provide self-closing doors and deck-to-deck partitions or a hard-lid ceiling. The exhaust rate must be at least 0.50 cfm/sf, with no air recirculation. The pressure differential with the surrounding spaces must be at least 5 Pascals (Pa) (0.02 inches of water gauge) on average and 1 Pa (0.004 inches of water) at a minimum when the doors to the room are closed.”

The Tenant shall “install new air filtration on media in regularly occupied areas prior to occupancy; these filters must provide a minimum efficiency reporting value (MERV) of 13 or higher. Filtration should be applied to process both return and outside air that is delivered as supply air.”

Tenants with direct exterior entrances are required to, “install entryway systems at least 10 feet long in the primary direction of travel to capture dirt and particulates entering the building at regularly used exterior entrances. Acceptable entryway systems include permanently installed grates, grills and slotted systems that allow for cleaning underneath. Roll-out mats are acceptable only when maintained on a weekly basis by a contracted service organization.”

Section 1B. Mandatory Tenant Energy Conservation Measures (ECMs). Tenants shall meet the following performance requirements to support and align with the Energy Conservation Measures (ECMs) incorporated in the base-building systems and building envelope design and the whole building energy model.

a.

Lighting Power Density: The installed interior lighting power must be a minimum of 20% (40% for lab tenants in A and E) lower than baseline Building Area Calculation Method referenced in ASHRAE 90.1 -2013.

b.	Mechanical Systems: Comply with minimum requirements of ASHRAE 90-1 2013, or newer AND mechanical systems must incorporate two (out of three) optional features under ASHRAE 90.1-2013 Section 6.5.7.2.

•

VAV laboratory exhaust and room supply system capable of reducing exhaust and makeup airflow rates and/or incorporate a heat recovery system to precondition makeup air from laboratory exhaust that shall meet the following:

A + B ×(E/M) ≥ 50%

where

A = percentage that the exhaust and makeup airflow rates can be reduced from design conditions

B = percentage sensible recovery effectiveness

E = exhaust airflow rate through the heat recovery device at design conditions

M = makeup airflow rate of the system at design conditions.

•

VAV laboratory exhaust and room supply systems that are required to have minimum circulation rates to comply with code or accreditation standards shall be capable of reducing zone exhaust and makeup airflow rates to the regulated minimum circulation values or the minimum required to maintain pressurization relationship requirements. Nonregulated zones shall be capable of reducing exhaust and makeup airflow rates to 50% of the zone design values or the minimum required to maintain pressurization relationship requirements.

•

Direct makeup (auxiliary) air supply equal to at least 75% of the exhaust airflow rate, heated no warmer than 2°F below room setpoint, cooled to no cooler than 3°F above room setpoint, no humidification added, and no simultaneous heating and cooling used for dehumidification control.

Beyond adhering to the requirements of the above listed LEED prerequisites and credits, the Tenant, at its own cost and expense, may elect to pursue third party certification under the LEED v4 for Commercial Interiors rating system. Attached please find ‘Tenant Design and Construction Guidelines’ that will aid the Tenant in the design and construction of a sustainable interior that is in alignment with this rating system. Even if third-party certification is not pursued, the Tenant is held responsible for complying with the aforementioned LEED prerequisites and credits.

EXHIBIT L

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

FORM OF SNDA

[See attached pages]

LOAN NUMBER 1017796

RECORDING REQUESTED

BY AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

Commercial Real Estate (AU #0001189)

125 High Street, 15th Floor

Boston, MA 02110

Attn: Jannine Perry

Loan No. 1017796

(Space Above For Recorder’s Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Security Instrument)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of __________________, 2019 by and between Arsenal Yards Holding LLC, a Delaware limited liability company, owner of the real property hereinafter described (“Mortgagor”), Kymera Therapeutics, Inc., a Delaware corporation (“Tenant”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”) for itself and certain other lenders (collectively with their successors or assigns, “Lenders”) which are or may become party to the loan arrangement.

R E C I T A L S

A.

Pursuant to the terms and provisions of a lease dated ___________ __, 2019 (as amended, the “Lease”), Mortgagor granted to Tenant a leasehold estate in and to the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

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LOAN NUMBER 1017796

B.

Mortgagor has executed a certain Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 7, 2018, as amended by a First Amendment to Construction Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March 25, 2019 (as the same may be further amended, modified, supplemented or replaced from time to time, the “Security Instrument”) securing, among other things, those certain amended and restated promissory notes dated as of March 25, 2019 (as the same may be amended, modified, supplemented or replaced from time to time, the “Note”) in the principal sum of TWO HUNDRED FORTY-EIGHT MILLION AND NO/100 DOLLARS ($248,000,000.00), in favor of the Lenders (“Loan”). The Security Instrument is recorded in the real property records where the Property is located. The Security Instrument encumbers the Property.

C.	Said Lease contains no provision granting Tenant an option to purchase the Property.

D.

As a condition to Lenders making the Loan secured by the Security Instrument, Administrative Agent, on behalf of the Lenders, requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

E.

Mortgagor and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Administrative Agent, for the benefit of Lenders, and Administrative Agent has agreed to grant non-disturbance to Tenant under the terms and conditions set forth herein.

NOW THEREFORE, for valuable consideration and to induce Administrative Agent and the Lenders to make the Loan, Mortgagor and Tenant hereby agree for the benefit of Administrative Agent, for the benefit of Lenders, as follows:

1.	SUBORDINATION. Mortgagor and Tenant hereby agree that:

1.1

Prior Lien. The Security Instrument securing the Note, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Administrative Agent and the Lenders would not make the Loan without this agreement to subordinate; and

1.3

Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

2

LOAN NUMBER 1017796

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Administrative Agent and Lenders, that:

1.4

Use of Proceeds. Neither Administrative Agent nor any Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under any obligation or duty to, nor has Administrative Agent or any Lender represented that it will, see to the application of such proceeds by the person or persons to whom Administrative Agent and any such Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5

Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Administrative Agent, on behalf of Lenders and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Mortgagor in favor of Administrative Agent, for the benefit of Lenders.

3.	INTENTIONALLY OMITTED.

4.	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Administrative Agent is the mortgagee under the Security Instrument:

4.1

Modification, Termination and Cancellation. Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Administrative Agent’s prior written consent and will not make any payment to Mortgagor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Administrative Agent’s prior written consent;

4.2

Notice of Default. Tenant will notify Administrative Agent in writing concurrently with any notice given to Mortgagor of any default by Mortgagor under the Lease, and Tenant agrees that Administrative Agent or any Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Administrative Agent or any Lender, if Administrative Agent cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Mortgagor; provided, however, that if such default cannot with diligence be cured by Administrative Agent within such fifteen (15) day period, the commencement of action by Administrative Agent within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Administrative Agent pursues such cure with diligence;

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LOAN NUMBER 1017796

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease;

4.4

Assignment of Rents. Upon receipt by Tenant of written notice from Administrative Agent that Administrative Agent has elected to terminate the license granted to Mortgagor to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Administrative Agent, Tenant shall comply with such direction to pay and shall not be required to determine whether Mortgagor is in default under the Loan and/or the Security Instrument.

4.5

Insurance and Condemnation Proceeds. In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control.

5.

ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Administrative Agent and Lenders (including for this purpose any transferee of Administrative Agent or any Lender or any transferee of Mortgagor’s title in and to the Property by Administrative Agent’s exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

5.1

Payment of Rent. Tenant shall pay to Administrative Agent, for the benefit of Lenders, all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2

Continuation of Performance. Tenant shall be bound to Administrative Agent in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Administrative Agent, for the benefit of Lenders, as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Administrative Agent succeeding to Mortgagor’s interest in the Lease and giving written notice thereof to Tenant;

5.3

No Offset. Neither Administrative Agent nor any Lender shall be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Mortgagor under the Lease, nor for the return of any sums which Tenant may have paid to Mortgagor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Mortgagor to Administrative Agent; and

5.4

Subsequent Transfer. If Administrative Agent, on behalf of Lenders, by succeeding to the interest of Mortgagor under the Lease, should become obligated to perform the covenants of Mortgagor thereunder, then, upon any further transfer of Mortgagor’s interest by Administrative Agent, all of such obligations shall terminate as to Administrative Agent.

4

LOAN NUMBER 1017796

5.5

Limitation on Administrative Agent’s Liability. Tenant agrees to look solely to Administrative Agent’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Administrative Agent, and in no event shall Administrative Agent or any Lender, or any of their respective affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6

No Representation, Warranties or Indemnities. Administrative Agent shall not be liable with respect to any representations, warranties or indemnities from Mortgagor, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

6.

NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Administrative Agent agrees for itself, Lenders, and their respective successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Administrative Agent shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Administrative Agent agree that the following provisions of the Lease (if any) shall not be binding on Administrative Agent, Lenders, nor their respective successors and assigns: (a) any option to purchase with respect to the Property; (b) any right of first refusal with respect to the Property; and (c) any obligation of Landlord to construct any improvements on the Property or perform any of the Landlord’s work under the Lease or otherwise to make, pay for, or reimburse Tenant for any tenant improvements, construction allowance, alterations, demolition, or other improvements or work at the Property provided, however, subject to Administrative Agent’s notice and cure rights under Section 4.2 above and subject to the terms, conditions and limitations set forth in Section 16.02 of the Lease, in the event that Mortgagor has not disbursed the entire amount of the Allowance (as defined in the Work Letter attached as Exhibit C to the Lease (the “Work Letter”)) pursuant to the terms of the Work Letter prior to Administrative Agent succeeding to Mortgagor under the Lease, and so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Tenant may off-set the amount thereof against future installments of Base Rent due under the Lease until the remaining Allowance is fully paid; (provided, the monthly off-set amount shall not exceed fifty percent (50%) of the Base Rent then due on a monthly basis).

5

LOAN NUMBER 1017796

7.	MISCELLANEOUS.

7.1

Remedies Cumulative. All rights of Administrative Agent herein to collect rents on behalf of Mortgagor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Administrative Agent and Mortgagor or others.

7.2

NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor:	Arsenal Yards Holding LLC
c/o Boylston Properties Company, Inc.
800 Boylston Street, Suite 1390
Boston, Massachusetts 02199
Attention: William P. McQuillan

With a copy to:	Sherin and Lodgen LLP
101 Federal Street
Boston, Massachusetts 02110
Attention: Peter Friedenberg, Esquire

Tenant:	Kymera Therapeutics, Inc.
300 Technology Square, 2d Floor
Cambridge, Massachusetts 02139
Attention: Chief Legal Officer

With a copy to:	Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
Attention: Jeffrey K. Ganguly, Esquire

6

LOAN NUMBER 1017796

Administrative Agent:	Wells Fargo Bank, National Association
125 High Street, 15th Floor
Boston, Massachusetts 02110
Attention: Robert E. Deignan, Senior Vice President

Loan No. 1017796

With a copy to:	Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street, 9th Floor
MAC N9300-091
Minneapolis, Minnesota 55415
Attention: Cody Trosin

With a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: Matthew R. Nash, Esq.

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth hereinabove.

7.3

Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement,

7.5

Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7

LOAN NUMBER 1017796

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

[remainder of page intentionally left blank; signature pages and notary acknowledgements follow]

8

LOAN NUMBER 1017796

ARSENAL YARDS HOLDING LLC, a Delaware limited liability company

By:	BP Watertown Retail LLC, a Delaware
limited liability company, its Managing
Member

	By:	BP/Arsenal Group LLC, a Delaware
limited liability company, its Manager

By:
Name: William P. McQuillan
Title: Manager

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF SUFFOLK	)

On the ____ day of ____________, 2019, before me, the undersigned notary public, WILLIAM P. MCQUILLAN personally appeared, proved to me through satisfactory evidence of identification, which were _____________________to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the Manager of BP/Arsenal Group LLC, a Delaware limited liability company, which is the Manager of BP Watertown Retail LLC, a Delaware limited liability company, which is the Managing Member of Arsenal Yards Holding LLC, a Delaware limited liability company.

Notary Public

[Signature Page to SNDA]

9

LOAN NUMBER 1017796

TENANT:

KYMERA THERAPEUTICS, INC.,
A Delaware corporation

By:
Name:
Title:

STATE OF	)
	)	ss:
COUNTY OF	)		, 2019

Then personally appeared before me the above-named ________________, as _______________ of Kymera Therapeutics, Inc., a Delaware corporation, proved to me through satisfactory evidence of identification, which was _____________________to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

[Signature Page to SNDA]

10

LOAN NUMBER 1017796

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Dean Jewett
Title: Vice President

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF SUFFOLK	)

On the ___ day of ____________, 2019, before me, the undersigned notary public, DEAN JEWETT personally appeared, proved to me through satisfactory evidence of identification, which were ___________________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the Vice President of Wells Fargo Bank, National Association, a national banking association.

Notary Public

[Signature Page to SNDA]

11

LOAN NUMBER 1017796

EXHIBIT A - DESCRIPTION OF PROPERTY

[TO BE ATTACHED]

[Exhibit A to Subordination Agreement, Acknowledgment of Lease Assignment, Attornment and Non-Disturbance Agreement]

12

EXHIBIT M

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

FORM OF ESTOPPEL CERTIFICATE

LOAN NO. 1017796

TENANT ESTOPPEL CERTIFICATE

___________, 201__

Wells Fargo Bank, National Association

125 High Street, 15th Floor Boston,

Massachusetts 02110

REBG Boston (AU #0001189)

Attn: Robert E. Deignan, Senior Vice President

RE:

Lease dated DATE OF LEASE [, and amended on LEASE AMENDMENT DATE,] (as may have been amended or modified from time to time, “Lease”) by and between ARSENAL YARDS HOLDING LLC, a limited liability company organized under the laws of the State of Delaware (“Landlord”) and TENANT NAME (“Tenant”) with respect to certain premises (“Leased Premises”) located at ________, Watertown, Massachusetts (“Property”). The Leased Premises are comprised of _________ square feet.

Ladies and Gentlemen:

The undersigned hereby acknowledges that Landlord intends to encumber the Property with a mortgage in favor of Wells Fargo Bank, National Association, as administrative agent on behalf of itself and certain other lenders (collectively with their respective successors or assigns, “Lender”). The undersigned further acknowledges the right of Landlord, Lender and any and all of Landlord’s present and future lenders to rely upon the statements and representations of the undersigned contained in this Tenant Estoppel Certificate (“Certificate”) and further acknowledges that any loan secured by any such mortgage or further mortgages will be made and entered into in material reliance on this Certificate.

Given the foregoing, the undersigned Tenant hereby certifies and represents unto Lender, its successors and assigns, with respect to the above described Lease as follows:

1.

LEASED PREMISES. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met, and Tenant has accepted and taken possession of and presently occupies the Leased Premises, consisting of approximately _________ square feet.

2.

ENTIRE AGREEMENT. The Lease is for a total term of NUMBER years, NUMBER months commencing MONTH & DATE, 20 , and ending, MONTH & DATE, 20 , and has not been modified, altered or amended in any respect and contains the entire agreement between Landlord and Tenant, except as follows: ________________________________________________________________ _____________________________(list amendments and modifications other than those, if any, attached to and forming a part of the Lease as well as any verbal agreements, or write “None”).

LOAN NO. 1017796

3.

ANNUAL RENT. As of the date hereof, the annual minimum rent under the Lease is $NUMBER, subject to any escalation and/or percentage rent and/or common area maintenance charges, in accordance with the terms and provisions of the Lease. The “Base Year” for any escalation is YEAR.

4.

NO PREPAID RENT. No rent has been paid by Tenant in advance under the Lease except for $NUMBER, which amount represents rent for the period beginning MONTH & DATE, 20    , and MONTH & DATE, 20    , and Tenant has no charge or claim of offset under said Lease or otherwise, against rents or other amounts due or to become due thereunder. No “discounts”, “free rent” or “discounted rent” have been agreed to or are in effect except for _______________________________________ ___________________________________________________________________.

5.	SECURITY DEPOSIT. A Security Deposit of $ NUMBER has been made and is currently being held by Landlord.

6.	NO CLAIM. Tenant has no claim against Landlord for any deposit or prepaid rent except as provided in Paragraphs 4 and 5 above.

7.

NO DEFAULT OF LANDLORD. The Landlord has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Lease, and the Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

8.

NO DEFAULT OF TENENT. Tenant is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default) and has not assigned, transferred or hypothecated its interest under the Lease, except as follows: __________________________________________________________________________ ______________________________________________________________

9.

TENANT RIGHTS. Except as expressly provided in the Lease or in any amendment or supplement to the Lease, Tenant: (i) does not have any right to renew or extend the term of the Lease; (ii) does not have any option or preferential right to purchase all or any part of the Leased Premises or all or any part of the building or premises of which the Leased Premises are a part; and (iii) does not have right, title, or interest with respect to the Leased Premises other than as tenant under the Lease. There are no understandings, contracts, agreements, subleases, assignments, or commitments of any kind whatsoever with respect to the Lease or the Leased Premises except as expressly provided in the Lease or in any amendment or supplement to the Lease set forth in Paragraph 2 above, copies of which are attached hereto.

LOAN NO. 1017796

10.

LEASE EFFECTIVE. The Lease is in full force and effect and Tenant has no defenses, setoffs, or counterclaims against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transactions between Tenant and Landlord.

11.

NO BROKER LIENS. Neither Tenant nor Landlord has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”):____________________

______________________________________________________________

12.

NOTICES. The current address to which all notices to Tenant as required under the Lease should be sent is: __________________________________________________________________________ ______________________________________________________________

Dated: MONTH & DATE, 20___

“TENANT”

SIGNATURE BLOCK OF TENANT

EXHIBIT N

TO

LEASE BY ARSENAL YARDS HOLDING LLC TO KYMERA THERAPEUTICS, INC.

FORM OF NOTICE OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, as amended, notice is hereby given of the following described lease (as amended, the “Lease”):

LANDLORD:	Arsenal Yards Holding LLC,
a Massachusetts limited liability company

c/o Boylston Properties
800 Boylston Street, Suite 1390
Boston, Massachusetts 02199

TENANT:	Kymera Therapeutics, Inc.,
a Delaware corporation

300 Technology Square, 2nd Floor
Cambridge, Massachusetts 02139

DATE OF LEASE:	____________________, 2019

DESCRIPTION OF
LEASED PREMISES:	Approximately 34,935 rentable square feet on the second floor and mezzanine level of the Primary Unit Building A – Office (or such other name given to such unit by Landlord) (the “Unit”), to be constructed within the “Building” (as hereinafter defined), which Unit will consist of space on the first floor, second floor and mezzanine. The “Building” is described as “existing Building A” in that certain Amended and Restated Master Deed of the Arsenal Yards Primary Condominium recorded with Middlesex South District Registry of Deeds on June 5, 2018 at Book 71113, Page 277 (the “Amended and Restated Master Deed”). The “Building” is situated within the mixed-use development commonly known as “Arsenal Yards”, located at 485 Arsenal Street, Watertown, Massachusetts on a parcel of land more particularly described in Exhibit A attached hereto (the “Land”). The Land is subject to the Amended and Restated Master Deed and to that certain Declaration of Trust of Arsenal Yards Primary Condominium Trust recorded with Middlesex South District Registry of Deeds on June 5, 2018 at Book 71113, Page 410.

LEASE TERM:	The period commencing on the Rent Commencement Date and ending ten (10) years thereafter.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. The Lease contains additional rights, terms and conditions not enumerated in this instrument. This instrument is executed pursuant to Section 16.06 of the Lease, does not purport to include all of the terms thereof and is not intended or deemed to amend, supplement or vary any of the terms and provisions of the Lease. In the event of any conflict or inconsistency between any provision of the Lease and this Notice of Lease, the provisions of the Lease shall govern and control. This document may be executed in multiple counterparts, all of which together shall constitute a single instrument.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY – SIGNATURES APPEAR ON FOLLOWING PAGE.]

EXECUTED AS A SEALED INSTRUMENT as of the _____ day of ____________, 2019.

LANDLORD:

Arsenal Yards Holding LLC,
a Delaware limited liability company

By:	BP Watertown Retail LLC,
a Delaware limited liability company,
its Managing Member

	By:	BP/Arsenal Group LLC,
a Delaware limited liability company, its Managing Member

By:
Name: William P. McQuillan
Title: Manager

TENANT:

Kymera Therapeutics, Inc.,
a Delaware corporation

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this ____ day of ______________, 2019, before me, the undersigned Notary Public, personally appeared _________________, in his capacity as Manager of BP/Arsenal Group LLC, a Delaware limited liability company, in its capacity as Managing member of BP Watertown Retail LLC, a Delaware limited liability company, in its capacity as Managing Member of ARSENAL YARDS HOLDING LLC, whose name is signed on the preceding document, and such person acknowledged to me that he signed such document voluntarily for its stated purpose. The identity of such person was proved to me through satisfactory evidence of identification, which was [__] photographic identification with signature issued by a federal or state governmental agency, [__] oath or affirmation of a credible witness, or [__] personal knowledge of the undersigned.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

County of _____________, ss

On this ___ day of _______________, 2019, before me, the undersigned Notary Public, personally appeared ________________________, in his/her capacity as ___________________________ of Kymera Therapeutics, Inc., a Delaware corporation, whose name is signed on the preceding document, and such person acknowledged to me that he/she signed such document voluntarily for its stated purpose. The identity of such person was proved to me through satisfactory evidence of identification, which was [__] photographic identification with signature issued by a federal or state governmental agency, [__] oath or affirmation of a credible witness, or [__] personal knowledge of the undersigned.

Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND